PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 15, 1998)

                                  $107,500,000
                                 (APPROXIMATE)
                     ADVANTA HOME EQUITY LOAN TRUST 1998-B
           ADVANTA HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 1998-B
              $67,500,000 CLASS A-1 NOTES, VARIABLE INTEREST RATE
                $40,000,000 CLASS A-2 NOTES, 6.55% INTEREST RATE


[ADVANTA LOGO]                                                          [ADVANTA LOGO]
       ADVANTA MORTGAGE CONDUIT SERVICES, INC.                          ADVANTA MORTGAGE CORP. USA
                        SPONSOR                                                              MASTER SERVICER

    The Advanta Home Equity Loan Asset Backed Notes, Series 1998-B, Class A-1 (the "Class A-1 Notes") and Class A-2 (the "Class A-2 Notes," and together with the Class A-1 Notes, the "Class A Notes" or the "Notes") will be issued by the Advanta Home Equity Loan Trust 1998-B (the "Trust" or the "Issuer") to be formed pursuant to a Trust Agreement (the "Trust Agreement"), dated as of September 1, 1998 between Advanta Mortgage Conduit Services, Inc., in its capacity as the Sponsor (the "Sponsor") of the Trust and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee").

    The Class A Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of September 1, 1998 between the Trust and Bankers Trust Company of California, N.A., as Indenture Trustee (the "Indenture Trustee"). The property of the Trust will primarily consist of (i) a pool (the "HELOC Pool") of adjustable rate home equity revolving credit line loans (the "HELOC Mortgage Loans") secured by first or junior mortgages or deeds of trust on residential properties and (ii) a pool (the "HLTV Pool") of fixed-rate closed-end high-loan-to-value junior mortgage loans (the "HLTV Mortgage Loans") secured by junior mortgages or deeds of trust on residential properties, with combined loan-to-value ratios in excess of 100%. The Class A-1 Notes will relate to the HELOC Mortgage Loans and the Class A-2 Notes will relate to the HLTV Mortgage Loans.

    Distributions of principal and interest on the Class A Notes will be made on the twenty-fifth day of each month or, if such day is not a Business Day, then on the next succeeding Business Day (each such date, a "Payment Date"), commencing on October 26, 1998. On each Payment Date, the holders of the Class A Notes (the "Holders") will be entitled to receive, from and to the extent of available funds therefor, payments of interest, calculated as set forth herein, and from and to the extent of available funds therefor, payments of principal, calculated as set forth herein, and payment of the outstanding principal balance thereof on the respective final scheduled distribution dates. The Class A Notes are not guaranteed by the Originators, the Sponsor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates. Certain distributions on the Class A Notes, however, will be unconditionally and irrevocably guaranteed as to their payment on each Payment Date pursuant to the terms of two note guarantee insurance policies (the "Policies") to be issued by

                                  (MBIA LOGO)
                         ------------------------------

               FOR A DISCUSSION OF CERTAIN RISK FACTORS REGARDING
           AN INVESTMENT IN THE CLASS A NOTES, SEE "RISK FACTORS" ON
               PAGE S-14 HEREIN AND ON PAGE 14 IN THE PROSPECTUS.
                         ------------------------------

     THE CLASS A NOTES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE ORIGINATORS, THE SPONSOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER
  TRUSTEE OR ANY AFFILIATE THEREOF. NEITHER THE CLASS A NOTES NOR THE MORTGAGE
          LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

    The Class A Notes will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at the time of the related sale. Proceeds to the Sponsor are anticipated to be approximately $107,408,135 from the sale of the Notes before deducting expenses payable by the Sponsor estimated to be $400,000. The Underwriter has agreed to reimburse the Sponsor with respect to certain of such expenses.
                         ------------------------------

    The Class A Notes are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Class A notes will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC"), CEDEL S.A. ("CEDEL") and the Euroclear System ("Euroclear") on or about September 30, 1998 (the "Closing Date"). The Class A Notes will be offered in Europe and in the United States of America.
                         ------------------------------
                            BEAR, STEARNS & CO. INC.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 25, 1998

      There is currently no secondary market for the Class A Notes. The Underwriter intends to make a secondary market in the Class A Notes, but has no obligation to do so. There can be no assurance that such a market will develop or if one does develop that it will continue until the Class A Notes are paid in full.

      The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Class A Notes offered hereby, prospective investors should carefully consider the information contained in the Prospectus Supplement and the Prospectus.

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE NOTES AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

      UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                              AVAILABLE INFORMATION

      The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Class A Notes offered pursuant to the Prospectus dated September 15, 1998 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, 13th Floor, New York, New York 10048 and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                             REPORTS TO THE HOLDERS

      So long as the Class A Notes are in book-entry form, monthly and annual reports concerning the Class A Notes and the Trust will be sent by the Indenture Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Class A Notes pursuant to the Indenture. DTC will supply such reports to Holders in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Form of Securities" and " -- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust will provide financial information to the Holders which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Sponsor has determined that the financial statements of no entity other than the Insurer are material to the offering made hereby. The Trust will be formed to hold the Mortgage Loans and certain other property, and to issue the Class A Notes. The Trust will have no assets or obligations prior to issuance of the Class A Notes and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                                     SUMMARY

      The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Index of Principal Definitions in the Prospectus for the definitions of certain capitalized terms.

THE TRUST.....................     The Trust will be a business trust
                                   established under the laws of the State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement and the Indenture. The Trust will issue the Class A-1 Notes in the original principal amount of $67,500,000 and the Class A-2 Notes in the original principal amount of $40,000,000. The Trust will also issue certain certificates which represent the ownership interest in the Trust Property (the
                                   "Certificates"). The Certificates are not offered hereby but will initially be retained by the Affiliated Originators or their affiliates. The Class A Notes will be issued pursuant to the Indenture.

TRUST PROPERTY ...............     The property of the Trust (the "Trust
                                   Property") will primarily consist of two pools (each, a "Pool") of mortgage loans. One pool (the "HELOC Pool") will consist solely of adjustable rate home equity revolving credit line loans (the "HELOC Mortgage
                                   Loans") secured by first or junior mortgages or deeds of trust on residential property made under certain home equity revolving credit line loan agreements and related promissory notes (the "Credit Line
                                   Agreements") and will relate to the Class A-1
                                   Notes. The second pool (the "HLTV Pool") will consist solely of fixed-rate closed-end high-loan-to-value junior mortgage loans (the
                                   "HLTV Mortgage Loans", together with the HELOC Mortgage Loans, the "Mortgage Loans") secured by junior mortgages or deeds of trust on residential property (together with such properties securing the HELOC Mortgage Loans, the "Mortgaged Properties") and will relate to the Class A-2 Notes.

                                   Additional property of the Trust will consist of the collections in respect of the Mortgage Loans received after the Cut-Off Date (excluding payments of interest due prior to the Cut-Off Date); property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure; rights of the Sponsor under hazard insurance policies covering certain Mortgaged Properties; the Policies; amounts on deposit in the Principal and Interest Account, the Note Account and the Reserve Account (excluding investment earnings thereon); certain rights of the Sponsor under the Purchase Agreement; the rights of the Issuer under the Sale and Servicing Agreement; and certain other property, as described more fully herein.

SECURITIES OFFERED............     The Class A-1 Notes and Class A-2 Notes will
                                   be issued pursuant to the Indenture and will represent debt obligations issued by the Trust. Each Class A Note represents the right of the related Holder to receive payments of interest at the interest rate described below with respect to such class (the related
                                   "Class A Interest Rate"), payable monthly, and payments of principal at such times and to the extent provided below. Each Class of Notes will be issued in an original principal amount (the "Original Class A Principal
                                   Balance" with respect to such Class) equal to
                                   (x) for Class A-1, 98% of the HELOC Cut-Off
                                   Date Pool Balance of the HELOC Pool and (y) for Class A-2, 95.25% of the HLTV Cut-Off
                                   Date Pool Balance.

                                   The outstanding principal amount of each Class of Notes (the related "Class A-1 Principal Balance" or the "Class A-2 Principal Balance", together, the "Class A Note Principal Balance" and each, a "Note Principal Balance") on any date is equal to the Original Class A Principal Balance thereof, minus the aggregate of amounts theretofore actually distributed as principal to the Holders of the Notes of such class. See "Description of the Class A Notes" herein.

ORIGINATORS...................     The Mortgage Loans to be acquired by the
                                   Trust will be acquired by the Sponsor from Advanta National Bank, a national banking association, and Advanta Finance Corp., a Nevada corporation (the "Affiliated
                                   Originators"), or from one or more third parties, (together with the Affiliated
                                   Originators, the "Originators"). See
                                   "Mortgage Loan Program" in the Prospectus.

SPONSOR ......................     Advanta Mortgage Conduit Services, Inc., a
                                   Delaware corporation (the "Sponsor").

MASTER SERVICER ..............     Advanta Mortgage Corp. USA, a Delaware
                                   corporation (the "Master Servicer").

INDENTURE TRUSTEE ............     Bankers Trust Company of California, N.A., a
                                   national banking association (the "Indenture
                                   Trustee").

OWNER TRUSTEE ................     Wilmington Trust Company, a Delaware banking
                                   corporation, acting not in its individual capacity but solely as trustee under the Trust Agreement (the "Owner Trustee").

THE INSURER ..................     MBIA Insurance Corporation, a New York stock
                                   insurance company (the "Insurer").

CUT-OFF DATE .................     The opening of business on September 1, 1998.

CLOSING DATE .................     On or about September 30, 1998.

SALE OF MORTGAGE LOANS .......     The Sponsor has previously purchased, or
                                   will, on or before the Closing Date,
                                   purchase, the Mortgage Loans from the
                                   Originators pursuant to one or more purchase agreements (together, the "Purchase
                                   Agreements") between the Sponsor and the respective Originator. The Sponsor will then transfer the Mortgage Loans to Advanta
                                   Holding Trust 1 and Advanta Holding Trust 1 will transfer the Mortgage Loans to the Trust pursuant to the Sale and Servicing Agreement
                                   (the "Sale and Servicing Agreement") dated as of September 1, 1998 among the Sponsor, the Master Servicer, the Issuer and the Indenture
                                   Trustee.

THE MORTGAGE LOANS ...........     The statistical information presented in this
                                   Prospectus Supplement concerning the pools of Mortgage Loans is as of the Cut-Off Date, and reflects all Mortgage Loans which were identified on or prior to the Cut-Off Date for inclusion in the pools. The aggregate
                                   Principal Balance as of the Cut-Off Date for such loans in the HELOC Pool (such loans, the "HELOC Statistic Calculation Pool") is
                                   $58,128,809.86. The aggregate Principal
                                   Balance as of the Cut-Off Date for such loans in the HLTV Pool (such loans, the "HLTV
                                   Statistic Calculation Pool", together with the HELOC Statistic Calculation Pool the
                                   "Statistic Calculation Pools") is
                                   $35,705,951.76. The Sponsor expects that the actual pools as of the Closing Date will represent approximately $68,877,601 in HELOC
                                   Mortgage Loans and

                                   $41,994,770 in HLTV Mortgage Loans. The
                                   additional Mortgage Loans reflected as of the Closing Date will represent Mortgage Loans acquired or to be acquired by the Sponsor after the Cut-Off Date and prior to the Closing Date.

                                   In addition, with respect to the Statistic
                                   Calculation Pools as to which statistical information is presented herein, some amortization of the Mortgage Loans in such pools will occur prior to the Closing Date. Certain loans included in the Statistic Calculation Pools may prepay in full, or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of such characteristics as of the Closing Date in the Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics in the Statistical Calculation Pools as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date, (i.e., approximately $68,877,601 with respect to the HELOC Pool and $41,994,770 with respect to the HLTV Pool) the Sponsor will reduce the size of the offering; the Sponsor does not expect that the original principal amount of any Class will increase or decrease by more than 5% as a result of such non-delivery.

                                   Unless otherwise noted, all statistical
                                   percentages in this Prospectus Supplement are measured by the aggregate Principal Balance of the Mortgage Loans in the related Statistic Calculation Pool.

                                   The actual aggregate Principal Balances
                                   (calculated as of the Cut-Off Date or, if later, the date of origination) of the HELOC Loans included in the final HELOC Pool as of the Closing Date is the "HELOC Cut-Off Date Pool Balance." The actual aggregate Principal Balances (calculated as of the Cut-Off Date or, if later, the date of origination) of the HLTV Loans included in the final HLTV Pool as of the Closing Date is the "HLTV Cut-Off Date Pool Balance."

                                   THE HELOC POOL. The HELOC Statistic
                                   Calculation Pool consists of 1,950 Mortgage
                                   Loans, which are secured by either a first or a junior mortgage on Mortgaged Properties located in 31 states, and have an aggregate Principal Balance as of the Cut-Off Date of $58,128,809.86. The HELOC Mortgage Loans have Draw Periods during which the related mortgagors can borrow additional amounts thereunder. See "Description of the Mortgage Loans -- HELOC Mortgage Loans" herein for more statistical information relating to the HELOC Pool.

                                   THE HLTV POOL. The HLTV Statistic Calculation Pool consists of 975 Mortgage Loans, which are secured by a junior mortgage on Mortgaged Properties located in 37 states, and have an aggregate Principal Balance as of the Cut-Off Date of $35,705,951.76. See "Description of the Mortgage Loans -- HLTV Mortgage Loans" herein for more information relating to the pool of HLTV Mortgage Loans.

PAYMENTS OF INTEREST AND
PRINCIPAL......................... INTEREST. Interest on the Class A Notes of
                                   each class will be payable monthly on the twenty-fifth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a "Payment Date"), commencing on October 26, 1998, at the related Class A Interest Rate for the related Interest Accrual Period.

                                   The "Class A-1 Interest Rate" for an Interest Accrual Period will be equal to the lesser of:

                                   (i)  (x) with respect to any Payment Date
                                        which occurs on or prior to the Optional
                                        Redemption Date (as defined herein), the sum of (a) the London interbank offered rate for one-month Eurodollar deposits appearing on the Telerate Screen Page 3750 ("LIBOR"), as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Accrual Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Accrual Period) and (b) 0.28% and (y) for any Payment Date thereafter, the sum of (a) LIBOR and (b) 0.56% (the rate described in this clause (i), the "Class A-1 Formula Rate") and

                                   (ii) (x) the fraction, expressed as an annual
                                        percentage rate, equal to twelve times
                                        the interest due on the HELOC Mortgage
                                        Loans during the prior Remittance
                                        Period, minus the amount of Prepayment
                                        Interest Shortfalls and Relief Act
                                        Shortfalls for the related Remittance
                                        Period (net of the related Servicing
                                        Fee, the fee payable to the Indenture
                                        Trustee (the "Indenture Trustee's Fee"), the fee payable to the Owner Trustee (the "Owner Trustee's Fee") and the premium payable to the Insurer with respect to the related Policy (the "Premium Amount" for the Class A-1 Notes)) divided by the HELOC Pool Balance as of the opening of such prior Remittance Period, less (y) commencing on the seventh Payment Date, 0.50% (the rate described in this clause (ii), the "Class A-1 Net Funds Cap Rate").

                                   In the event that, on any Payment Date, the Class A-1 Net Funds Cap Rate is less than the Class A-1 Formula Rate (i.e., the Class A-1 Interest Rate equals the Class A-1 Net Funds Cap Rate), the excess of the amount of interest due based on the Class A-1 Formula Rate, over the interest due based on the Class A-1 Net Funds Cap Rate, together with interest thereon at the then-applicable Class A-1 Formula Rate, will be carried-forward (the "Class A-1 Net Funds Cap Carry-Forward Amount"), and be due on future Payment Dates and payable in full on or before the Class A-1 Final Scheduled Payment Date in accordance with the priorities set forth under "Description of the Class A Notes Flow of Funds." The Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-1 Notes address the likelihood of payment of, any Class A-1 Net Funds Cap Carry-Forward Amount.

                                   The "Class A-2 Interest Rate" for an Interest Accrual Period will be equal to:

                                        (x) 6.55% per annum with respect to any
                                        Payment Date which occurs on or prior to the Optional Redemption Date, and (y) 7.05% per annum for any Payment Date thereafter,

                                   "Interest Accrual Period" means, with respect to the Class A-1 Notes and a Payment Date, the period commencing on the prior Payment Date (or on the Closing Date in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date, and with respect to the Class A-2 Notes, the calendar month immediately preceding such Payment Date. Interest will accrue on the Class A-1

                                   Notes for an Interest Accrual Period on the basis of the actual number of days in the Interest Accrual Period and a 360-day year; interest will accrue on the Class A-2 Notes for an Interest Accrual Period on the basis of a 30-day month and a 360-day year.

                                   PRINCIPAL. On each Payment Date, the Class
                                   A-1 Noteholders are entitled to receive, to the extent of funds available therefor, payments in respect of principal in an amount equal to the sum of (i) the Class A-1 Scheduled Principal Distribution Amount and
                                   (ii) the Class A-1 Accelerated Principal
                                   Payment; on each Payment Date, the Class A-2
                                   Noteholders are entitled to receive, to the extent of funds available therefor, payments in respect of principal in an amount equal to the sum of (i) the Class A-2 Scheduled Principal Distribution Amount and (ii) the Class A-2 Accelerated Principal Payment. See "Description of the Class A Notes -- Distributions on the Class A Notes."

                                   In addition, on the Payment Date in October
                                   2022 (the "Class A-1 Final Scheduled Payment
                                   Date"), the Holders of the Class A-1 Notes will be entitled to receive a payment of principal in an amount equal to the then outstanding Class A-1 Principal Balance. Similarly, on the Payment Date in October 2024 ( the "Class A-2 Final Scheduled Payment Date") the Holders of the Class A-2 Notes will be entitled to receive a payment of principal in an amount equal to the then outstanding Class A-2 Principal Balance.

                                   As a result of the revolving nature of the HELOC Mortgage Loans, the term of the Class A-1 Notes has been divided into two periods, the Class A-1 Managed Amortization Period and the Class A-1 Rapid Amortization Period. The "Class A-1 Managed Amortization Period" is the period commencing on October 26, 1998 (i.e., the initial Payment Date), and ending on the earlier to occur of (x) the October 2001 Payment Date and (y) the Payment Date which immediately precedes the occurrence of a Class A-1 Rapid Amortization Event. The "Class A-1 Rapid Amortization Period" is the period which immediately follows the end of the Class A-1 Managed Amortization Period.

                                   On any Payment Date during the Class A-1
                                   Managed Amortization Period, the Class A-1
                                   Scheduled Principal Distribution Amount shall equal the excess (but in no event less than zero) of (x) the lesser of (i) the Class A-1 Maximum Principal Payment and (ii) the Class A-1 Net Principal Collections over (y) the Class A-1 Overcollateralization Reduction Amount, if any, with respect to such Payment Date. With respect to any Payment Date, the "Class A-1 Maximum Principal Payment" will equal 98% (the "Class A-1 Fixed Allocation Percentage") of the Class A-1 Principal Collections relating to such Payment Date. With respect to any Payment Date, the "Class A-1 Net Principal Collections" is the excess of (x) Class A-1 Principal Collections over
                                   (y) the aggregate principal amount of all Additional HELOC Balances arising during the related Remittance Period; provided that, in no event will Class A-1 Net Principal Collections be less than zero with respect to any Payment Date. The aggregate distributions of principal to the Holders of the Class A-1 Notes will not exceed the Original Class A-1 Principal Balance.

                                   On any Payment Date during the Class A-1
                                   Rapid Amortization Period, the "Class A-1
                                   Scheduled Principal Distribution Amount" shall equal the excess of (x) the Class A-1 Maximum Principal Payment over (y) the Class A-1 Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

                                   On each Payment Date, the Class A-2
                                   Noteholders will be entitled to payments of the Class A-2 Scheduled Principal Distribution Amount in reduction of the Class A-2 Note Balance. The "Class A-2 Scheduled Principal Distribution Amount" with respect to any Payment Date will consist of the excess of (i) the sum of Class A-2 Principal Collections plus the outstanding Principal Balances of all HLTV Loans which become Charged-Off HLTV Loans during the prior Remittance Period over (ii) the Class A-2 Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

                                   A "Charged-Off HLTV Loan" is a HLTV Mortgage
                                   Loan which is more than 180 days delinquent
                                   (irrespective of grace periods) or which has become a Liquidated Mortgage Loan.

                                   Each Class of Notes will receive Accelerated
                                   Principal Payments, which will amortize the related Note Principal Balance more rapidly than the Mortgage Loans in the related Pool, resulting in overcollateralization.

OVERCOLLATERALIZATION AND
CROSSCOLLATERALIZATION........     The "Overcollateralization Amount" with
                                   respect to each Class of Notes is equal to the amount, if any, by which the aggregate
                                   Principal Balance of the Mortgage Loans in the related Pool (the "Pool Balance" with respect to such Pool) exceeds the Note
                                   Principal Balance for the related Class of Notes. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization
                                   Amount with respect to each Class of Notes be maintained at a certain specified level, the "Specified Overcollateralization Amount" with respect to such class.

                                   The Overcollateralization Amount for each class of Notes as of the Closing Date will be less than the related initial Specified Overcollateralization Amount, thus requiring an increase in such Overcollateralization Amount on future Payment Dates until such Overcollateralization Amount equals the Specified Overcollateralization Amount.

                                   Since the Overcollateralization Amount for a Class of Notes is equal to the difference between the related Pool Balance and the Note Principal Balance of the related Notes, such Overcollateralization Amount may be increased to the Specified Overcollateralization Amount by accelerating the amortization of such Note Principal Balance with Accelerated Principal Payments.

                                   The Indenture permits Excess Cashflow not needed by one Class to be applied to the funding of certain deficiencies with respect to the other Class, i.e., a crosscollateralization feature. See
                                   "Description of the Class A Notes -- Flow of
                                   Funds."

COLLECTIONS...................     All collections on the Mortgage Loans will
                                   generally be allocated in accordance with the related Credit Line Agreements or Mortgage
                                   Notes, as applicable, (the "Underlying
                                   Mortgage Notes") between amounts collected in respect of interest and amounts collected in respect of principal.

                                   As to any Payment Date, the "Interest
                                   Collections" with respect to a Pool will be equal to the amounts collected in respect of interest on the Mortgage Loans in such Pool during the related Remittance Period, including the portion of Net Liquidation Proceeds (as defined below) allocated to interest pursuant to the terms of the related Underlying Mortgage Notes less the related Servicing Fee for the related Remittance Period, together with certain investment earnings.

                                   As to any Payment Date, the "Principal
                                   Collections" with respect to a Pool will be equal to the amounts collected in respect of principal on the Mortgage Loans in such Pool during the related Remittance Period, including the portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the related Underlying Mortgage Notes.

                                   "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the related Policy) received in connection with the liquidation of such Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, but exclusive of the proceeds of deficiency judgments not yet received, reduced by related reasonable out-of-pocket expenses and advances, but not including the portion, if any, of such amount that exceeds the sum of
                                   (i) the Principal Balance of such Mortgage
                                   Loan and (ii) any accrued and unpaid interest thereon to the end of the Remittance Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

                                   The Master Servicer will deposit Interest
                                   Collections and Principal Collections in respect of the Mortgage Loans in an account (the "Principal and Interest Account") established for such purpose under the Sale and Servicing Agreement.

REMITTANCE PERIOD.............     As to any Payment Date, the related
                                   "Remittance Period" is the calendar month preceding the month of such Payment Date.

THE INSURER AND THE POLICIES .     On the Closing Date, the Insurer will issue
                                   two Policies to the Indenture Trustee for the benefit of the Holders of the related Class of Notes.

                                   Each Policy will irrevocably and
                                   unconditionally guarantee payment on each
                                   Payment Date to the Indenture Trustee, for the benefit of the Holders of the related Class of Notes, of the full and complete payment of (i) the Overcollateralization Deficit, if any, with respect to such Class of Notes on any Payment Date, (ii) accrued and unpaid interest due on the related Class of Notes calculated at the related Class A Interest Rate, (iii) any outstanding principal on the Class A-1 Notes on the Payment Date in October 2022 (the "Class A-1 Final Scheduled Payment Date"), and (iv) any Preference Amounts as defined in the Policies (together, the "Insured Payment" with respect to the related Class of Notes), with such Insured Payment having been calculated in accordance with the original terms of the Notes or the Indenture except for amendments or modifications to which the Insurer has given its prior written consent. The Policies will not cover any Net Funds Cap Carry-Forward Amount, Prepayment Interest Shortfalls or Relief Act Shortfalls, nor do the Policies guarantee to the Holders of the Notes any particular rate of principal payment. The effect of the Policies is to guarantee the timely payment of interest on, and any Overcollateralization Deficit with respect to, the related Class of Notes.

                                   In addition, the Policy with respect to the Class A-1 Notes will guarantee payment of the outstanding Class A-1 Principal Balance of the Class A-1 Notes on the Class A-1 Final Scheduled Payment Date. The Policy relating to the Class A-2 Notes does not specifically allow for a drawing thereunder to pay the Class A-2 Principal Balance on the Class A-2 Final Scheduled Payment Date, although such Policy does provide for the ultimate payment of such principal through the operation of the "Class A-2 Overcollateralization Deficit."

                                   The "Overcollateralization Deficit" with respect to a Class of Notes for any Payment Date shall be the amount by which (i) the Note Principal Balance of such Class (after giving effect to all other amounts distributable and allocable to principal on such Class on such Payment Date) exceeds (ii) the Pool Balance for the related Pool as of the end of the related Remittance Period with respect to such Payment Date.

                                   "Prepayment Interest Shortfalls" are
                                   shortfalls in interest collections that
                                   result from the timing of prepayments.

                                   "Relief Act Shortfalls" are interest
                                   shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

DENOMINATIONS.................     The Class A Notes will be offered for
                                   purchase in denominations of $1,000 and
                                   multiples of $1 in excess thereof.

REGISTRATION OF
CLASS A NOTES.................     The Class A Notes will initially be issued in
                                   book-entry form ("Book-Entry Securities").
                                   Persons acquiring interests in the Class A
                                   Notes may elect to hold their Class A Notes interests through the DTC in the United
                                   States, or CEDEL or Euroclear, in Europe.
                                   Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A
                                   Notes are Book-Entry Securities, such Class A
                                   Notes will be evidenced by one or more Class
                                   A Notes registered in the name of Cede & Co.
                                   ("Cede"), as the nominee of DTC or one of the relevant depositaries (collectively, the
                                   "European Depositaries"). Cross-market
                                   transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A.
                                   or Morgan Guaranty Trust Company of New York, the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Class A
                                   Notes will initially be registered in the name of Cede. The interests of the Holders will be represented by book entries on the records of DTC and participating members thereof. No Holder will be entitled to receive a definitive certificate (a "Physical
                                   Note") representing such person's interest, except in the event that Physical Notes are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class A Notes reflect the rights of Holders only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Notes are held by DTC. See "Risk
                                   Factors -- Book-Entry Securities,"
                                   "Description of the Class A Notes --
                                   Distributions on the Class A Notes" and
                                   "Annex I" hereto.

SERVICING ....................     The Master Servicer will be responsible for
                                   servicing, managing and making collections on the Mortgage Loans. The Master Servicer will deposit all collections in respect of the Mortgage Loans into the Principal and Interest Account as described herein. On the 18th day, or, if such day is not a Business
                                   Day, the next preceding Business Day, of each month (the "Remittance Date"), the Master
                                   Servicer will remit the Interest Collections and Principal Collections, in each case with respect to each Pool to the Indenture Trustee for deposit into the Note Account. See
                                   "Description of the Class A Notes --
                                   Distributions on the Class A Notes" herein.
                                   With respect to each Remittance Period, the Master Servicer will receive a monthly servicing fee (the "Servicing Fee"), which will be based on 0.50% per annum on the aggregate Principal Balances of the HELOC
                                   Mortgage Loans, and 0.75% per annum on the aggregate Principal Balances of the HLTV
                                   Mortgage Loans, in each case, as of the first day of such Remittance Period. See "Certain
                                   Provisions of the Indenture and the Sale and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Indenture Trustee or a third-party
                                   Master Servicer acceptable to the Insurer will be appointed as a successor Master
                                   Servicer. See "Certain Provisions of the
                                   Indenture and the Sale and Servicing
                                   Agreement -- Certain Matters Regarding the
                                   Master Servicer" herein.

SERVICING ADVANCES ...........     The Master Servicer will be required to pay
                                   all "out of pocket" costs and expenses
                                   incurred in the performance of its servicing obligations, including, but not limited to,
                                   (i) expenditures in connection with a
                                   foreclosed Mortgage Loan prior to the
                                   liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation ("Preservation Expenses"),
                                   (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and
                                   (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related
                                   Mortgage Loan including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep senior liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would not be recoverable. Such costs and expenses will constitute "Servicing Advances." The Master
                                   Servicer may recover a Servicing Advance from the Trust as provided under the Servicing
                                   Agreement. In the event of a delinquency or default on a Mortgage Loan, neither the Master Servicer nor any subservicer will have any obligation to advance scheduled monthly payments of principal and interest with respect to such Mortgage Loan. Neither the Master Servicer nor any subservicer will have an obligation to fund any Prepayment Interest
                                   Shortfall with respect to any Mortgage Loan.
                                   See "Sale and Certain Provisions of the
                                   Indenture and the Sale and Servicing
                                   Agreement."

OPTIONAL REDEMPTION ..........     The Class A-1 Notes will be subject to
                                   optional redemption after the Class A-1
                                   Principal Balance is reduced to an amount less than or equal to 10% of the Original
                                   Class A-1 Principal Balance. The Class A-2
                                   Notes will be subject to optional redemption on any Payment Date after the HLTV Pool Balance is reduced to an amount less than or equal to 10% of the HLTV Cut-Off
                                   Date Pool Balance; such optional redemption may occur on the second Payment Date after which the Class A-2 Principal Balance has been reduced below such level, or on any Payment Date thereafter. The date of such an optional redemption with respect to a Class is referred to as the "Optional Redemption
                                   Date" with respect to such Class. Such
                                   redemption will only occur if the Trust
                                   Property with respect to the related Class is sold on behalf of the Trust for a price at least equal to equal to the sum of the outstanding Principal Balance of the related
                                   Class of Class A Notes and accrued and unpaid interest thereon at the related Class A
                                   Interest Rate through the day preceding the final Payment Date, plus all amounts due and owing to the Insurer and unreimbursed draws on the related Policy, together with interest thereon ("Reimbursement Amounts"). If the
                                   Sponsor fails to exercise such option, the Insurer shall be entitled to do so. See "The
                                   Pooling and Servicing Agreement --
                                   Redemption; Retirement of Securities" in the Prospectus.

MANDATORY RETRANSFER OF
CERTAIN MORTGAGE LOANS........     The Sponsor will make certain representations
                                   and warranties in the Sale and Servicing
                                   Agreement with respect to the Mortgage Loans.
                                   If the Sponsor breaches certain of its
                                   representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the Holders of the related Class
                                   A Notes or the Insurer and such breach is not cured within the specified period, the Sponsor will repurchase the Mortgage Loan upon the expiration of a specified period from the date on which the Sponsor becomes aware or receives notice of such breach, and upon such repurchase the Mortgage Loan will be removed from the Trust. See "Description of the Related Securities -- Assignment of
                                   Mortgage Loans" in the Prospectus.

FEDERAL TAX
CONSIDERATIONS................     Subject to the qualifications set forth in
                                   "Certain Federal Income Tax Consequences" herein, Dewey Ballantine LLP, special tax counsel to the Sponsor is of the opinion that, for federal income tax purposes, the Class A Notes will be characterized as debt, and the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool. See "Certain Federal Income
                                   Tax Consequences" herein and in the
                                   Prospectus for additional information
                                   concerning the application of federal income tax laws.

ERISA CONSIDERATIONS .........     Subject to the conditions and considerations
                                   discussed under "ERISA Considerations," the
                                   Class A Notes may be purchased by pension, profit-sharing or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"). See "ERISA Considerations" herein and in the Prospectus.

LEGAL INVESTMENT
CONSIDERATIONS................     The Class A Notes will not constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgage Loans are secured by first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Class A Notes. See "Legal
                                   Investment Considerations" herein and "Legal
                                   Investment Matters" in the Prospectus.

NOTE RATING ..................     It is a condition to the issuance of each
                                   Class of the Class A Notes of that they be rated "AAA" by Standard & Poor's Ratings
                                   Group, a division of The McGraw-Hill
                                   Companies, Inc. ("Standard & Poor's") and
                                   "Aaa" by Moody's Investors Service, Inc.
                                   ("Moody's" and, together with Standard &
                                   Poor's, the "Rating Agencies" or each, a "Rating Agency"). In general, ratings address credit risk and do not address the likelihood of prepayments or the likelihood of the payment of any Class A-1 Net Funds Cap
                                   Carry-Forward Amount. See "Ratings" herein and "Risk Factors -- Security Rating" in the
                                   Prospectus.

                                  RISK FACTORS

EFFECT OF MORTGAGE LOAN YIELD ON CLASS A-1 INTEREST RATE

      The Class A-1 Formula Rate is based upon the value of an index (i.e., LIBOR) which may be different from the value of the index (i.e., Prime) applicable to the HELOC Mortgage Loans (either as a result of the use of a different index, rate determination date, rate adjustment date or rate cap or floor) and the Class A-1 Interest Rate is subject to the Class A-1 Net Funds Cap Rate. See "Payments of Interest and Principal - Interest" in the Summary. In addition, LIBOR and Prime may respond to different economic and market factors, and there is no necessary correspondence between them. Thus, it is possible, for example, that LIBOR may rise during a period in which Prime is stable or falling or that, even if both LIBOR and Prime rise during the same period, LIBOR may rise much more rapidly than Prime. Such disintermediation may result in the amount of interest accrued on the HELOC Mortgage Loans during any calendar month being less than the amount of interest payable to the Holders of the Class A-1 Notes with respect to the related Interest Accrual Period calculated pursuant to the Class A-1 Net Funds Cap Rate, through the limitation imposed by the Class A-1 Net Funds Cap Rate.

PREPAYMENT CONSIDERATIONS

      CLASS A-1 NOTES. All of the HELOC Mortgage Loans may be prepaid in full or in part at any time. However, HELOC Mortgage Loans secured by Mortgaged Properties in certain jurisdictions may be subject to account termination fees to the extent permitted by law (the "Termination Fees"). In general, such Termination Fees do not exceed $500 and do not apply to accounts terminated subsequent to a date designated in the related Credit Line Agreement which, depending on the jurisdiction may be during the Draw Period. Any such Termination Fees shall be retained by the Master Servicer. The prepayment experience with respect to the HELOC Mortgage Loans will affect the weighted average life of the Class A-1 Notes.

      Home equity revolving credit line loans, such as the HELOC Mortgage Loans, have been originated in significant volume only during the past few years and neither the Sponsor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity revolving credit line loans are not viewed by borrowers as permanent financing. Accordingly, the HELOC Mortgage Loans may experience a higher rate of prepayment than traditional "purchase-money" first-lien mortgage loans. The HELOC Pool's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

      In addition, substantially all of the HELOC Mortgage Loans contain "due-on-sale" provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with accepted servicing practices and the terms of the Sale and Servicing Agreement, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Class A Notes" and "Maturity and Prepayment Considerations" herein and "Risk Factors -- Yield and Prepayment Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

      CLASS A-2 NOTES. Approximately 60.15% of the HLTV Mortgage Loans are subject to certain prepayment fees or penalties if they are prepaid by the related Mortgagors. The remaining HLTV Mortgage Loans, moreover, may be prepaid in whole or in part at any time without payment of any prepayment fee or penalty. Any such prepayment fees or penalties will be retained by the Master Servicer. In addition, a substantial portion of the HLTV Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Master Servicer, will result in prepayment of such HLTV Mortgage Loans. With respect to the HLTV Mortgage Loans, however, the Master Servicer may in certain instances not enforce such a "due on sale" clause, and permit the related Mortgagor to secure the related Underlying Mortgage Note with another property, or may permit the Underlying Mortgage Note to be unsecured for a period of time, which may be the remaining term of the HLTV Mortgage Loan. This response to the "due on sale" provision results from the fact that the "high loan-to-value" lending program looks primarily to the related Mortgagor's personal credit history and assessed propensity to pay his debts, and only secondarily to the related collateral value. Certain of the Mortgage Loans include provisions that specifically allow the related borrower to transfer the Mortgage Loan to another Mortgaged Property or allow the release of the lien on such Mortgaged Property leaving the related Mortgaged Loan unsecured (such Mortgage Loans, "Unsecured Loans"). A default by a borrower on an Unsecured Loan or the application of Federal bankruptcy laws and State debtor relief laws with respect to an Unsecured Loan could result in such Unsecured Loan being written off by the Master Servicer. In the event of a default of an Unsecured Loan, the Trust, and accordingly, to the extent that amounts available from credit enhancement as described herein are inadequate, the holders of Notes will bear (i) the risk of delay in payments while a judgment against the borrower may be obtained and (ii) the risk of loss if the judgment cannot be obtained or is not realized upon. The rate of prepayments on fixed rate mortgage loans, such as the HLTV Mortgage Loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise significantly, the rate of prepayments on the HLTV Mortgage Loans is likely to decrease.

BOOK-ENTRY SECURITIES

      Issuance of the Class A Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Class A Notes since they cannot obtain Physical Notes. See "Annex I" herein.

      Since transactions in the Class A Notes can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge a Note to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Note, may be limited due to lack of a physical certificate representing the Class A Notes. See "Annex I" herein and "Description of the Securities -- Form of Securities" in the Prospectus.

      Beneficial Holders may experience some delay in their receipt of distributions of interest and principal on the Class A Notes since such distributions will be forwarded by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of Holders either directly or indirectly through indirect participants. See "Description of the Class A Notes -- Distributions on the Class A Notes" herein.

CASH FLOW CONSIDERATIONS

      Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to the related Noteholders could occur if the Insurer were unable to perform its obligations under the related Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to the related Noteholders, and thereby reduce the security for the related Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, the related Noteholders could experience a loss if the Insurer were unable to perform its obligations under the related Policy.

NOTE RATING

      The rating of the Class A Notes will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the rating initially given to the Class A Notes may result in a reduction in the rating of the Class A Notes. The rating by the Rating Agencies of the Class A Notes is not a recommendation to purchase, hold or sell the Class A Notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Class A Notes do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons or the likelihood of payment of any Net Funds Cap Carry-Forward Amount.

YEAR 2000 ISSUE

      Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. In connection with this issue (the "Year 2000 Issue"), Advanta Corp. (the "Advanta Parent"), the parent company of the Affiliated Originators and the Master Servicer, is completing the evaluation of its systems, applications and vendor lists, and is implementing project plans to modify existing computer programs or conversion to new programs, to the extent necessary to address the Year 2000 Issue. In the event that Advanta Parent's project plans are not timely or successfully completed, there can be no assurance that the Year 2000 Issue will not have a material adverse effect on the operations of the Affiliated Originators and the Master Servicer, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on the Class A Notes. Advanta Parent has also initiated communications with all of its significant outside service providers and some of its larger clients to determine the extent to which Advanta Parent is vulnerable to those third parties' failure to remediate their own Year 2000 Issue. There can be no assurance that the systems used by outside service providers, including sub-servicers providing services to the Master Servicer, or other third parties upon which the Affiliated Originators' and the Master Servicer's systems rely, will be timely converted. Further, there can be no assurance that a failure to convert by another company, or a conversion that is incompatible with the Affiliated Originators' and the Master Servicer's systems, would not have a material adverse effect on the operations of the Affiliated Originators or the Master Servicer, which may, in turn, have a material adverse effect on the Notes. In the event that the systems or programs of the Indenture Trustee are not Year 2000 compliant, there can be no assurance that there would not be a material adverse effect on the operations of the Indenture Trustee which may, in turn, have a material adverse effect on the Notes.

SPECIAL RISK FACTORS RELATING TO THE HELOC MORTGAGE LOANS

      LEGAL CONSIDERATIONS

            If a conservator, receiver or trustee were appointed for any of the Affiliated Originators, or if certain other events relating to the bankruptcy or insolvency of an Affiliated Originator were to occur, the Class A-1 Rapid Amortization Period would commence, if so declared by the Insurer, or by Holders of Class A-1 Notes representing at least 50% of the outstanding Class A-1 Principal Balance (with the consent of the Insurer, so long as there is no continuing default by the Insurer in the performance of its obligations under the related Policy). Following the declaration of a Class A-1 Rapid Amortization Event, if so directed by the Insurer (or by the Holders of Class A-1 Notes representing at least 50% of the outstanding Class A-1 Principal Balance, if the Insurer has defaulted in its obligations under the related Policy), the Indenture Trustee would attempt to sell the HELOC Mortgage Loans, thereby causing early payment of the Class A-1 Principal Balance. If no event of Servicing Termination has occurred and is continuing and if the Insurer so consents, any such sale will be "servicing retained" by the Master Servicer. The net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the Policy relating to the Class A-1 Notes and other amounts owing to the Insurer. The remaining proceeds will be applied to reduce the Class A-1 Principal Balance, together with all accrued and unpaid interest due thereon, to zero. If the Insurer has directed the sale of the HELOC Mortgage Loans, the Policy relating to the Class A-1 Notes will cover any amounts by which such remaining net proceeds are insufficient to pay the Class A-1 Principal Balance, together with all accrued and unpaid interest due thereon, in full.

            In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Indenture Trustee or the Holders from appointing a successor Master Servicer.

      MASTER SERVICER'S AND/OR ORIGINATOR'S ABILITY TO CHANGE THE TERMS OF THE HELOC MORTGAGE LOANS

            The Master Servicer and/or the related Affiliated Originator, may agree to changes in the terms of a Credit Line Agreement, provided that such changes do not adversely affect the interest of the Class A-1 Noteholders or the Insurer and are consistent with accepted servicing practices, the terms of the related Credit Line Agreement and the terms of the Sale and Servicing Agreement. There can be no assurance that changes in applicable law or the marketplace for home equity revolving credit line loans or prudent business practice will not result in changes in the terms of the HELOC Mortgage Loans.

      DELINQUENT HELOC MORTGAGE LOANS

            The Trust will include HELOC Mortgage Loans which are 59 or fewer days delinquent as of the Cut-Off Date. The aggregate Principal Balance, as of the Cut-Off Date, of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool which are between 30 days and 59 days delinquent was $61,129.06.

      HELOC MORTGAGE LOANS MAY HAVE AN INTEREST-ONLY FEATURE DURING THE DRAW PERIOD

            In general, the HELOC Mortgage Loans may be drawn upon for a period of three or five years, which period may be extended at the related Originator's sole discretion (the "Draw Period") and in accordance with the terms of Sale and Servicing Agreement. The Originator's decision to extend the Draw Period may include a review of specific credit criteria. The minimum payment due during the Draw Period will be the greater of $50.00 or the finance charges accrued on the outstanding Principal Balance of the HELOC Mortgage Loan during the related billing period. The minimum payment due during the period beginning after the Draw Period (the "Repayment Period") will be an amount necessary to amortize the balance due, plus interest and fees.

            The HELOC Mortgage Loans may have an interest-only feature during the Draw Period. As a result, scheduled principal amortization (but not necessarily principal from other sources, including prepayments) may be de minimis during the related Draw Periods such that little, if any, principal payments based on scheduled principal amortization may be paid to the Class A-1 Noteholders during such Draw Periods.

HIGH LTV HELOCS

            Certain of the HELOC Mortgage Loans may have Combined Loan-to-Value Ratios greater than 100% (such HELOC Mortgage Loans the "High LTV HELOCs"). Consequently, the special risk factors described below under "Special Risk Factors relating to the HLTV Mortgage Loans Nature of Mortgages and Adequacy of Mortgaged Properties" and "Special Risk Factors Relating to the HLTV Mortgage Loans - Relocation and Reloading of Debt" may be equally applicable to such High LTV HELOCs. In addition, the discussion set forth under "Realization on Defaulted Mortgage Loans" with respect to HLTV Loans may also be applicable to such High LTV HELOCs.

SPECIAL RISK FACTORS RELATING TO THE HLTV MORTGAGE LOANS

      NATURE OF MORTGAGES AND ADEQUACY OF MORTGAGED PROPERTIES

            As of the Cut-Off Date, the Combined Loan-to-Value Ratios of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool ranged from 64.09% to 125.00%, with 95.92% of the aggregate Principal Balance of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool consisting of HLTV Mortgage Loans having Combined Loan-to-Value Ratios in excess of 100%. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool was 117.16%. As a result of the foregoing, the Mortgaged Properties are unlikely to provide adequate security for the HLTV Mortgage Loans. In the event that any Mortgaged Property fails to provide adequate security for the related HLTV Mortgage Loan, any losses in connection with such HLTV Mortgage Loan may affect the timing of certain payments of principal to the Noteholders as described herein.

      UNDERWRITING GUIDELINES

            With respect to each of the HLTV Mortgage Loans, the assessment of the creditworthiness of the Mortgagor was the primary consideration in underwriting such loan. Depending upon the dates that the HLTV Mortgage Loans were originated or purchased by the Sponsor, such HLTV Mortgage Loans may have been underwritten pursuant to different underwriting requirements and accordingly, certain HLTV Mortgage Loans in the Pool may be of a different credit quality and have different characteristics than other HLTV Mortgage Loans. To the extent certain HLTV Mortgage Loans were originated or purchased under less stringent underwriting requirements, such HLTV Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those HLTV Mortgage Loans originated or purchased pursuant to more stringent underwriting requirements. A majority of the HLTV Mortgage Loans were originated by third parties. Prior to such acquisition such HLTV Mortgage Loans were reviewed for compliance with the Sponsor's underwriting guidelines. See "The HELOC and HLTV Lending Programs -- The HTLV Program" herein. Moreover, no assurance can be given that the creditworthiness of a Mortgagor will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such Mortgagor on the related loan.

      SERVICER'S ABILITY TO CHANGE THE TERMS OF THE HLTV MORTGAGE LOANS

            The Master Servicer may agree to changes in the terms of an HLTV Mortgage Loan, provided that such changes do not adversely affect the interest of the Holders or the Insurer and are consistent with accepted servicing practices, the terms of the related HLTV Mortgage Loan and the terms of the Sale and Servicing Agreement. There can be no assurance that changes in applicable law or the marketplace for junior mortgage loans with Combined Loan-to-Value Ratios greater than 100% or prudent business practice will not result in changes in the terms of the HLTV Mortgage Loans.

      RELOCATION AND RELOADING OF DEBT

            With respect to HLTV Mortgage Loans, there is a risk that if the related borrowers relocate, such borrowers will be unable to pay off the HLTV Mortgage Loans in full from the sale proceeds of the related Mortgage Properties and any other funds available to such borrowers, in which case the HLTV Mortgage Loans could experience higher rates of delinquencies, defaults and losses. With respect to HLTV Mortgage Loans the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrowers will not incur further consumer debt to third-party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the HLTV Mortgage Loans.

      ACQUISITIONS FROM THIRD PARTIES

            A majority of the HLTV Mortgage Loans will have been acquired by the Sponsor through purchases from a network of correspondent lenders or through a portfolio acquisition program. A substantial majority of HLTV Mortgage Loans will have been re-underwritten and reviewed for compliance with the Sponsor's underwriting guidelines. The Sponsor may have acquired certain HLTV Mortgage Loans from an originator that, at the time of origination, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs. Such HLTV Mortgage Loans may be subject to a higher incidence of delinquency or default.

REALIZATION ON DEFAULTED MORTGAGE LOANS

      A substantial majority of the HELOC Mortgage Loans, and all of the HLTV Mortgage Loans (in each case, with respect to the Statistic Calculation Pools) are secured by junior liens (with the remaining HELOC Mortgage Loans secured by first liens), and the related loans secured by senior liens are not included in the Pool. The primary risk with respect to any Mortgage Loan secured by a junior lien is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the loan(s) secured by senior lien(s) and such Mortgage Loan. In accordance with the loan servicing practices of the Master Servicer for home loans secured by junior liens, the Master Servicer may, in connection with any defaulted Mortgage Loan,
(i) pursue the foreclosure of a defaulted Mortgage Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or
(iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, the Noteholders should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any Mortgage Loan secured by a junior lien. Furthermore, with respect to a HLTV Mortgage Loan, it is unlikely that any of the foregoing methods of realizing upon a defaulted Mortgage Loan secured by a junior lien will be an economically viable alternative with respect to any HLTV Mortgage Loan having a Combined Loan-to-Value Ratio that exceeds 100% at the time of default. As a result, the Master Servicer may, in accordance with accepted servicing procedures and the terms of the Sale and Servicing Agreement, pursue alternative methods of servicing defaulted HLTV Mortgage Loans to maximize proceeds therefrom, including the modification of defaulted HLTV Mortgage Loans, which (among other things) may include the abatement of accrued interest or the reduction of a portion of the Principal Balances of such defaulted HLTV Mortgage Loans and/or taking back an unsecured note from the related Mortgagor. The costs incurred in the collection and liquidation of defaulted HLTV Mortgage Loans in relation to the smaller Principal Balances thereof are proportionately higher than first-lien single-family mortgage loans with loan-to-value ratios of less than 100%, and because substantially all of the HLTV Mortgage Loans will have Combined Loan-to-Value ratios at the time of origination that exceed 100%, losses sustained from defaulted HLTV Mortgage Loans are likely to be more severe (and could be total losses) in relation to the Principal Balances of defaulted HLTV Mortgage Loans. No assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of defaulted HLTV Mortgage Loans.

      For a discussion of additional risks pertaining to the Class A Notes, see "Risk Factors" in the Prospectus.


                             FORMATION OF THE TRUST

GENERAL

      Advanta Home Equity Loan Trust 1998-B, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to such formation, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Mortgage Loans, the other assets of the Trust and any proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

      The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

CERTAIN ACTIVITIES

      The Trust will not, except as expressly provided in the Trust Agreement and the Indenture: (i) borrow money (other than through the issuance of the Class A Notes); (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property; or (vii) repurchase or otherwise reacquire its securities.

THE OWNER TRUSTEE

      Wilmington Trust Company, the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes and the Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement, the Indenture and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

      Bankers Trust Company of California, N.A. is the Indenture Trustee under the Indenture. Bankers Trust Company of California, N.A. is a national banking association and the principal offices of which are located at 3 Park Plaza, 16th Floor, Irvine, California 92614. The Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                               THE MASTER SERVICER

GENERAL

      The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

THE SPONSOR AND THE MASTER SERVICER

      The Sponsor, Advanta Mortgage Conduit Services, Inc., is a direct subsidiary of Advanta Mortgage Corp. USA, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company with its principal executive offices located in Springhouse, Pennsylvania with assets as of June 30, 1998, in excess of $3.1 billion. Advanta Parent, through its subsidiaries (including the Master Servicer), managed assets (including mortgage loans) in excess of $10.4 billion as of June 30, 1998. See "The Sponsor and the Transferor" and "The Master Servicer" in the Prospectus.

      As of June 30, 1998, the Master Servicer and its subsidiaries were servicing approximately 91,700 mortgage loans in the Owned and Managed Servicing Portfolio, representing an aggregate outstanding principal balance of approximately $6.2 billion, and approximately 127,000 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $8.2 billion. See "The Master Servicer" in the Prospectus.

      As of June 30, 1998, the Sponsor or its affiliates have issued 38 issues of mortgage pass-through securities with an original balance of approximately $9.1 billion.

      The Master Servicer understands the implications of the Year 2000 Issue with respect to internal operations as well as external interactions with other third-party business entities. The Master Servicer is currently evaluating the impact of the Year 2000 Issue, and is implementing project plans to modify existing computer programs or conversions to new programs, to the extent necessary to address the Year 2000 Issue. The Master Servicer's review includes all systems, applications and vendor lists. See "Risk Factors -- Year 2000 Issue" herein.

      The Indenture Trustee and the Insurer may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until the Indenture Trustee or a successor Master Servicer acceptable to the Insurer (or the Indenture Trustee, if a default with respect to the Insurer has occurred and is continuing) shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "Certain Provisions of the Indenture and the Sale and Servicing Agreement -- Certain Matters Regarding the Master Servicer" herein and "The Sale and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

      The Master Servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Insurer, which consent shall not be unreasonably withheld; provided, that any assignee must meet the eligibility requirements for a successor Master Servicer set forth in the Sale and Servicing Agreement. See "Certain Provisions of the Indenture and the Sale and Servicing Agreement -- Certain Matters Regarding the Master Servicer" and "The Sale and Servicing Agreement-Removal and Resignation of the Master Servicer" in the Prospectus.

      Upon removal or resignation of the Master Servicer, the Indenture Trustee may solicit bids for a successor Master Servicer and, pending the appointment of a successor Master Servicer, the Indenture Trustee will be required to serve as Master Servicer. If the Indenture Trustee is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, the Indenture Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be acceptable to the Insurer, unless the Insurer has defaulted in which case the Indenture Trustee's decision shall control.

      The Class A Notes will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, either the Sponsor, the Master Servicer, the Indenture Trustee or any of their affiliates, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.


                       THE HELOC AND HLTV LENDING PROGRAMS

THE HELOC PROGRAM

      UNDERWRITING PROCEDURES RELATING TO HOME EQUITY REVOLVING CREDIT LINE LOANS. The following is a description of the underwriting procedures customarily employed by the Originators with respect to home equity revolving credit line loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, the value and adequacy of the real property as collateral and the characteristics of any current existing mortgages. Such factors include the quality and location of the property, the length of time the borrower has owned the property, amount of disposable income, type of employment, length of employment, credit history, current and pending debt obligations, payment habits and status of past and currently existing mortgages.

      Each applicant for a home equity revolving credit line loan is required to complete an application which lists the applicant's liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a home equity revolving credit line loan, the Originators will conduct a further credit investigation of the applicant. This investigation may include obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

      Full appraisals, drive-by appraisals or statistical property evaluations are generally performed on all home equity revolving credit line loans. Such appraisals are determined on the basis of an Originator-approved independent third-party, fee-based appraisal completed on forms approved by Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC"). To become approved as an appraiser by the Originators, an appraiser must also submit a copy of their license and demonstrate proof of an E&O Policy. Any drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvement and generally is required to have been made not earlier than 120 days prior to the date of origination of the HELOC Mortgage Loan.

      After obtaining all applicable employment, credit and property information, the Originators may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity revolving credit line loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The debt-to-income ratio is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate plus a margin) to the borrower's gross monthly income. Based on the foregoing, the maximum monthly debt-to-income ratio is 50%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors.

      It is generally each Affiliated Originator's policy to obtain an insured property report before the Affiliated Originator makes a home equity revolving credit line loan for amounts less than or equal to $50,000. Advanta Finance Corp. generally requires a full title policy for the Mortgage Loans, and Advanta National Bank generally requires a full title policy for loans in amounts greater than $50,000. In addition, each Originator requires proof of hazard insurance. Flood insurance is generally required in certain jurisdictions.

      SERVICING OF THE HELOC MORTGAGE LOANS. The Master Servicer has established standard policies for the servicing and collection of the HELOC Mortgage Loans, substantially similar to the procedures used by the Master Servicer to service its non HLTV closed-end home-equity product. Servicing includes, but is not limited to, (i) the collection and aggregation of payments relating to the HELOC Mortgage Loans; (ii) the supervision of delinquent HELOC Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of related Mortgaged Properties; and (iii) the preparation of tax related information in connection with the HELOC Mortgage Loans.

      Billing statements are mailed monthly to the Mortgagors. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the Mortgagor with such statements. Payments are due on varying days of the month.

      With respect to the HELOC Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure on the underlying property (i) after a loan has become delinquent and, in the judgement of the Master Servicer, satisfactory arrangements cannot be made with the Mortgagor, (ii) if a notice of default on a senior lien is received by the Master Servicer, or (iii) if circumstances are discovered by the Master Servicer which would indicate that a potential for loss exists. Foreclosure proceedings may be terminated if the delinquency is cured. HELOC Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

      After foreclosure, if the HELOC Mortgage Loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity revolving credit line loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity revolving credit line loan, not pursue any recovery against the related Mortgaged Property, but may seek a money judgement against the borrower if allowed by law.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations, provided that with respect to HELOC Mortgage Loans, such changes do not adversely affect the interest of the Holders or the Insurer, and are consistent with accepted servicing practices, the terms of the related HELOC Mortgage Loans and the terms of the Sale and Servicing Agreement.

      DELINQUENCIES AND LOSSES ON THE OWNED AND MANAGED HELOC SERVICING PORTFOLIO. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its servicing portfolio of adjustable rate home equity revolving credit line loans (the "Owned and Managed HELOC Portfolio"), as of June 30, 1998, and for the prior years ended December 31. The Owned and Managed HELOC Portfolio includes, but is not limited to, the HELOC Mortgage Loans acquired on or prior to June 30, 1998.

      DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE MASTER SERVICER'S OWNED
                           AND MANAGED HELOC PORTFOLIO

                               SIX MONTHS ENDING                  YEAR ENDING                     YEAR ENDING
                                 JUNE 30, 1998                 DECEMBER 31, 1997               DECEMBER 31, 1996
                           ------------------------        ------------------------        -------------------------
                           NUMBER          DOLLAR          NUMBER          DOLLAR          NUMBER          DOLLAR
                             OF            AMOUNT            OF            AMOUNT            OF            AMOUNT
                           LOANS           (000)           LOANS           (000)           LOANS           (000)
                           -----           -----           -----           -----           -----           -----
Portfolio                  9,298        $   232,463        6,434        $   157,087        2,252        $    59,675
Delinquency
 percentage (1)
   30-59 days               1.38%              1.70%        2.66%              2.59%        1.29%              1.27%
   60-89 days               0.42%              0.37%        0.95%              0.75%        0.75%              0.99%
   90 days or more          1.24%              1.34%        1.71%              1.43%        0.44%              0.44%
                           -----        -----------        -----        -----------        -----        -----------
Total                       3.04%              3.41%        5.32%              4.77%        2.48%              2.70%
Foreclosure rate (2)        0.23%              0.34%          --                 --           --                 --
REO properties (3)            --                 --           --                 --           --                 --

      --------------------

      (1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

      (2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

      (3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.


                              LOAN LOSS EXPERIENCE
           OF THE MASTER SERVICER'S OWNED AND MANAGED HELOC PORTFOLIO

                          SIX MONTHS ENDING   YEAR ENDING      YEAR ENDING
                              JUNE 30,        DECEMBER 31,     DECEMBER 31,
                                1998              1997             1996
                             ----------        ----------       ----------
                            (DOLLARS IN       (DOLLARS IN      (DOLLARS IN
                             THOUSANDS)        THOUSANDS)       THOUSANDS)
                             ----------        ----------       ----------
Average amount
  outstanding (1)            $192,183          $109,407         $ 23,236
Gross losses (2)             $    320          $    175         $     45
Recoveries (3)               $     57          $      1              --
Net losses (4)               $    263          $    174         $     45
Net losses as a
  percentage of average
  amount outstanding (5)         0.27%             0.16%            0.19%

      --------------------

      (1) "Average amount outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

      (2) "Gross losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

      (3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

      (4)   "Net losses" represents "Gross Losses" minus "Recoveries."

      (5)   June 30, 1998 percentage has been based on annualized net losses.

THE HLTV PROGRAM

      UNDERWRITING PROCEDURES RELATING TO HIGH LOAN-TO-VALUE LOANS. The following is a general description of the underwriting policies customarily employed by the Sponsor with respect to the HLTV Mortgage Loans.

      Pursuant to the underwriting guidelines of the Sponsor, the assessment of the creditworthiness of the related borrower is generally the primary consideration in underwriting the HLTV Mortgage Loans rather than the adequacy of the value of the related Mortgaged Property. Each HLTV Mortgage Loan is subject to various risks, including, without limitation, the risk that the related borrower will not be able to make payments of interest and principal on the loan and that the realizable value of the related Mortgage Property will be insufficient to repay the outstanding interest and principal on such loan.

      The Sponsor uses its own credit evaluation criteria to classify the loans by risk class. These criteria include, as a significant component, the credit score (the "FICO Credit Score") developed by Fair, Isaac and Company located in San Rafael, California. The Sponsor uses FICO Credit Scores obtained from national credit reporting organizations, which are numerical representations of a borrower's estimated default probability. A borrower with a FICO Credit Score of 700 or higher would be assigned the highest classification for credit quality by the Sponsor. Other factors used in the underwriting process include the value and adequacy of the real property as collateral, the quality and location of the property, the length of time the borrower has owned the property, debt-to-income ratios, type of employment, length of employment, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure and repossessions, current and pending debt obligations. However, the Sponsor believes that the two most important credit criteria in its underwriting process are the related borrower's FICO Credit Score and debt-to-income ratio. The range of FICO Credit Scores and debt-to-income ratio of the borrowers are set forth herein in the tables captioned "Debt-To-Income - HLTV Mortgage Loans" and "FICO Scores -- HLTV Mortgage Loans."

      With respect to evaluating the collateral, the Sponsor generally requires that for loans greater than $35,000, a drive-by appraisal, statistical appraisal or comparable estimation value be obtained. For loans of $35,000 or less, the Sponsor relies on the property value stated by the borrower in the loan application. Notwithstanding the foregoing, with respect to HLTV Mortgage Loans originated by Advanta Finance Corp., Advanta Finance Corp. generally requires full appraisals for loans with Combined Loan-to-Value Ratios between 90% and 100%.

      The Sponsor's underwriting guidelines provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. The borrower's income is generally verified through various means, including without limitation, verifications with employers and review of pay stubs or tax returns. Although the creditworthiness of the borrower is the primary consideration in the underwriting of the HLTV Mortgage Loans, no assurance can be given that such creditworthiness will not deteriorate as a result of future economic and social factors and lead to increased levels of delinquency and default. In addition, because of the adequacy of the value of the related Mortgaged Property is given less consideration, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgage Property securing a defaulted HLTV Mortgage Loan.

      Depending upon the dates that the HLTV Mortgage Loans were originated or purchased by the Sponsor, such HLTV Mortgage Loans may have been underwritten pursuant to different underwriting requirements and accordingly, certain HLTV Mortgage Loans in the Pool may be of a different credit quality and have different characteristics than other HLTV Mortgage Loans. To the extent certain HLTV Mortgage Loans were originated or purchased under less stringent underwriting requirements, such HLTV Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those HLTV Mortgage Loans originated or purchased pursuant to more stringent underwriting requirements.

      SERVICING OF THE HLTV MORTGAGE LOANS. The Master Servicer has established standard policies for the servicing and collection of the HLTV Mortgage Loans, substantially similar to the procedures used by the Servicer to service its non-HLTV closed-end home-equity product. Servicing includes, but is not limited to, (i) the collection of payments relating to the HLTV Mortgage Loans; (ii) the management of delinquent HLTV Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of acquired Mortgaged Properties; and (iii) the preparation of loan level tax reporting to the IRS.

      With respect to the HLTV Mortgage Loans, the general policy of the Master Servicer does not necessarily include the initiation of foreclosure proceeding on the underlying property after a loan has become defaulted. Rather, the Master Servicer will assess the likelihood of a material net recovery against the underlying property in the event of a foreclosure; since the HLTV Mortgage Loan is likely to be the most junior lien on the property, and since the Combined Loan-to-Value Ratio is likely to be high, the prospects of a material net recovery may be minimal or nonexistent, and may outweigh the costs of the foreclosure proceeding. In such circumstance the Master Servicer may concentrate its collection efforts against the Mortgagor and not the related Mortgaged Property. Foreclosure proceedings, if commenced, may be terminated if the delinquency is cured.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

      After foreclosure, if the HLTV Mortgage Loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position or commencing foreclosure proceedings exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire loan and not pursue any recovery against the related Mortgaged Property, but may seek a money judgment against the borrower if allowed by law.

      HLTV Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations; provided that, with respect to the HLTV Mortgage Loans, such changes do not adversely affect the interests of the Holders or the Insurer and are consistent with accepted servicing practices, the terms of the related HLTV Mortgage Loans, and the terms of the Sale and Servicing Agreement.

DELINQUENCIES AND LOSSES ON THE HLTV SERVICING PORTFOLIO

      The Sponsor's HLTV Mortgage Loan Program is relatively new, with the first originations dating from April 1998. Although the Master Servicer acts as a contract servicer on a number of pools of "high LTV" loans originated and owned by unaffiliated parties, the Master Servicer, the Finance Company and the Sponsor do not believe that loss and delinquency statistics with respect to those other pools would be representative of the loss and delinquency experience with respect to the Sponsor's HLTV Mortgage Loans, since such other "high LTV" loans were originated pursuant to other parties underwriting guidelines.

                        DESCRIPTION OF THE MORTGAGE LOANS

MORTGAGE LOANS -- GENERAL

         Difference between Statistic Calculation Pools and HELOC Mortgage Loans and HLTV Mortgage Loans included in the final pools as of the Closing Date:

         The statistical information presented in this Prospectus Supplement concerning the pools of Mortgage Loans is as of the Cut-Off Date, and reflects all Mortgage Loans which were identified on or prior to the Cut-Off Date for inclusion in the pools. The aggregate Principal Balance as of the Cut-Off Date for such loans in the HELOC Pool (such loans, the "HELOC Statistic Calculation Pool") is $58,128,809.86. The aggregate Principal Balance as of the Cut-Off Date for such loans in the HLTV Pool (such loans, the "HLTV Statistic Calculation Pool", together with the HELOC Statistic Calculation Pool the "Statistic Calculation Pools") is $35,705,951.76. The Sponsor expects that the actual pools as of the Closing Date will represent approximately $68,877,601 in HELOC Mortgage Loans and $41,994,770 in HLTV Mortgage Loans. The additional Mortgage Loans reflected as of the Closing Date will represent Mortgage Loans acquired or to be acquired by the Sponsor after the Cut-Off Date and prior to the Closing Date.

         In addition, with respect to the Statistic Calculation Pools as to which statistical information is presented herein, some amortization of the Mortgage Loans in such pools will occur prior to the Closing Date. Certain loans included in the Statistic Calculation Pools may prepay in full, or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of such characteristics as of the Closing Date in the Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics in the Statistical Calculation Pools as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date, (i.e., approximately $68,877,601 with respect to the HELOC Pool and $41,994,770 with respect to the HLTV Pool) the Sponsor will reduce the size of the offering; the Sponsor does not expect that the original principal amount of any Class will increase or decrease by more than 5% as a result of such non-delivery.

         Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate Principal Balance of the Mortgage Loans in the related Statistic Calculation Pool.

         The actual aggregate Principal Balances (calculated as of the Cut-Off Date or, if later, the date of origination) of the HELOC Loans included in the HELOC Pool as of the Closing Date is the "HELOC Cut-Off Date Pool Balance." The actual aggregate Principal Balances (calculated as of the Cut-Off Date or, if later, the date of origination) of the HLTV Loans included in the HLTV Pool as of the Closing Date is the "HLTV Cut-Off Date Pool Balance."

HELOC MORTGAGE LOANS - GENERAL

         The HELOC Mortgage Loans were originated pursuant to the Credit Line Agreements and are secured by mortgages or deeds of trust, which are either first or junior mortgages or deeds of trust, on Mortgaged Properties. The "Mortgaged Properties" are the properties securing the Mortgage Loans and consist primarily of residential properties that are one- to four-family properties.

         The aggregate Principal Balance of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool as of the Cut-Off Date is $58,128,809.86. As of the Cut-Off Date, none of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool were more than 59 days delinquent. For the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool, the average Principal Balance was $29,809.65, the minimum Principal Balance was $304.66, the maximum Principal Balance was $285,000.00, the minimum Coupon Rate and the maximum Coupon Rate were 8.50% and 16.00% per annum, respectively, and the weighted average Coupon Rate was approximately 12.327% per annum. For the HELOC Statistic Calculation Pool, as of the Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by the Credit Limit total amount) was approximately 95.63%, the minimum Credit Limit Utilization Rate was 1.70% and the maximum Credit Limit Utilization Rate was 102.90%. The "Credit Limit Utilization Rate" is determined by dividing the Principal Balance of a HELOC Mortgage Loan by the Credit Limit of the related HELOC Mortgage Loan. The "Credit Limit" with respect to a HELOC Mortgage Loan is the maximum dollar amount of draws permitted to be made thereunder at any one time by the Mortgagor.

The remaining term to scheduled maturity for the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool ranged from 63 months to 276 months and the weighted average remaining term to scheduled maturity was approximately 264 months. The Combined Loan-to-Value Ratio of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool ranged from 9.98% to 125.00% and the weighted average Combined Loan-to-Value Ratio of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool was approximately 88.90%. The "Combined Loan-to-Value Ratio" for a HELOC Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the HELOC Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such HELOC Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related HELOC Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool ranged from $7,741 to $285,000 and averaged approximately $31,172. The weighted average second mortgage ratio (which is the Credit Limit for the related HELOC Mortgage Loan, provided such HELOC Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) for the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool was approximately 24.05%. With respect to lien priority, 19.49% by Principal Balance of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool represented first liens on the related Mortgaged Properties, while 80.51% by Principal Balance of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool represented junior liens on the related Mortgaged Properties. As of the Cut-Off Date, 94.98% of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool are secured by Mortgaged Properties which are single-family residences while 99.40% of the Mortgage Loans are secured by Mortgaged Properties which are owner-occupied. As of the Cut-Off Date, 10.53%, 9.62%, 9.26%, 8.32%, and 5.64%, by Principal Balance, of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool are secured by Mortgaged Properties which are located in California, New York, Pennsylvania, Michigan and New Jersey, respectively.

HELOC MORTGAGE LOANS -- TERMS

         The HELOC Mortgage Loans arise pursuant to the Credit Line Agreements. Interest on each HELOC Mortgage Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding Principal Balance of such loan. From time to time prior to the expiration of the related Draw Period specified in the related Credit Line Agreement, principal amounts on the related HELOC Mortgage Loan may be repaid (with the result that the Principal Balance of the related HELOC Mortgage Loan will be reduced), and, further, additional amounts may be borrowed (such additional amounts, "Draws"), with the result that the Principal Balance of the related HELOC Mortgage will be increased. New Draws under the HELOC Mortgage Loans will automatically become property of the Trust (the amounts of such Draws as so assigned to the Trust, the "Additional HELOC Balances"), but the Trust will not be required to advance funds to the Sponsor in connection with such Draws. As a result, the aggregate Principal Balance of the HELOC Mortgage Loans will fluctuate from day to day as new Draws by the Mortgagors thereunder are added to the Trust and principal payments received are applied in reduction thereof. Under each of the Credit Line Agreements, during the related Draw Period, the Mortgagor is obligated to pay the amount of interest which accrues on the loan during the billing cycle, but may also pay all or a portion of the principal. The interest only payment obligation terminates at the end of the related Draw Period, after which the Mortgagor must begin paying at least a minimum monthly portion of the average outstanding Principal Balance of the loan.

         The "Principal Balance" of a HELOC Mortgage Loan (other than a Liquidated Mortgage Loan) on any date is equal to its original principal balance as of the Cut-Off Date plus (i) any Additional HELOC Balances in respect of such HELOC Mortgage Loan minus (ii) all collections credited against the principal balance of such HELOC Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The "Principal Balance" of a Liquidated Mortgage Loan is zero.

         A "Liquidated Mortgage Loan" is a Mortgage Loan in which the Master Servicer has determined that it has recovered all amounts it expects to recover from or on account of such defaulted Mortgage Loan.

         The HELOC Mortgage Loans bear interest at the "Index Rate" which is a variable rate based on the prime rate or base rate published in the Money Rates table of The Wall Street Journal ("Prime"). The Index Rate with respect to each HELOC Mortgage Loan changes monthly. Each HELOC Mortgage Loan originated by Advanta National Bank is subject to a one percent periodic cap, a two percent annual cap and a lifetime cap equal to eight percent over the prime rate plus the spread (the "Margin"). Each HELOC Mortgage Loan originated by Advanta Finance Corp. is subject to either no periodic cap or a periodic cap ranging from 1.67% to 1.85%, no annual cap and lifetime caps ranging from 3.50% to 12.00%. The HELOC Mortgage Loans will be subject to a maximum per annum interest rate (the "Maximum Rate"). The Maximum Rate for the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool ranged from 16.00% to 24.00% per annum and are subject to applicable usury limitations. The weighted average Maximum Rate of the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool was approximately 20.42%. See "Certain Legal Aspects of Mortgage Loans and Related Matters -- Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the HELOC Mortgage Loans (the "Coupon Rate") is the sum of the Index Rate plus the Margin divided by 360 days. The Margin for the HELOC Mortgage Loans in the HELOC Statistic Calculation Pool ranged between 0% and 7.50%, and had a weighted average as of the Cut-Off Date of 3.827%.

         Set forth below is a description of certain characteristics of the HELOC Statistic Calculation Pool as of the Cut-Off Date:

                   PRINCIPAL BALANCES -- HELOC MORTGAGE LOANS

                                              NUMBER OF                                PERCENT OF HELOC
                                                HELOC                                  POOL BY PRINCIPAL
RANGE OF PRINCIPAL BALANCES                MORTGAGE LOANS       PRINCIPAL BALANCE           BALANCE
---------------------------                --------------       -----------------      ----------------
$          0.01  -     25,000.00......           915            $14,826,821.69                25.51%

      25,000.01  -     50,000.00......           891               31,144,634.22              53.56

      50,000.01  -     75,000.00......            92                5,714,348.65               9.83

      75,000.01  -   100,000.00.......            21                1,817,010.76               3.13

     100,000.01  -   125,000.00.......            13                1,492,400.85               2.57

     125,000.01  -   150,000.00.......             8                1,102,172.71               1.90

     150,000.01  -   175,000.00.......             4                  688,890.25               1.19

     175,000.01  -   200,000.00.......             2                  395,862.23               0.68

     200,000.01  -   225,000.00.......             2                  427,968.50               0.74

     225,000.01  -   250,000.00.......             1                  233,700.00               0.40

     275,000.01  -   300,000.00.......             1                  285,000.00               0.49

         TOTAL.......................          1,950              $58,128,809.86            100.00%
---------------------------                --------------       -----------------      ----------------

               GEOGRAPHIC DISTRIBUTION -- HELOC MORTGAGE LOANS (1)

                                                                                         PERCENT OF HELOC
                                          NUMBER OF HELOC                                POOL BY PRINCIPAL
STATE                                      MORTGAGE LOANS         PRINCIPAL BALANCE            BALANCE
-----                                      --------------         -----------------            -------
Arizona.............................              72                $1,981,909.32             3.41%
California..........................             166                 6,117,154.39            10.53
Colorado............................              37                 1,222,412.14             2.10
Connecticut.........................              30                   781,794.67             1.34
Delaware............................              13                   428,363.87             0.74
Florida.............................              71                 2,149,075.46             3.70
Georgia.............................              61                 1,495,102.07             2.57
Idaho...............................               4                    79,449.66             0.14
Illinois............................              49                 1,367,763.18             2.35
Indiana.............................              57                 1,452,691.69             2.50
Kansas..............................              22                   576,594.83             0.99
Kentucky............................              25                   540,417.03             0.93
Maryland............................              67                 2,266,398.18             3.90
Massachusetts.......................              58                 1,976,361.96             3.40
Michigan............................             164                 4,836,811.05             8.32
Minnesota...........................              24                   505,995.88             0.87
Missouri............................              50                 1,330,715.62             2.29
Nevada..............................              39                 1,123,498.13             1.93
New Jersey..........................              96                 3,277,726.45             5.64
New Mexico..........................               2                    45,333.85             0.08
New York............................             166                 5,593,571.98             9.62
North Carolina......................              51                 1,354,264.96             2.33
Ohio................................              65                 1,630,289.91             2.80
Oklahoma............................               8                   107,704.30             0.19
Oregon..............................              51                 1,723,139.79             2.96
Pennsylvania........................             190                 5,380,345.19             9.26
Tennessee...........................              57                 1,768,530.30             3.04
Utah................................              36                   957,157.06             1.65
Virginia............................             107                 2,966,207.28             5.10
Washington..........................              80                 2,229,936.66             3.84
                                          --------------         -----------------          -------
Wisconsin...........................              32                   862,093.00             1.48
                                          --------------         -----------------          -------
         TOTAL......................           1,950               $58,128,809.86           100.00%

(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

            COMBINED LOAN-TO-VALUE RATIOS -- HELOC MORTGAGE LOANS (1)

RANGE OF COMBINED LOAN-TO-VALUE RATIOS      NUMBER OF HELOC     PRINCIPAL BALANCE      PERCENT OF HELOC POOL
                                             MORTGAGE LOANS                            BY PRINCIPAL BALANCE
--------------------------------------      ---------------     -----------------      ---------------------
     0.01   -    10.00%...............                1           $        2,661.41             0.00%
    10.01   -    20.00................                3                  130,500.00             0.22
    20.01   -    30.00................                8                  268,904.93             0.46
    30.01   -    40.00................               25                  781,848.35             1.35
    40.01   -    50.00................               26                  758,846.80             1.31
    50.01   -    60.00................               51                1,829,974.68             3.15
    60.01   -    70.00................              100                3,763,308.76             6.47
    70.01   -    80.00................              187                7,091,672.42            12.20
    80.01   -    90.00................              424               14,644,125.86            25.19
    90.01   -   100.00................              906               21,575,527.80            37.13
   100.01   -   110.00................               41                1,315,659.48             2.26
   110.01   -   120.00................               73                2,507,961.12             4.31
   120.01   -   125.00................              105                3,457,818.25             5.95
                                                  -----           -----------------           ------
         TOTAL........................            1,950           $   58,128,809.86           100.00%
                                                  =====           =================           ======

------------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.


                      PROPERTY TYPE -- HELOC MORTGAGE LOANS

PROPERTY TYPE                              NUMBER OF HELOC       PRINCIPAL BALANCE    PERCENT OF HELOC POOL
                                            MORTGAGE LOANS                             BY PRINCIPAL BALANCE
-------------                              ---------------       -----------------    ---------------------
SF Detached/De Min PUD................         1,836           $     55,212,238.75          94.98%
SF RowHouse/Townhouse/Condo...........            60                  1,307,939.83           2.25
Two to Four Family Homes..............            28                    810,771.41           1.40
Prefabricated Single Family...........            24                    636,818.07           1.10
Other.................................             2                    161,041.80           0.27
         TOTAL........................         1,950           $     58,128,809.86         100.00%

                      LIEN PRIORITY -- HELOC MORTGAGE LOANS

LIEN PRIORITY                              NUMBER OF HELOC       PRINCIPAL BALANCE    PERCENT OF HELOC POOL
                                            MORTGAGE LOANS                             BY PRINCIPAL BALANCE
-------------                              ---------------       -----------------    ---------------------
First Lien............................           198           $     11,327,725.19          19.49%
Junior Lien...........................         1,752                 46,801,084.67          80.51
                                               -----                 -------------         ------
         TOTAL........................         1,950           $     58,128,809.86         100.00%
                                               =====           ===================         ======

                       LOAN RATES -- HELOC MORTGAGE LOANS

RANGE OF LOAN RATES                      NUMBER OF HELOC         PRINCIPAL BALANCE      PERCENT OF HELOC POOL
                                          MORTGAGE LOANS                                 BY PRINCIPAL BALANCE
-------------------                      ---------------         -----------------      ---------------------
  8.001 - 8.500..................               7             $        827,900.00             1.42%
  8.501 - 9.000..................              20                    1,699,208.04             2.92
  9.001 - 9.500..................              27                    1,989,398.20             3.42
  9.501 -10.000 .................              94                    3,745,373.18             6.44
10.001 - 10.500..................              97                    3,565,005.02             6.13
10.501 - 11.000..................              88                    3,624,524.55             6.24
11.001 - 11.500..................             142                    4,034,199.73             6.94
11.501 - 12.000..................             163                    5,125,133.55             8.82
12.001 - 12.500..................             257                    7,406,062.74            12.74
12.501 - 13.000..................             148                    3,914,542.15             6.73
13.001 - 13.500..................             280                    7,726,737.34            13.30
13.501 - 14.000..................             255                    5,822,007.12            10.02
14.001 - 14.500..................             293                    6,817,801.38            11.73
14.501 - 15.000..................              61                    1,497,837.30             2.58
15.001 - 15.500..................              15                      268,313.05             0.46
15.501 - 16.000..................               3                       64,766.51             0.11
                                            -----             -------------------           ------
         TOTAL...................           1,950             $     58,128,809.86           100.00%
                                            =====             ===================           ======

                      CREDIT LIMITS -- HELOC MORTGAGE LOANS

RANGE OF CREDIT LIMITS                      NUMBER OF HELOC       PRINCIPAL BALANCE    PERCENT OF HELOC POOL
                                             MORTGAGE LOANS                             BY PRINCIPAL BALANCE
----------------------                      ---------------       -----------------    ---------------------
$       0.01 -   25,000.00............            856           $     13,843,318.43           23.81%
    25,000.01 -  50,000.00............            937                 31,658,131.96           54.46
    50,000.01 -  75,000.00............            101                  5,982,460.17           10.29
    75,000.01 - 100,000.00............             24                  1,995,039.61            3.43
  100,000.01 -  125,000.00............             14                  1,516,266.00            2.61
  125,000.01 -  150,000.00............              8                  1,102,172.71            1.90
  150,000.01 -  175,000.00............              2                    339,000.00            0.58
  175,000.01 -  200,000.00............              3                    570,862.23            0.98
  200,000.01 -  225,000.00............              3                    602,858.75            1.04
  225,000.01 -  250,000.00............              1                    233,700.00            0.40
  275,000.01 -  300,000.00............              1                    285,000.00            0.49
                                                -----           -------------------          ------
         TOTAL........................          1,950           $     58,128,809.86          100.00%
                                                =====           ===================          ======

                 MAXIMUM MORTGAGE RATES -- HELOC MORTGAGE LOANS

RANGE OF MAXIMUM MORTGAGE RATES            NUMBER OF HELOC       PRINCIPAL BALANCE    PERCENT OF HELOC POOL
                                            MORTGAGE LOANS                             BY PRINCIPAL BALANCE
-------------------------------            ---------------       -----------------    ---------------------

15.501 - 16.000......................              3           $          37,696.42          0.06%
16.001 - 16.500......................              7                     827,900.00          1.42
16.501 - 17.000......................             20                   1,699,208.04          2.92
17.001 - 17.500......................             27                   2,023,606.63          3.48
17.501 - 18.000......................            108                   4,016,917.18          6.91
18.001 - 18.500......................             60                   2,136,417.61          3.68
18.501 - 19.000......................             84                   3,460,150.66          5.95
19.001 - 19.500......................            143                   4,032,943.56          6.94
19.501 - 20.000......................            121                   3,804,413.60          6.54
20.001 - 20.500......................            164                   5,403,903.83          9.30
20.501 - 21.000......................            142                   3,588,167.59          6.17
21.001 - 21.500......................            621                  16,321,762.35         28.10
21.501 - 22.000......................             88                   2,268,290.47          3.90
22.001 - 22.500......................            284                   6,697,321.94         11.52
22.501 - 23.000......................             60                   1,477,030.42          2.54
23.001 - 23.500......................             16                     281,813.05          0.48
23.501 - 24.000......................              2                      51,266.51          0.09
                                               -----           --------------------        ------
         TOTAL.......................          1,950           $      58,128,809.86        100.00%
                                               =====           ====================        ======

                         MARGIN -- HELOC MORTGAGE LOANS

RANGE OF MARGINS                            NUMBER OF HELOC       PRINCIPAL BALANCE    PERCENT OF HELOC POOL
                                             MORTGAGE LOANS                             BY PRINCIPAL BALANCE
----------------                            ---------------       -----------------    ---------------------
No Margin............................               7           $         827,900.00          1.42%
0.001 - 0.500%.......................              20                   1,699,208.04          2.92
0.501 - 1.000........................              27                   1,989,398.20          3.42
1.001 - 1.500........................              94                   3,745,373.18          6.44
1.501 - 2.000........................              97                   3,565,005.02          6.13
2.001 - 2.500........................              88                   3,624,524.55          6.24
2.501 - 3.000........................             142                   4,034,199.73          6.94
3.001 - 3.500........................             163                   5,125,133.55          8.82
3.501 - 4.000........................             257                   7,406,062.74         12.74
4.001 - 4.500........................             148                   3,914,542.15          6.73
4.501 - 5.000........................             280                   7,726,737.34         13.30
5.001 - 5.500........................             255                   5,822,007.12         10.02
5.501 - 6.000........................             293                   6,817,801.38         11.73
6.001 - 6.500........................              61                   1,497,837.30          2.58
6.501 - 7.000........................              15                     268,313.05          0.46
7.001 - 7.500........................               3                      64,766.51          0.11
                                                -----           --------------------        ------
         TOTAL.......................           1,950           $      58,128,809.86        100.00%
                                                =====           ====================        ======

             CREDIT LIMIT UTILIZATION RATES -- HELOC MORTGAGE LOANS

RANGE OF CREDIT LIMIT                      NUMBER OF HELOC       PRINCIPAL BALANCE    PERCENT OF HELOC POOL
UTILIZATION RATES                           MORTGAGE LOANS                             BY PRINCIPAL BALANCE
---------------------                      ---------------       -----------------    ---------------------
    0.001 -    10.000%                            18           $          19,485.95          0.03%
  10.001 -     20.000................             11                      50,204.93          0.09
  20.001 -     30.000................             12                      77,362.18          0.13
  30.001 -     40.000................             11                     104,879.10          0.18
  40.001 -     50.000................             25                     329,824.81          0.57
  50.001 -     60.000................             22                     280,470.19          0.48
  60.001 -     70.000................             36                     576,291.12          0.99
  70.001 -     80.000................             36                     794,706.19          1.37
  80.001 -     90.000................             57                   1,671,933.30          2.88
  90.001 -    100.000................          1,691                  53,061,287.38         91.28
100.001  -    110.000................             31                   1,162,364.71          2.00
                                               -----                  -------------        ------
         TOTAL.......................          1,950                  58,128,809.86        100.00%
                                               =====                  =============        ======

         MONTHS REMAINING TO SCHEDULED MATURITY -- HELOC MORTGAGE LOANS

RANGE OF MONTHS REMAINING                  NUMBER OF HELOC       PRINCIPAL BALANCE      PERCENT OF HELOC
TO SCHEDULED MATURITY                       MORTGAGE LOANS                              POOL BY PRINCIPAL
                                                                                             BALANCE
-------------------------                  ---------------       -----------------      ----------------
  61 -  66...........................              1           $          54,255.22          0.09%
  67 -  72...........................              1                      19,267.24          0.03
  73 -  78...........................             19                     626,925.49          1.08
  79 -  84...........................             11                     251,965.38          0.43
  85 -  90...........................              6                     213,699.05          0.37
229 -  234...........................             21                     723,542.00          1.24
235 -  240...........................            346                   8,024,126.23         13.80
253 -  258...........................             48                   1,496,684.45          2.57
259 -  264...........................              3                       9,460.41          0.02
265 -  270...........................              5                       8,467.53          0.01
271 -  276...........................          1,489                  46,700,416.86         80.36
                                               -----           --------------------        ------
         TOTAL.......................          1,950           $      58,128,809.86        100.00%
                                               =====           ====================        ======

                    ORIGINATION YEAR -- HELOC MORTGAGE LOANS

ORIGINATION YEAR                          NUMBER OF HELOC       PRINCIPAL BALANCE      PERCENT OF HELOC
                                           MORTGAGE LOANS                              POOL BY PRINCIPAL
                                                                                            BALANCE
----------------                          ---------------       -----------------      ----------------
1996................................             49           $     1,550,939.67            2.67%
1997................................             32                    956,614.65           1.65
1998................................           1869                55,621,255.54           95.68
                                              -----           -----------------           -----
         TOTAL......................          1,950           $   58,128,809.86           100.00%
                                              =====           =================           ======

                    OCCUPANCY STATUS -- HELOC MORTGAGE LOANS

OCCUPANCY STATUS                           NUMBER OF HELOC       PRINCIPAL BALANCE      PERCENT OF HELOC
                                            MORTGAGE LOANS                              POOL BY PRINCIPAL
                                                                                             BALANCE
----------------                           ---------------       -----------------      ----------------
Non-investor owned (1)...............           1,941             $57,781,817.75            99.40%
Investor owned.......................                9                346,992.14             0.60
                                                -----             --------------           ------
         TOTAL.......................           1,950             $58,128,809.86           100.00%
                                                =====             ==============           ======

--------------------
(1)      Includes vacation and second homes.


                DISTRIBUTION OF SEASONING -- HELOC MORTGAGE LOANS

MONTHS ELAPSED                            NUMBER OF HELOC       PRINCIPAL BALANCE      PERCENT OF HELOC
SINCE ORIGINATION                          MORTGAGE LOANS                              POOL BY PRINCIPAL
                                                                                            BALANCE
-----------------                          --------------       -----------------      -----------------
   0    ...........................             145           $  5,298,660.56               9.12%
   1 - 6...........................           1,714             50,115,718.51              86.21
   7 -12...........................              38                994,949.32               1.71
 13 - 18...........................               4                168,541.80               0.29
 19 - 24...........................              49              1,550,939.67               2.67
                                              -----           --------------              -----
         TOTAL.....................           1,950           $58,128,809.86              100.00%
                                              =====           ==============              ======

                   DELINQUENCY STATUS -- HELOC MORTGAGE LOANS

NUMBER OF DAYS DELINQUENT                   NUMBER OF HELOC        PRINCIPAL BALANCE      PERCENT OF HELOC
                                             MORTGAGE LOANS                               POOL BY PRINCIPAL
                                                                                               BALANCE
-------------------------                   ---------------        -----------------      ----------------
      Current........................          1,917               $57,178,987.19             98.36%
  1 - 29 days........................             31                   888,693.61              1.53
30 - 59 days.........................              2                    61,129.06              0.11
                                               -----               --------------            -----
         TOTAL.......................          1,950               $58,128,809.86            100.00%
                                               =====               ==============            ======

HLTV MORTGAGE LOANS -- GENERAL

         Unlike the HELOC Mortgage Loans, the HLTV Mortgage Loans are all "closed-end" loans which do not permit additional borrowings thereunder; all of the HLTV Mortgage Loans are fixed-rate loans.

         The aggregate Principal Balance of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool as of the Cut-Off Date is $35,705,951.76. As of the Cut-Off Date, none of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool were more than 59 days delinquent. For the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool, the average Principal Balance was $36,621.49, the minimum Principal Balance was $9,936.76, the maximum Principal Balance was $99,916.38, the minimum Coupon Rate and the maximum Coupon Rate were 10.73% and 19.25% per annum, respectively, and the weighted average Coupon Rate was approximately 14.15% per annum. The remaining term to scheduled maturity for the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool ranged from 84 months to 300 months and the weighted average remaining term to scheduled maturity was approximately 235 months. The Combined Loan-to-Value Ratio of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool ranged from 64.09% to 125.00% and the weighted average Combined Loan-to-Value Ratio of the HLTV Mortgage Loans was approximately 117.16%. The "Combined Loan-to-Value Ratio" for a HLTV Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Principal Balance of the HLTV Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such HLTV Mortgage Loan (calculated at the date of origination of the HLTV Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related HLTV Mortgage Loan, the purchase price of such Mortgaged Property. 100% by Principal Balance of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool represented junior liens on the related Mortgaged Properties. As of the Cut-Off Date, 92.28% of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool are secured by Mortgaged Properties which are single-family residences while 100% of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool are secured by Mortgaged Properties which are non-investor owned. As of the Cut-Off Date, 17.81%, 12.11%, 10.61%, 9.35%, and 6.70%, by Principal Balance, of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool are secured by Mortgaged Properties which are located in California, Maryland, Virginia, Ohio and Missouri, respectively.

         Set forth below is a description of certain characteristics of the HLTV Statistic Calculation Pool:

                    PRINCIPAL BALANCES -- HLTV MORTGAGE LOANS

        RANGE OF PRINCIPAL BALANCES               NUMBER OF         PRINCIPAL BALANCE      PERCENT OF HLTV
                                                    HLTV                                       POOL BY
                                               MORTGAGE LOANS                             PRINCIPAL BALANCE
        ---------------------------            --------------       -----------------      ---------------

      $5,000.01  -     10,000.00............             3        $       29,897.01              0.08%
      10,000.01  -     15,000.00............            21              305,902.23               0.86
      15,000.01  -     20,000.00............            75            1,391,451.96               3.90
      20,000.01  -     25,000.00............           124            2,911,492.16               8.15
      25,000.01  -     30,000.00............           138            3,904,273.38              10.93
      30,000.01  -     35,000.00............           183            6,195,435.29              17.35
      35,000.01  -     40,000.00............            94            3,600,246.44              10.08
      40,000.01  -     45,000.00............            95            4,114,424.45              11.52
      45,000.01  -     50,000.00............           151            7,422,603.20              20.80
      50,000.01  -     55,000.00............            31            1,679,476.50               4.70
      55,000.01  -     60,000.00............            18            1,051,987.87               2.95
      60,000.01  -     65,000.00............            13              820,174.26               2.30
      65,000.01  -     70,000.00............             7              482,228.47               1.35
      70,000.01  -     75,000.00............            15            1,118,006.93               3.13
      75,000.01  -     80,000.00............             1               79,684.87               0.22
      95,000.01  -   100,000.00.............             6              598,666.74               1.68
                                                       ---        ---------------               ------
         TOTAL.............................            975        $ 35,705,951.76               100.00%
                                                       ===        ===============               ======

               GEOGRAPHIC DISTRIBUTION -- HLTV MORTGAGE LOANS (1)

                                           NUMBER OF HLTV        PRINCIPAL BALANCE     PERCENT OF HLTV POOL
STATE                                      MORTGAGE LOANS                              BY PRINCIPAL BALANCE
-----                                      --------------        -----------------     --------------------
Arkansas..............................            14          $     463,898.63                1.30%
Arizona................................           13                440,054.83                1.23
California.............................          155              6,362,223.99               17.81
Colorado...............................           25                826,078.57                2.31
Connecticut............................           14                482,523.59                1.35
Delaware...............................            7                307,080.82                0.86
Florida................................           58              2,268,154.23                6.35
Georgia................................           10                433,799.44                1.21
Hawaii.................................            1                 24,771.30                0.07
Iowa...................................            6                180,500.73                0.51
Idaho..................................           11                403,137.13                1.13
Illinois...............................           17                498,980.57                1.40
Indiana................................           10                334,439.75                0.94
Kansas.................................           23                736,483.01                2.06
Kentucky...............................           21                774,251.36                2.17
Louisiana..............................            7                254,855.09                0.71
Maine..................................            3                139,347.88                0.39
Maryland...............................          115              4,322,905.95               12.11
Michigan...............................            3                108,750.91                0.30
Minnesota..............................            3                107,024.22                0.30
Mississippi............................            2                 44,988.71                0.13
Missouri...............................           74              2,392,252.89                6.70
Montana................................            1                 41,928.96                0.12
Nebraska...............................            5                166,619.89                0.47
Nevada.................................           27              1,091,100.73                3.06
New Mexico.............................           17                607,995.81                1.70
North Carolina.........................           22                797,141.38                2.23
Ohio...................................           94              3,337,732.07                9.35
Oklahoma...............................           10                273,983.66                0.77
Oregon.................................            7                345,966.97                0.97
Pennsylvania...........................           17                517,784.12                1.45
South Carolina.........................            9                265,506.53                0.74
South Dakota...........................            1                 30,976.14                0.09
Tennessee..............................           19                665,129.89                1.86
Utah...................................           23                841,997.96                2.36
Virginia...............................          103              3,788,802.94               10.61
Washington.............................           28              1,026,781.11                2.88
                                                 ---            --------------              ------
         TOTAL.........................          975            $35,705,951.76              100.00%
                                                 ===            ==============              ======

--------------------

(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

            COMBINED LOAN-TO-VALUE RATIOS -- HLTV MORTGAGE LOANS (1)

  RANGE OF COMBINED LOAN-TO-VALUE     NUMBER OF HLTV     PRINCIPAL BALANCE        PERCENT OF HLTV POOL
               RATIOS                 MORTGAGE LOANS                              BY PRINCIPAL BALANCE
  -------------------------------     --------------     -----------------        --------------------
120.01-125.00 ......................          453       $ 17,266,800.47                  48.36%
115.01-120.00 ......................          176          6,782,631.19                  19.00
110.01-115.00 ......................          153          5,150,899.50                  14.43
105.01-110.00 ....................             97          2,991,679.37                   8.38
100.01-105.00 ......................           54          2,056,202.62                   5.76
  95.01-100.00 .....................           29          1,040,692.79                   2.91
  90.01-95.00   ....................            9            336,105.54                   0.94
  80.01-85.00   ....................            1             24,771.30                   0.07
  75.01-80.00   ....................            1             24,960.24                   0.07
  70.01-75.00   ....................            1             15,259.34                   0.04
  60.01-65.00   ....................            1             15,949.40                   0.04
                                              ---       --------------                  ------
         TOTAL .....................          975       $35,705,951.76                  100.00%
                                              ===       ==============                  ======

(1) The ratio (expressed as a percentage) of (A) the sum of (i) the original Principal Balance of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to
         (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.


                   LOAN-TO-VALUE RATIO -- HLTV MORTGAGE LOANS

   RANGE OF LOAN-TO-VALUE RATIOS           NUMBER OF          PRINCIPAL BALANCE          PERCENT OF
                                      HLTV MORTGAGE LOANS                               HLTV POOL BY
                                                                                     PRINCIPAL BALANCE
   -----------------------------      -------------------     -----------------      -----------------
  80.01-90.00....................               1                  $34,754.41                 0.10%
  70.01-80.00....................               4                  207,638.80                 0.58
  60.01-70.00....................               10                 403,638.26                 1.13
  50.01-60.00....................               40               1,972,620.68                 5.52
  40.01-50.00....................             152                6,385,773.47                17.88
  30.01-40.00....................             337               13,383,989.48                37.49
  20.01-30.00....................             303                9,892,989.45                27.71
  10.01-20.00....................             122                3,309,693.95                 9.27
   0.01-10.00....................               6                  114,853.26                 0.32
                                              ---              --------------               ------
   TOTAL.........................             975              $35,705,951.76               100.00%
                                              ===              ==============               ======

                      PROPERTY TYPE -- HLTV MORTGAGE LOANS

             PROPERTY TYPE                  NUMBER OF HLTV       PRINCIPAL BALANCE     PERCENT OF HLTV POOL
                                            MORTGAGE LOANS                             BY PRINCIPAL BALANCE
             -------------                  --------------       -----------------     --------------------
SF/Detached DeMin PUD................            899             $32,950,931.00             92.28%
SF RowHouse/Townhouse/Condo..........             74               2,657,878.83              7.45
Two to Four Family Homes.............              2                  97,141.93              0.27
         TOTAL......................             975             $35,705,951.76            100.00%

            DISTRIBUTION OF JUNIOR LIEN RATIOS -- HLTV MORTGAGE LOANS

               RANGE OF                     NUMBER OF                                     PERCENT OF
          JUNIOR LIEN RATIOS           HLTV MORTGAGE LOANS                                HLTV POOL BY
                                                                 PRINCIPAL BALANCE      PRINCIPAL BALANCE
          ------------------           -------------------       -----------------      -----------------
    0.001-10.000...................                4           $      63,274.35                  0.18%
   10.001-20.000...................              198               5,513,334.86                 15.44
   20.001-30.000...................              398              14,489,678.11                 40.58
   30.001-40.000...................              296              11,941,599.69                 33.44
   40.001-50.000...................               62               2,881,934.83                  8.07
   50.001-60.000...................               14                 670,492.01                  1.88
   60.001-70.000...................                2                 110,883.50                  0.31
   70.001-80.000...................                1                  34,754.41                  0.10
                                                 ---             --------------                ------
                                                 975             $35,705,951.76                100.00%
                                                 ===             ==============                ======

                        LOAN RATES -- HLTV MORTGAGE LOANS

          RANGE OF LOAN RATES                NUMBER OF HLTV       PRINCIPAL BALANCE     PERCENT OF HLTV POOL
                                             MORTGAGE LOANS                             BY PRINCIPAL BALANCE
          -------------------                --------------       -----------------     --------------------
10.001-11.000........................               2           $     39,718.83               0.11%
11.001-12.000........................              39              1,518,768.69               4.25
12.001-13.000........................             190              7,705,499.76              21.58
13.001-14.000........................             245              9,164,481.05              25.67
14.001-15.000........................             248              9,033,352.86              25.30
15.001-16.000........................             156              5,330,454.19              14.93
16.001-17.000........................              72              2,174,272.73               6.09
17.001-18.000........................              14                460,880.52               1.29
18.001-19.000........................               4                121,875.93               0.34
19.001-20.000........................               5                156,647.20               0.44
                                                  ---            --------------             ------
         TOTAL.......................             975            $35,705,951.76             100.00%
                                                  ===            ==============             ======


          MONTHS REMAINING TO SCHEDULED MATURITY -- HLTV MORTGAGE LOANS

       RANGE OF MONTHS REMAINING             NUMBER OF HLTV       PRINCIPAL BALANCE    PERCENT OF HLTV POOL
         TO SCHEDULED MATURITY               MORTGAGE LOANS                            BY PRINCIPAL BALANCE
       -------------------------             --------------       -----------------    --------------------
        73- 84..........................            1           $      16,863.04              0.05%
        85- 96..........................            1                  12,492.55              0.03
       109-120..........................           16                 412,302.72              1.15
       169-180..........................          382              12,740,630.82             35.69
       229-240..........................          279              10,345,481.68             28.97
       289-300..........................          296              12,178,180.95             34.11
                                                  ---            --------------             ------
         TOTAL..........................          975            $35,705,951.76             100.00%
                                                  ===            ==============             ======

                    OCCUPANCY STATUS -- HLTV MORTGAGE LOANS

            OCCUPANCY STATUS                 NUMBER OF HLTV       PRINCIPAL BALANCE    PERCENT OF HLTV POOL
                                             MORTGAGE LOANS                            BY PRINCIPAL BALANCE
            ----------------                 --------------       -----------------    --------------------
Non-investor owned (1)...............             975           $35,705,951.76               100%
Investor owned.......................               0                      0                   0
                                                  ---           --------------               ---
         TOTAL.......................             975           $35,705,951.76               100%
                                                  ===           ==============               ===

--------------------
(1)      Includes vacation and second homes.


                DISTRIBUTION OF SEASONING -- HLTV MORTGAGE LOANS

             MONTHS ELAPSED                  NUMBER OF HLTV       PRINCIPAL BALANCE    PERCENT OF HLTV POOL
           SINCE ORIGINATION                 MORTGAGE LOANS                            BY PRINCIPAL BALANCE
           -----------------                 --------------       -----------------    --------------------
less than 1........................               177                $   6,252,617.89        17.51%
1 - 3..............................               592                   21,627,577.38        60.58
4 - 6..............................               200                    7,663,448.30        21.46
7 - 9..............................                 6                      162,308.19         0.45
                                                  ---                 ---------------       ------
         TOTAL.....................               975                 $ 35,705,951.76       100.00%
                                                  ===                 ===============       ======


                    DELINQUENCY STATUS -- HLTV MORTGAGE LOANS

       NUMBER OF DAYS DELINQUENT              NUMBER OF HLTV        PRINCIPAL BALANCE    PERCENT OF HLTV POOL
                                              MORTGAGE LOANS                             BY PRINCIPAL BALANCE
       -------------------------              --------------        -----------------    --------------------
  Current............................             921                  $33,868,127.77           94.85%
  1 - 29 days........................              54                    1,837,823.99            5.15
         TOTAL.......................             975                  $35,705,951.76          100.00%
                                                  ===                  ==============          ======


                   DEBT-TO-INCOME RATIO -- HLTV MORTGAGE LOANS

       CURRENT PRINCIPAL BALANCE              NUMBER OF HLTV        PRINCIPAL BALANCE    PERCENT OF HLTV POOL
                                              MORTGAGE LOANS                             BY PRINCIPAL BALANCE
       -------------------------              --------------        -----------------    --------------------
  10.001 - 20.000...................                 6                $    193,421.10           0.54%
  20.001 - 30.000...................                83                   2,710,782.34           7.59
  30.001 - 40.000...................               319                  11,338,784.89          31.76
  40.001 - 50.000...................               547                  20,607,311.05          57.72
  50.001 - 60.000...................                18                     801,113.84           2.24
  60.001 - 70.000...................                 2                      54,538.54           0.15
                                                   ---                ---------------         ------
     TOTAL                                         975                $ 35,705,951.76         100.00%
                                                   ===                ===============         ======

                       FICO SCORES -- HLTV MORTGAGE LOANS

       CURRENT PRINCIPAL BALANCE              NUMBER OF HLTV        PRINCIPAL BALANCE    PERCENT OF HLTV POOL
                                              MORTGAGE LOANS                             BY PRINCIPAL BALANCE
       -------------------------              --------------        -----------------    --------------------
    0 - 619..................................        18               $      571,125.60         1.60%
  620 - 639..................................      102                     3,280,899.86         9.19
  640 - 719..................................      717                    26,693,798.21        74.76
  720 > =  ........................                138                     5,160,128.09        14.45
                                                   ---                ---------------         ------
      TOTAL                                        975                 $  35,705,951.76       100.00%
                                                   ===                 ================       ======


                       LOAN PURPOSE -- HLTV MORTGAGE LOANS

               LOAN PURPOSE                     NUMBER OF           PRINCIPAL BALANCE    PERCENT OF HLTV POOL
                                           HLTV MORTGAGE LOANS                           BY PRINCIPAL BALANCE
               ------------                -------------------      -----------------    --------------------
   Refinance (Rate/Term)...........                  26           $         875,141.88              2.45%
   Debt Consolidation..............                 867                  31,806,102.70             89.08
   Home Improvement................                  33                   1,180,971.19              3.31
   Personal Investment..............                  1                      14,345.65              0.04
   Personal Expenses...............                   7                     278,359.10              0.78
   Business Purpose...............                    1                      21,536.96              0.06
   Refinance (Cash Out)............                  40                   1,529,494.28              4.28
                                                    ---                ---------------            ------
      TOTAL........................                 975                $ 35,705,951.76            100.00%

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The weighted average life of, and, if purchased at other than par, the effective yield of the Notes of a Class will be affected by the rate and timing of payments of principal on the Mortgage Loans in the Pool relating to such Class (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Sponsor, and in the case of the HELOC Mortgage Loans, the rate at which related Mortgagors make Draws thereunder), the amount and timing of delinquencies and defaults by Mortgagors in the related Pool, as well as by the application of Accelerated Principal Payments on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the Pool relating to such Class. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans in such Pool, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of "due on sale" clauses, liquidations of defaulted Mortgage Loans in such Pool and optional or required repurchases of Mortgage Loans in such Pool as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans in each Pool will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the related Class of Notes.

         The Mortgage Loans generally may be prepaid in full or in part at any time. However, HELOC Mortgage Loans secured by Mortgaged Properties in certain jurisdictions may be subject to Termination Fees to the extent permitted by law. In general, such Termination Fees do not exceed $500 and do not apply to accounts terminated subsequent to a date designated in the related Credit Line Agreement which, depending on the jurisdiction may be during the Draw Period. In addition, 60.15% of the HLTV Mortgage Loans in the HLTV Statistic Calculation Pool has prepayment fees or penalties. Any such Termination Fees, prepayment fees or penalties will be retained by the Master Servicer.

         The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN EITHER POOL, OR AS TO THE YIELD TO MATURITY OF ANY NOTE OF EITHER CLASS. AN INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO A CLASS A NOTES BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH NOTE RESULTING FROM ITS PRICE AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN PREPAYMENTS FOR THE RELATED POOL AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE RELATED CLASS OF NOTES, BEFORE ACQUIRING ANY NOTES. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS -- PREPAYMENT CONSIDERATIONS" HEREIN.

         CLASS A-1 NOTES

         The amortization period with respect to the Class A-1 Notes will commence on October 26, 1998. On each Payment Date, the Holders of the Class A-1 Notes will be entitled to receive the Class A-1 Scheduled Principal Distribution Amount for such Payment Date.

         The term of the Class A-1 Notes has been divided into two periods, the Class A-1 Managed Amortization Period and the Class A-1 Rapid Amortization Period. The "Class A-1 Managed Amortization Period" is the period commencing on October 26, 1998, and ending on the earlier to occur of (x) the October 2001 Payment Date and (y) the Payment Date which immediately precedes the occurrence of a Class A-1 Rapid Amortization Event. The

"Class A-1 Rapid Amortization Period" is the period which follows immediately the end of the Class A-1 Managed Amortization Period.

         On any Payment Date during the Class A-1 Managed Amortization Period, the Class A-1 Scheduled Principal Distribution Amount shall equal the excess (but in no event less than zero) of (x) the lesser of (i) the Class A-1 Maximum Principal Payment and (ii) the Class A-1 Net Principal Collections over (y) the Class A-1 Overcollateralization Reduction Amount, if any, with respect to such Payment Date. With respect to any Payment Date, the "Class A-1 Maximum Principal Payment" will equal 98% (the "Class A-1 Fixed Allocation Percentage") of the Class A-1 Principal Collections relating to such Payment Date. With respect to any Payment Date, the "Class A-1 Net Principal Collections" is the excess of (x) Class A-1 Principal Collections over (y) the aggregate principal amount of all Additional HELOC Balances arising during the related Remittance Period; provided that, in no event will Class A-1 Net Principal Collections be less than zero with respect to any Payment Date. The aggregate distributions of principal to the Holders of the Class A-1 Notes will not exceed the Original Class A-1 Principal Balance.

         On any Payment Date during the Class A-1 Rapid Amortization Period, the "Class A-1 Scheduled Principal Distribution Amount" shall equal the excess of
(x) the Class A-1 Maximum Principal Payment over (y) the Class A-1 Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

         Because prior payments of principal to Holders of the Class A-1 Notes serve to reduce the percentage of the HELOC Cut-Off Date Pool Balance represented by the Class A-1 Principal Balance, payments of principal based on the Class A-1 Fixed Allocation Percentage (which is fixed at 98%) may result in distributions of principal to the Holders of the Class A-1 Notes in amounts that are, in most cases, greater relative to the declining balance of the HELOC Cut-Off Date Pool Balance. This is especially true during the Class A-1 Rapid Amortization Period. In addition, the Holders of the Class A-1 Notes may receive a payment of Excess Cashflow as an Accelerated Principal Payment on any Payment Date on which the Class A-1 Specified Overcollateralization Amount exceeds the Class A-1 Overcollateralization Amount.

         To the extent obligors make more Draws than principal payments, the HELOC Pool Balance may grow. Because during the Class A-1 Rapid Amortization Period the Class A-1 share of Class A-1 Principal Collections is based upon the Class A-1 Fixed Allocation Percentage (without reduction), an increase in the dollar amount of the HELOC Pool Balance due to additional Draws may also result in Class A-1 Noteholders receiving principal at a greater rate. The Sale and Servicing Agreement permits the related Originator, at its option, but subject to the satisfaction of certain conditions specified in the Sale and Servicing Agreement, including the conditions described below, and upon notice to the Rating Agencies and the Insurer, to remove HELOC Mortgage Loans from the HELOC Pool held by the Trust at any time during the life of the Trust, so long as the dollar amount of the Class A-1 Overcollateralization Amount (after giving effect to such removal) exceeds the then Class A-1 Specified Overcollateralization Amount. Such removals may affect the rate at which principal is distributed to the Holders of the Class A-1 Notes by reducing the overall HELOC Pool Balance and thus the amount of Class A-1 Principal Collections. See "Description of the Class A Notes -- Optional Transfers of Mortgage Loans to the Bank" herein.

         The rate of prepayment on the HELOC Mortgage Loans cannot be predicted. Neither the Sponsor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the HELOC Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the HELOC Mortgage Loans amortize as described herein, rates of principal payment on the HELOC Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such HELOC Mortgage Loans. The prepayment experience of the Trust with respect to the HELOC Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity revolving credit lines. Substantially all of the HELOC Mortgage Loans contain "due-on-sale" provisions, and, with respect to the HELOC Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC Mortgage Loan. The level of losses may also affect the rate of payment of principal on the Class A-1 Notes. See "Certain Legal Aspects Of Mortgage Loans And Related Matters -- Enforceability of Certain Provisions" in the Prospectus.

         Collections on the HELOC Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding Principal Balance, plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the HELOC Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

         CLASS A-2 NOTES

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the properties, to meet cash flow needs or to make other investments.

         The rate of defaults on the HLTV Mortgage Loans will also affect the rate and timing of Principal Collections on the HLTV Mortgage Loans. See "Risk Factors" herein and in the Prospectus. As a result of the underwriting standards applicable to the HLTV Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by FNMA and FHLMC with respect to "purchase money" first-lien mortgage loans. In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the HLTV Mortgage Loans, the HLTV Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event that HLTV Mortgage Loan delinquencies and defaults occur, than would be the case if the HLTV Mortgage Loans were serviced in accordance with servicing procedures appropriate to a FNMA or FHLMC portfolio. Furthermore, the rate and timing of prepayments, defaults and liquidations on the HLTV Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased.

         EFFECT OF OVERCOLLATERALIZATION FEATURE

         Because all or a portion of the Excess Cashflow with respect to each Pool may be applied as an Accelerated Principal Payment in reduction of the outstanding Note Principal Balance of the related Class of Class A Notes to the extent of the excess of the related Specified Overcollateralization Amount over the related Overcollateralization Amount, the weighted average life of such Class of Notes will also be influenced by the amount of such Excess Cashflow so applied. Because Excess Cashflow attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans in the related Pool and will be applied to reduce the outstanding Note Principal Balance of the related Class of Notes, the aggregate payments in reduction of the outstanding Note Principal Balance of the related Class of Notes on a Payment Date will usually be greater than the aggregate amount of Principal Collections (including prepayments) on the Mortgage Loans in the related Pool payable during the related Remittance Period until the Specified Overcollateralization Amount with respect to such class is reached. As a consequence, Excess Cashflow available for payment in reduction of the outstanding Note Principal Balance of the related Class of Notes will increase in proportion to such outstanding Note Principal Balance over time, to the extent such Excess Cash Flow is not applied to offset losses on the Mortgage Loans in the related Pool.

         Accelerated Principal Payments will be paid on the Notes in reduction of the Note Principal Balance on each Payment Date to the extent the then applicable Specified Overcollateralization Amount with respect to such Class exceeds the related Overcollateralization Amount with respect to such Class on such Payment Date. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the Noteholders. If the actual rate of Accelerated Principal Payments on the Notes of the related Class applied in reduction of the outstanding Note Principal Balance is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the outstanding Note

Principal Balance of a Class of Notes is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cashflow with respect to each Pool which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans with respect to each Pool during the related Remittance Period and such amount will be influenced by changes in the weighted average of the Coupon Rates resulting from prepayment and liquidations of Mortgage Loans with respect to each Pool.

         The amount of Accelerated Principal Payments paid to the Noteholders and applied to the outstanding Note Principal Balance of the related Class on each Payment Date will be based on the Specified Overcollateralization Amount of the related Class. The Indenture generally provides that the Specified Overcollateralization Amount may, with respect to each Class, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the related Specified Overcollateralization Amount with respect to each Class to decrease or "step down" based on the performance on the related Mortgage Loans with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Specified Overcollateralization Amount with respect to each Class may result in an accelerated amortization until such Specified Overcollateralization Amount is reached. Conversely, any decrease in the Specified Overcollateralization Amount with respect to each Class will result in a decelerated amortization of the related class of Notes until such Specified Overcollateralization Amount is reached.

         OPTIONAL REDEMPTION

         The Class A-1 Notes will be subject to optional redemption after the Class A-1 Principal Balance is reduced to an amount less than or equal to 10% of the Original Class A-1 Principal Balance. The Class A-2 Notes will be subject to optional redemption on any Payment Date after the HLTV Pool Balance is reduced to an amount less than or equal to 10% of the HLTV Cut-Off Date Pool Balance; such optional redemption may occur on the second Payment Date after which the Class A-2 Principal Balance has been reduced below such level, or on any Payment Date thereafter. The date of such an optional redemption with respect to a Class is referred to as the "Optional Redemption Date" with respect to such Class. Such redemption will only occur if the Trust Property with respect to the related Class is sold on behalf of the Trust for a price at least equal to equal to the sum of the outstanding Class A Note Principal Balance of the related Class of Notes and accrued and unpaid interest thereon at the related Class A Interest Rate through the day preceding the final Payment Date, plus all amounts due and owing to the Insurer and unreimbursed draws on the related Policy, together with interest thereon ("Reimbursement Amounts"). If the Sponsor fails to exercise such option, the Insurer shall be entitled to do so. See "The Pooling and Servicing Agreement -- Redemption; Retirement of Securities" in the Prospectus.

         CLASS A-1 NOTE DECREMENT TABLE

         The following table is based on the conditional prepayment rates indicated below, and a constant draw rate (which for purposes of the assumptions is the amount of Additional HELOC Balances on the HELOC Mortgage Loans drawn each month expressed as an annual percentage of the total principal of the pool of HELOC Mortgage Loans outstanding at the beginning of each month). Further, the HELOC Mortgage Loans are assumed to have a weighted average initial loan rate of 12.327%, weighted average margin of 3.827%, and as of the Cut-Off Date, weighted average remaining terms to maturity of 264 months.

         In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "Description of the Class A Notes -- Flow of Funds," (ii) distributions of principal and interest on the Class A-1 Notes will be made on the 25th day of each calendar month regardless of the day on which the distribution date actually occurs, (iii) no extension past the scheduled maturity date of a HELOC Mortgage Loan is made, (iv) no delinquencies occur, (v) scheduled monthly payments on the HELOC Mortgage Loans are comprised of interest only payments; the only principal payments on the HELOC Mortgage Loans are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws, (vi) monthly draws occur before giving effect to prepayments,
(vii) the term of the Draw Period of each Mortgage Loan is 36 months from the Closing Date and no extension of the Draw Period is made, (viii) the scheduled due date of the Mortgage Loans is the twenty-fifth day of each month, (ix) each month consists of 30 days, (x) the Closing Date is September 30, 1998, (xi) for each Distribution Date the Class A-1 Note Rate is 5.655%, and (xii) Prime remains constant at 8.50%.

             PERCENTAGE OF ORIGINAL CLASS A-1 NOTE PRINCIPAL BALANCE
                          AMORTIZATION SCHEDULE (1)(2)
                       CONDITIONAL PREPAYMENT RATE (%CPR)

DATE                             10%         20%        25%         30%         35%         40%        45%
----                             ---         ---        ---         ---         ---         ---        ---
Initial Percentage........       100%        100%       100%        100%        100%        100%       100%
     9/25/1999............        92%         82%        76%         71%         66%         60%        55%
     9/25/2000............        87%         68%        59%         51%         44%         37%        30%
     9/25/2001............        82%         57%        46%         38%         30%         24%        18%
     9/25/2002............        74%         45%        35%         26%         20%         14%        10%
     9/25/2003............        66%         36%        26%         18%         13%          0%         0%
     9/25/2004............        59%         29%        19%         13%          0%          0%         0%
     9/25/2005............        53%         23%        15%          0%          0%          0%         0%
     9/25/2006............        47%         18%        11%          0%          0%          0%         0%
     9/25/2007............        42%         15%         0%          0%          0%          0%         0%
     9/25/2008............        38%         12%         0%          0%          0%          0%         0%
     9/25/2009............        34%          0%         0%          0%          0%          0%         0%
     9/25/2010............        31%          0%         0%          0%          0%          0%         0%
     9/25/2011............        28%          0%         0%          0%          0%          0%         0%
     9/25/2012............        25%          0%         0%          0%          0%          0%         0%
     9/25/2013............        22%          0%         0%          0%          0%          0%         0%
     9/25/2014............        20%          0%         0%          0%          0%          0%         0%
     9/25/2015............        18%          0%         0%          0%          0%          0%         0%
     9/25/2016............        16%          0%         0%          0%          0%          0%         0%
     9/25/2017............        15%          0%         0%          0%          0%          0%         0%
     9/25/2018............        13%          0%         0%          0%          0%          0%         0%
     9/25/2019............        12%          0%         0%          0%          0%          0%         0%
     9/25/2020............         0%          0%         0%          0%          0%          0%         0%
     9/25/2021............         0%          0%         0%          0%          0%          0%         0%
Weighted Average Life Years       9.3%        4.4%        3.4%        2.7%        2.2%       1.9%        1.6%

(1) Assumes (i) that an optional redemption is exercised on the first possible Payment Date and (ii) a constant draw rate of 5%.
(2)      All percentages are rounded to the nearest 1%.

         CLASS A-2 NOTE DECREMENT TABLE

         The following decrement table is based on the conditional prepayment rates indicated below. For purposes of the calculations in the following table, the HLTV Statistic Calculation Pool was assumed to consist of three synthetic mortgage loans having the following collateral characteristics:

                                                    ORIGINAL TERM          REMAINING TERM               AGE
        BALANCE                 COUPON               (IN MONTHS)            (IN MONTHS)             (IN MONTHS)
        -------                 ------               -----------            -----------             -----------
    $15,504,052.33              14.056%                  178                    176                      2
    $12,167,605.18              14.401%                  240                    238                      2
    $14,323,093.12              14.040%                  300                    298                      2

         In addition, it is assumed that (i) the distributions are made in accordance with the description set forth under "Description of the Class A Notes -- Flow of Funds," (ii) distributions of principal and interest on the Notes will be made on the twenty-fifth day of each calendar month regardless of the day on which the Payment Date actually occurs, (iii) no extension past the scheduled maturity date of an HLTV Mortgage Loan is made, (iv) no delinquencies occur, (v) the scheduled due date of the HLTV Mortgage Loans is the twenty-fifth day of each month,

(vi) each month consists of 30 days, (vii) the Closing Date is September 30, 1998, and (viii) the Class A-2 Note Rate is 6.55%.

         Prepayments on loans such as the HLTV Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement for the HLTV Statistic Calculation Pool (the "HLTV Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% HLTV Prepayment Assumption assumes a constant prepayment rate ("CPR") of 0.0% per annum of outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately 1.17647% (expressed as a percentage per annum) in each month thereafter until the eighteenth month; beginning in the eighteenth month and in each month thereafter during the life of the loans, a CPR of 20% per annum each month is assumed. As used in the table below, 0% HLTV Prepayment Assumption assumes prepayment rates equal to 0% of the HLTV Prepayment Assumption (i.e., no prepayments), 75% HLTV Prepayment Assumption assumes prepayment rates equal to 75% of the HLTV Prepayment Assumption, and so forth. The HLTV Prepayment Assumption does not purport to be a historical prediction of the anticipated rate of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the HLTV Statistic Calculation Pool. None of the Sponsor nor the Originators makes any representations about the appropriateness of the HLTV Prepayment Assumption or the CPR model.

                                          PERCENTAGE OF ORIGINAL CLASS A-2 NOTE PRINCIPAL BALANCE
                                                       AMORTIZATION SCHEDULE (1)(2)
                                                 PERCENTAGES OF HLTV PREPAYMENT ASSUMPTION
          DATE                          0%         50%         75%        100%        125%        150%
          ----                         ---         ---         ---         ---        ---         ---
          Initial Percentage.....      100%        100%        100%        100%       100%        100%
              09/25/1999.........       93%         88%         86%         83%        81%         79%
              09/25/2000.........       91%         77%         70%         64%        58%         52%
              09/25/2001.........       89%         67%         57%         48%        40%         32%
              09/25/2002.........       87%         58%         46%         37%        29%         23%
              09/25/2003.........       85%         49%         37%         29%        22%         16%
              09/25/2004.........       82%         42%         31%         22%        16%         11%
              09/25/2005.........       79%         36%         25%         17%        11%          0%
              09/25/2006.........       76%         31%         21%         13%         8%          0%
              09/25/2007.........       72%         27%         17%         10%         0%          0%
              09/25/2008.........       67%         23%         13%          0%         0%          0%
              09/25/2009.........       62%         19%         11%          0%         0%          0%
              09/25/2010.........       55%         16%          8%          0%         0%          0%
              09/25/2011.........       48%         13%          0%          0%         0%          0%
              09/25/2012.........       40%         10%          0%          0%         0%          0%
              09/25/2013.........       35%          0%          0%          0%         0%          0%
              09/25/2014.........       31%          0%          0%          0%         0%          0%
              09/25/2015.........       28%          0%          0%          0%         0%          0%
              09/25/2016.........       24%          0%          0%          0%         0%          0%
              09/25/2017.........       19%          0%          0%          0%         0%          0%
              09/25/2018.........       14%          0%          0%          0%         0%          0%
              09/25/2019.........       12%          0%          0%          0%         0%          0%
              09/25/2020.........       10%          0%          0%          0%         0%          0%
              09/25/2021.........        0%          0%          0%          0%         0%          0%
          Weighted Average Life          12.5         6.1         4.7        3.8         3.1         2.7
          Years

(1) Assumes that an optional redemption is exercised on the first possible Payment Date.
(2)      All percentages are rounded to the nearest 1%.


PAYMENT DELAY FEATURE OF THE CLASS A-2 NOTES

         The effective yield to the Holders of the Class A-2 Notes will be lower than the yield that would otherwise apply because distributions will not be payable to the Holders until at least the 25th day of the month following the month in which the related Accrual Period ends, without any additional distribution of interest or earnings thereon in respect of such delay.


                       POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal which the Indenture Trustee will compute monthly expressing the outstanding Note Principal Balance of each Class of Notes as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the original Note Principal Balance of such Class of Notes. On the Closing Date, the Pool Factor will be 1.0000000 for each Class. See "Description of the Class A Notes -- Distributions on the Class A Notes" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Class A Note Principal Balance resulting from distributions of principal to the related Class A Notes.

         Pursuant to the Sale and Servicing Agreement, monthly reports concerning the Trust and the Class A Notes will be made available to the Holders and the Insurer. In addition, within 60 days after the end of each calendar year, beginning with the 1998 calendar year, information for tax reporting purposes will be made available to each person who has been a Holder of record at any time during the preceding calendar year. See "Description Of The Class A Notes -- Book-Entry Securities" and " -- Reports to Holders" herein.


                        DESCRIPTION OF THE CLASS A NOTES

         The Class A Notes will be issued pursuant to the Indenture. The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are hereby incorporated herein by reference. Capitalized terms used herein which are preceded by the designation "Class A-1" or "Class A-2" shall mean such term as applied to the Class A-1 Notes or the Class A-2 Notes, as applicable.

GENERAL

         The Class A Notes of each Class will be issued in denominations of $1,000 and multiples of $1 in excess thereof. Physical Notes, if issued, will be transferable and exchangeable at the corporate trust office of the "Registrar," which is the Indenture Trustee, until the Indenture Trustee appoints a successor thereto acceptable to the Insurer. See "Description of the Securities -- Form of Securities" in the Prospectus. No service charge will be made for any registration of exchange or transfer of Class A Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

OPTIONAL TRANSFERS OF HELOC MORTGAGE LOANS TO THE RELATED ORIGINATORS

         Subject to certain conditions, and upon notice to the Rating Agencies and the Insurer, on any Payment Date the applicable Affiliated Originator may, but shall not be obligated to (except upon a breach of a representation or warranty), remove from the Trust a portion of the HELOC Mortgage Loans without notice to the Holders of the Class A-1 Notes. The applicable Affiliated Originator is permitted to designate the HELOC Mortgage Loans to be removed. HELOC Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement, including: (i) the Class A-1 Overcollateralization Amount as of such Payment Date (after giving effect to such removal) equals or exceeds the then Class A-1 Specified Overcollateralization Amount; (ii) the Affiliated Originator shall represent and warrant that random selection procedures were used in selecting the HELOC Mortgage Loans and no other selection procedures which are adverse to the interests of the Holders of the Class A-1 Notes or the Insurer were used by the Affiliated Originator in selecting such Mortgage Loans; and (iii) no Class A-1 Rapid Amortization Event shall have theretofore occurred or will occur as a result of such removal.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT

         All collections on the Mortgage Loans will generally be allocated in accordance with the Underlying Mortgage Notes between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date and a Pool, "Interest Collections" with respect to the related Pool will be equal to the amounts collected in respect of interest with respect to such Pool during the related Remittance Period (excluding payments of interest due prior to the Cut-Off Date), including such portion of Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Underlying Mortgage Notes less Servicing Fees for the related Remittance Period.

         As to any Payment Date, "Principal Collections" with respect to the related Pool will be equal to the amounts collected in respect of principal with respect to such Pool during the related Remittance Period, including such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the Underlying Mortgage Notes.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related out-of-pocket expenses and advances, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of such Mortgage Loan and (ii) any accrued and unpaid interest thereon to the end of the Remittance Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

         "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the related Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         The Master Servicer will deposit Interest Collections and Principal Collections in respect of the Mortgage Loans in the related Pool in an account (the "Principal and Interest Account") established for such purpose under the Sale and Servicing Agreement.

         The Indenture Trustee will deposit amounts received by the Master Servicer on the Determination Dates and any amounts drawn under the Policies into the Note Account.

         With respect to any date, the "Pool Balance" of a Pool will be equal to the aggregate of the Principal Balances of all Mortgage Loans in the related Pool as of such date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any date is equal to its Principal Balance as of the related Cut-Off Date, minus (i) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Underlying Mortgage Note prior to such day, plus (ii) if such Mortgage Loan is a HELOC Mortgage Loan, any Additional HELOC Balances in respect of such HELOC Mortgage Loan. The "Principal Balance" of a Liquidated Mortgage Loan shall be zero.

DISTRIBUTIONS ON THE CLASS A NOTES

         Beginning with the first Payment Date (which will occur on October 26, 1998), distributions on the Class A Notes will be made by the Indenture Trustee or the Paying Agent on each Payment Date to the persons in whose names such Notes are registered at the close of business on the Record Date for such Class. The "Record Date" with respect to the Class A-1 Notes and a Payment Date will be the Business Day immediately preceding such Payment Date, and with respect to the Class A-2 Notes and a Payment Date will be the last day of the calendar month immediately preceding such Payment Date. The term "Payment Date" means the twenty-fifth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Owner owning Class A Notes having denominations aggregating at least $1,000,000 and received by the Indenture Trustee at least five Business Days prior to the related Record Date, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the register of Holders of Class A Notes (the "Certificate Register") maintained by the Registrar on the Record Date in amounts calculated as described below. However, the final distribution in respect of the Class A Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final distribution. For purposes hereof, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION FEATURE

         The "Overcollateralization Amount" with respect to each Class of Notes is equal to the amount, if any, by which the related Pool Balance exceeds the Note Principal Balance for the related Class of Notes. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization Amount with respect to each Class of Notes be maintained at a certain specified level, the "Specified Overcollateralization Amount" with respect to such Class.

         The Overcollateralization Amount for each class of Notes as of the Closing Date will be less than the related initial Specified
Overcollateralization Amount, thus requiring an increase in such Overcollateralization Amount on future Payment Dates until such Overcollateralization Amount equals the Specified Overcollateralization Amount.

         With respect to each Class of Notes, certain cashflow (the "Excess Cashflow"), generally consisting of the sum of (i) excess interest (i.e., the excess of Interest Collections on the Mortgage Loans in the related Pool over the sum of interest payable for the related Class of Notes plus certain fees), plus (ii) related Principal Collections not required to be applied to principal amortization for the related Class of Notes or to Reimbursement Amounts, will be applied as a payment of principal on the related Class of Notes on each Payment Date to maintain the Overcollateralization Amount for such Class at, or to increase it to, the Specified Overcollateralization Amount for such Class for such Payment Date. The amount of such Excess Cashflow with respect to a Class of Notes so applied as a payment of principal on a Payment Date is an "Accelerated Principal Payment" for the related Class of Notes. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, the Owner Trustee or any other person, including the Insurer.

         Since the Overcollateralization Amount for a Class of Notes is equal to the difference between the Pool Balance for the related Pool and the outstanding Note Principal Balance of the related Class of Notes, such Overcollateralization Amount may be increased to the Specified Overcollateralization Amount by accelerating the amortization of such outstanding Note Principal Balance with Accelerated Principal Payments.

         The Indenture permits Excess Cashflow not required to maintain or achieve the Specified Overcollateralization Amount of the related Class of Notes to be applied, first, to the funding of certain deficiencies with respect to the other Class of Notes, and second, to the funding of the reserve account (the "Reserve Account"), which has been required by the Insurer to be established and maintained with respect to the Notes. The amount on deposit in the Reserve Account will not exceed the excess of (x) the sum of the Specified Overcollateralization Amounts with respect to each Class of Notes over (y) the sum of the Overcollateralization Amounts with respect to each Class of Notes. Amounts in the Reserve Account may only be withdrawn therefrom and applied in accordance with the terms of the Indenture.

         The Insurer may permit the Specified Overcollateralization Amount for a Class of Notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Specified Overcollateralization Amount is an "Overcollateralization Reduction Amount," which may, in the case of the HLTV Pool, result in a release of cash from the lien of the Indenture in an amount equal to the Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Insurer), or, which may in the case of the HELOC Pool, result in the removal of cash or Mortgage Loans from the lien of the Indenture on Payment Dates occurring after such step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a Class will first be released from the Reserve Account, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Account with respect to a Class is not sufficient to fund the full amount of such Overcollateralization Reduction Amount with respect to such Class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released to the Certificateholders from the monthly cashflow with respect to such Class, thus reducing the Overcollateralization Amount for such Class.

         INTEREST. Interest on the Class A Notes of each Class will be payable monthly on the twenty-fifth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a "Payment Date"), commencing on October 26, 1998, at the related Class A Interest Rate for the related Interest Accrual Period.

         CLASS A-1 NOTES...The "Class A-1 Interest Rate" for an Interest Accrual Period will generally be equal to the lesser of:

         (i) (x) with respect to any Payment Date which occurs on or prior to the Optional Redemption Date (as defined herein), the sum of (a) the London interbank offered rate for one-month Eurodollar deposits appearing on the Telerate Screen Page 3750 ("LIBOR"), as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Accrual Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Accrual Period) and (b) 0.28% and (y) for any Payment Date thereafter, the sum of (a) LIBOR and (b) 0.56% (the rate described in the clause (i), the "Class A-1 Formula Rate) and

         (ii) the fraction, expressed as an annual percentage rate, equal to twelve times the interest due on the HELOC Mortgage Loans during the prior Remittance Period, minus the amount of Prepayment Interest Shortfalls and Relief Act Shortfalls for the related Remittance Period (net of the related Servicing Fee, the fee payable to the Indenture Trustee (the "Indenture Trustee's Fee"), the fee payable to the Owner Trustee (the "Owner Trustee's Fee") and the premium payable to the Insurer with respect to the related Policy (the "Premium Amount" for the Class A-1 Notes)) divided by the HELOC Pool Principal Balance as of the opening of such prior Remittance Period, less (y) commencing on the seventh Payment Date, 0.50% (the rate described in this clause (ii), the "Class A-1 Net Funds Cap Rate" ).

         CLASS A-2 NOTES. The "Class A-2 Interest Rate" for an Interest Accrual Period will be equal to:

               (x) 6.55% per annum with respect to any Payment Date which occurs on or prior to the Optional Redemption Date, and (y) 7.05% per annum for any Payment Date thereafter.

         CARRY-FORWARD FEATURE. In the event that, on any Payment Date, the Class A-1 Net Funds Cap Rate is less than the Class A-1 Formula Rate (i.e., the Class A-1 Interest Rate for such Class equals the Class A-1 Net Funds Cap Rate), the excess of the amount of interest due based on the Class A-1 Formula Rate, over the interest due based on the Class A-1 Net Funds Cap Rate, together with interest thereon at the related then-applicable Class A-1 Formula Rate, will be carried-forward (the "Class A-1 Net Funds Cap Carry-Forward Amount") and due on future Payment Dates and due and payable in full on or before the Class A-1 Final Scheduled Payment Date. The Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-1 Notes address the likelihood of payment of, any Class A-1 Net Funds Cap Carry-Forward Amount.

         INTEREST ACCRUAL PERIODS. Interest on the Class A-1 Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (the "Interest Accrual Period" for the Class A-1 Notes) on the basis of the actual number of days in the Interest Accrual Period and a 360-day year. Interest on the Class A-2 Notes in respect of any Payment Date will accrue during the prior calendar month (the "Interest Accrual Period" for the Class A-2 Notes) on the basis of a 30-day month and a 360-day year. For any Payment Date, the interest then due on the Class A Notes (calculated using the related Class A Interest Rate and exclusive of any Net Funds Cap Carry-Forward Amount) is the "Class A Interest Distribution Amount" for such Class and Payment Date.

CALCULATION OF THE LIBOR RATE FOR THE CLASS A-1 NOTES

\         With respect to each Payment Date, LIBOR for the Class A-1 Notes shall be established by the Indenture Trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A-1 Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Indenture Trustee, as of

11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A-1 Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

PAYMENT OF PRINCIPAL

         CLASS A-1 NOTES

         I. SCHEDULED PRINCIPAL. On each Payment Date, the Holders of the Class A-1 Notes will be entitled to receive the Class A-1 Scheduled Principal Distribution Amount (as defined below) for such Payment Date.

         The term of the Class A-1 Notes has been divided into two periods, the Class A-1 Managed Amortization Period and the Class A-1 Rapid Amortization Period. The "Class A-1 Managed Amortization Period" is the period commencing on October 26, 1998 (i.e., the initial Payment Date), and ending on the earlier to occur of (x) the October 2001 Payment Date and (y) the Payment Date which immediately precedes the occurrence of a Class A-1 Rapid Amortization Event. The "Class A-1 Rapid Amortization Period" is the period which follows immediately the end of the Class A-1 Managed Amortization Period.

         On any Payment Date during the Class A-1 Managed Amortization Period, the "Class A-1 Scheduled Principal Distribution Amount" shall equal the excess (but in no event less than zero) of (x) the lesser of (i) the Class A-1 Maximum Principal Payment and (ii) the Class A-1 Net Principal Collections over (y) the Class A-1 Overcollateralization Reduction Amount, if any, with respect to such Payment Date. With respect to any Payment Date, the "Class A-1 Maximum Principal Payment" will equal 98% (the "Class A-1 Fixed Allocation Percentage") of the Class A-1 Principal Collections relating to such Payment Date. With respect to any Payment Date, the "Class A-1 Net Principal Collections" is the excess of (x) Class A-1 Principal Collections over (y) the aggregate principal amount of all Additional HELOC Balances arising during the related Remittance Period; provided, that in no event will Class A-1 Net Principal Collections be less than zero with respect to any Payment Date. The aggregate distributions of principal to the Holders of Class A-1 Notes will not exceed the Original Class A-1 Principal Balance.

         On any Payment Date during the Class A-1 Rapid Amortization Period, the "Class A-1 Scheduled Principal Distribution Amount" shall equal the excess of
(x) the Class A-1 Maximum Principal Payment over (y) the Class A-1 Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

         In addition, on the Payment Date in October 2022 (the "Class A-1 Final Scheduled Payment Date"), the Holders of the Class A-1 Notes will be entitled to receive a payment of principal in an amount equal to the outstanding Class A-1 Principal Balance. The Class A-1 Final Scheduled Payment Date is the date which is one year after the date which is the latest possible maturity date of a HELOC Mortgage Loan which amortizes according to its terms.

         II. ACCELERATED PRINCIPAL. In addition, on any Payment Date with respect to which there exists Excess Cashflow with respect to the HELOC Pool, such amount will be distributed in reduction of the Note Principal Balance of the Class A-1 Notes (any such payment, a "Class A-1 Accelerated Principal Payment") to the extent required to increase the Class A-1 Overcollateralization Amount to the Class A-1 Specified Overcollateralization Amount applicable to such Payment Date.

         "Excess Cashflow" with respect to a Payment Date and a Class of Notes means the amount on deposit in the Note Account in respect of Principal Collections and Interest Collections on the related Pool during the related Remittance Period, available after making the distributions with respect to such Class specified in clauses (i) through (vi) under the caption "Descriptions of the Class A Notes - Flow of Funds" on such Payment Date.

CLASS A-1 RAPID AMORTIZATION EVENTS

         As described above, the Class A-1 Managed Amortization Period will continue through the Payment Date in October 2001, unless a Class A-1 Rapid Amortization Event occurs prior to such date in which case the Class A-1 Rapid Amortization Period will commence immediately. "Class A-1 Rapid Amortization Event" refers to any of the following events:

         (a) failure on the part of Sponsor (i) to make a payment or deposit required under the Sale and Servicing Agreement within four Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Sponsor set forth in the Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after written notice;

         (b) any representation or warranty made by the Sponsor in the Sale and Servicing Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Holders or the Insurer are materially and adversely affected; provided, however, that a Class A-1 Rapid Amortization Event shall not be deemed to occur if the Sponsor has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Sale and Servicing Agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Originator or the Sponsor;

         (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (e) the occurrence of an event permitting the removal of the Master Servicer. See "Certain Provisions of the Indenture and the Sale and Servicing Agreement -- Certain Matters Regarding the Master Servicer" herein;

         (f)      a draw under the related Policy; and

         (g) default in the payment of any interest, principal or any installment of principal on the Class A-1 Notes when the same becomes due and payable, and such default continues for a period of five Business Days.

         In the case of any event described in clauses (a) through (f), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described herein or in the Indenture or Sale and Servicing Agreement either (i) the Indenture Trustee or Holders holding Class A-1 Notes evidencing more than 50% of the Class A-1 Principal Balance, in each case, with the prior written consent of the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Policy) or the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Policy), by written notice to the Insurer, the Sponsor, the Originator, the Rating Agencies, and the Master Servicer (and to the Indenture Trustee, if given by the Holders or the Insurer) declare that a Class A-1 Rapid Amortization Event has occurred as of the date of such notice, or in the case of any event described in clause (g), the Indenture Trustee or Holders holding Class A-1 Notes evidencing more than 50% of the Class A-1 Note Balance by such written notice declare that a Class A-1 Rapid Amortization Event has occurred as of the date of such notice. Following the occurrence of a Class A-1 Rapid Amortization Event described in clauses (a) through (f), the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Policy with respect to the Class A-1 Notes) shall have the right to direct the Indenture Trustee to sell the HELOC Mortgage Loans. Following the occurrence of a Class A-1 Rapid Amortization Event described in clause (g), the Holders of the Class A-1 Notes evidencing more than 50% of the Class A-1 Note Principal Balance shall have the right to so direct the Indenture Trustee. If the Insurer has directed such sale, the Policy relating to the Class A-1 Notes will cover any amounts by which such remaining net proceeds are insufficient to pay the Class A-1 Principal Balance, together with all accrued and unpaid interest thereon.

         CLASS A-2 NOTES

         I. SCHEDULED PRINCIPAL. On each Payment Date, the Class A-2 Noteholders will be entitled to payments of Class A-2 Scheduled Principal Distribution Amount in reduction of the Class A-2 Note Balance. The "Class A-2 Scheduled Principal Distribution Amount" with respect to any Payment Date will consist of the excess of (i) the sum of Class A-2 Principal Collections plus the outstanding Principal Balances of all HLTV Loans which became Charged-Off HLTV Loans during the prior Remittance Period over (ii) the Class A-2 Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

         A "Charged-Off HLTV Loan" is a HLTV Mortgage Loan which is more than 180 days delinquent (irrespective of grace periods) or which has become a Liquidated Mortgage Loan.

         II. ACCELERATED PRINCIPAL. In addition, on any Payment Date with respect to which there exists Excess Cashflow with respect to the HLTV Pool, such amount will be distributed in reduction of the Class A-2 Principal Balance (any such payment, a "Class A-2 Accelerated Principal Payment"), to the extent required to increase the Class A-2 Overcollateralization Amount to the Class A-2 Specified Overcollateralization Amount applicable to such Payment Date.

EVENTS OF DEFAULT UNDER INDENTURE

         The occurrence of an Event of Default with respect to the Class A-1 Notes will not cause the occurrence of an Event of Default with respect to the Class A-2 Notes, and vice versa, unless the same event or circumstance is an Event of Default with respect to both Classes. The following constitute Events of Default under the Indenture: (i) with respect to the Class A-1 Notes the occurrence of a Class A-1 Rapid Amortization Event, or with respect to the Class A-2 Notes, the occurrence of any of the events specified in clauses (a), (b),
(c), (d) or (e) under "Class A-1 Rapid Amortization Event" above, or the occurrence with respect to the Class A-2 Notes of either of the events specified in clauses (f) or (g) under "--Class A-1 Rapid Amortization Events" above; (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Issuer; (iii) default by the Issuer in the observation of certain events specified in the Indenture relating to the sale or other disposition of certain assets of the Trust Estate; a claim against, or deduction by the Issuer from, the principal or interest on the Notes; the priority, validity or effectiveness of the lien of the Indenture is permitted by the Issuer to be impaired; (iv) default by the Issuer in the observation of covenants not otherwise specified and such default shall continue for 30 days after notice; or (v) any representation or warranty of the Issuer shall have been incorrect in any material respect when made and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured. The Indenture Trustee shall, at the direction of the Insurer, or with the consent of the Insurer (so long as a default by the Insurer shall not be occurred and be continuing), at the direction of Holders of the Class A Notes evidencing at least 50% of the Note Principal Balance of the related Class, declare an Event of Default upon the occurrence of any such event. Upon such declaration of an Event of Default, and regardless of whether the Mortgage Loans of the related Pool are subsequently sold as a result thereof, in the case of the Class A-1 Notes, no further Additional HELOC Balances will be transferred to the Trust, and in either case within 15 days, the Indenture Trustee will publish a notice of the occurrence of such event. If so directed by the Insurer or, with the consent of the Insurer (so long as a default by the Insurer shall not have occurred and be continuing), the Holders of the Class A Notes evidencing at least 50% of the Class A Note Principal Balance of the related Class, the Indenture Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in the related Pool in a commercially reasonable manner and on commercially reasonable terms. If no Event of Servicing Termination has occurred and if the Insurer consents, any such sale, disposal or liquidation and such sale, disposal or liquidation will be "servicing retained" by the Master Servicer. The net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the related Policy and other amounts owing to the Insurer. The amount required to reduce the Note Principal Balance of the related Class of Class A Notes, together with all accrued and unpaid interest due thereon, to zero will be distributed to the Holders of the related Class of Class A Notes. If such sale, disposition or liquidation has been directed by or approved by the Insurer, the related Policy will cover any amount by which such remaining net proceeds are insufficient to pay such amounts.

FLOW OF FUNDS

         The Indenture Trustee shall deposit to a certain account (the "Note Account"), without duplication, upon receipt and with respect to each Class of Notes, (i) any Insured Payments received with respect to such Class, (ii) the proceeds of any liquidation of the assets of the Trust, to the extent that such proceeds relate to the Pool corresponding to such Class, the related Principal Collections, the related Interest Collections and certain other amounts remitted by the Master Servicer or any Sub-Servicer, together with certain other specified amounts, in each case to the extent such amounts relate to the Pool corresponding to such Class (the amounts specified in clause (ii), being "Available Funds" for such Class and the related Payment Date).

         With respect to the Note Account on each Payment Date, and to the extent of Available Funds with respect to a Class, the Indenture Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

         (i) first, certain fees due to the Indenture Trustee and the Owner Trustee on account of such Class;

         (ii) second, the Premium Amount payable to the Insurer on account of such Class;

         (iii) third, to the Holders of such Class of Class A Notes, the related Class A Interest Distribution Amount for such Payment Date;

         (iv) fourth, to the Holders of such Class of Class A Notes as a distribution of principal, the Scheduled Principal Distribution Amount for such Payment Date;

         (v) fifth, to the Holders of such Class of Class A Notes, as a distribution of principal, the related Overcollateralization Deficit for such Payment Date;

         (vi) sixth, to the Insurer, the Reimbursement Amount, if any, then due to it with respect to such Class;

         (vii) seventh, to the Holders of such Class of Class A Notes, the Accelerated Principal Payment, if any, with respect to such Class;

         (viii) eighth, pursuant to the "crosscollateralization" provisions of the Trust, any Available Funds remaining with respect to a Class on such Payment Date shall be used to fund any deficiency in items (iii), (v) and (vi) above with respect to the other Class on such Payment Date after taking into account the allocation of 100% of such other Class' Available Funds on such Payment Date (the amount of one Class' remaining Available Funds which is allocated with respect to the other Class on such Payment Date is a "Crossover Amount");

         (ix) ninth, to the Reserve Account for application in accordance with the Indenture, to the extent that the sum of the Overcollateralization Amount for both Classes of Notes as of such Payment Date is less than the sum of the Specified Overcollateralization Amount for both Classes of Notes as of such Payment Date;

           (x) tenth, to the Master Servicer, reimbursement for Servicing Advances to the extent not previously reimbursed and reimbursement for Servicing Advances which have become non-recoverable, in each case, with respect to the Pool corresponding to such Class;

           (xi) eleventh, to the Holders of the Class A-1 Notes, the amount of any Class A-1 Net Funds Cap Carry-Forward Amount then due with respect to such Class;

           (xii) twelfth, certain expenses due to the Indenture Trustee and the Owner Trustee with respect to such Class; and

           (xiii) thirteenth, to the Certificateholders, any amount remaining on deposit in the Note Account with respect to such Class.

         On each Payment Date, if Available Funds with respect to a Class, plus any Crossover Amount available from the other Class, are insufficient to pay the amounts specified in clauses (iii) and (v) above with respect to such Class, the amount of such insufficiency shall be withdrawn from the Reserve Account to the extent of funds on deposit therein.

         "Servicing Advances" means any "out-of-pocket" costs and expenses, incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep senior liens current unless with respect to any of the foregoing the Master Servicer has determined that such advance would not be recoverable. Such costs and expenses will constitute "Servicing Advances." In the event of a delinquency or default on a Mortgage Loan, neither the Master Servicer nor any subservicer will have any obligation to advance scheduled monthly payments of principal and interest with respect to such Mortgage Loan, nor will the Master Servicer or any subservicer have an obligation to make up any Prepayment Interest Shortfall with respect to any Mortgage Loan. See "Certain Provisions of the Indenture and the Sale and Servicing Agreement."

         On each Determination Date the Indenture Trustee shall determine, with respect to the immediately following Payment Date, whether a drawing is required to be made under either Policy for the purpose of funding a Deficiency Amount (as defined below under "The Insurer and the Policies") with respect to the related Class. With respect to each Payment Date, the "Determination Date" is the fourth Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and the Indenture Trustee.


                          THE INSURER AND THE POLICIES

THE INSURER

         The following information has been supplied by the Insurer for inclusion in this Prospectus Supplement. No representation is made by the Underwriters, the Sellers, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information.

         The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc.") MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Certificate Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1998 and for the six-month periods ending June 30, 1998 and June 30, 1997, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):



                                                                 SAP
                                                   DECEMBER 31,        JUNE 30,
                                                       1997              1998
                                                    (Audited)        (Unaudited)
                                                            (in millions)
                                                  ------------------------------
Admitted Assets                                       $5,256             $6,048
Liabilities                                            3,496              3,962
Capital and Surplus                                    1,760              2,086

                                                                GAAP

                                                   DECEMBER 31,        JUNE 30,
                                                       1997              1998
                                                    (Audited)        (Unaudited)
                                                            (in millions)
                                                  ------------------------------
Assets                                                $5,988             $6,794
Liabilities                                            2,624              2,977
Shareholders' Equity                                   3,364              3,817




         Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is
(914) 273-4545.

         The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policies and the Insurer under the heading "THE INSURER AND THE POLICIES." Additionally, the Insurer makes no representations regarding the Class A Notes or the advisability of investing in the Class A Notes.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa".

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA".

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA".

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Notes. The Insurer does not guaranty the market price of the Class A Notes nor does it guaranty that the ratings on the Class A Notes will not be revised or withdrawn.

THE POLICIES

         The Insurer will issue two Policies to the Trustee, one with respect to the Class A-1 Notes and one with respect to the Class A-2 Notes.

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Policies, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Indenture Trustee, or its successor, as trustee for the Owners, on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under each Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Notes, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer; provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable under a Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under a Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice.

         Insured Payments due under a Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the related Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policies.

         Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A Notes to the extent of any payment by the Insurer under the related Policy.

         As used in the Policies, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of September 1, 1998 among the Trust and the Indenture Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer.

                  "Business Day" means any day other than (i) a Saturday, a Sunday or (ii) a day on which the Insurer or banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means (a) with respect to the Class A-1 Notes or the Class A-2 Notes, as the case may be, for any Payment Date, any shortfalls in the Total Available Funds with respect to the related Class to pay the sum of (i) the related Class A Interest Distribution Amount (excluding any Class A-1 Net Funds Cap Carry-Forward Amounts, any Prepayment Interest Shortfalls and any Relief Act Shortfalls) and
         (ii) the related Overcollateralization Deficit and (b) with respect to the Class A-1 Notes only, on the Class A-1 Final Scheduled Payment Date, any shortfall in Total Available Funds with respect to the Class A-1 Notes to pay the outstanding Class A-1 Principal Balance.

                  "Insured Payment" means, with respect to the Class A-1 Notes or the Class A-2 Notes, as the case may be, (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the related Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, the Originators or the Master Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Total Available Funds" means, with respect to a Class of Notes and any Payment Date, the sum of (i) the Available Funds then available in the Note Account with respect to such Class, reduced by the amounts used to pay the fees of the Indenture Trustee and the Owner Trustee, and further reduced by the Premium Amount paid to the Insurer, in each case with respect to such Class plus (ii) the Crossover Amount, if any, available from the Pool related to the other Class on such Payment Date, pursuant to the crosscollateralization provisions of the Trust plus (iii) amounts available from the Reserve Account with respect to such Class on such Payment Date.

         Capitalized terms used in the Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment or modification to the Agreement unless the amendment or modification has been approved in writing by the Insurer.

         Any notice under the Policies or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The Policies are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Policies is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policies are not cancelable for any reason. The premiums on the Policies are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Notes.


                     CERTAIN PROVISIONS OF THE INDENTURE AND
                        THE SALE AND SERVICING AGREEMENT

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time, as to the HELOC Mortgage Loans, with respect to the home equity revolving credit line loans in its servicing portfolio comparable to the HELOC Mortgage Loans and as to the HLTV Mortgage Loans, with respect to the high-loan-to-value mortgage loans in its portfolio comparable to the HLTV Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity revolving credit line loans it owns or services. In accordance with the terms of the Sale and Servicing Agreement, the Master Servicer or the Originator may consent under certain circumstances to the placing of a subsequent senior lien in respect of a HELOC Mortgage Loan, or may consent to a HLTV Mortgage Loan becoming unsecured.

HAZARD INSURANCE

         HELOC MORTGAGE LOANS. The Sale and Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the HELOC Mortgage Loans. The terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance.

         The Sale and Servicing Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a HELOC Mortgage Loan acquired upon foreclosure of a HELOC Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the Credit Limit of such HELOC Mortgage Loan. The Sale and Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Principal and Interest Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Principal and Interest Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOC Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

         HLTV MORTGAGE LOANS. Since the collateral value of the related Mortgaged Properties are only of secondary importance with respect to the HLTV Mortgage Loans, as the net equity in the related property is usually quite low, the Sale and Servicing Agreement does not require the Master Servicer to maintain hazard insurance with respect to the HLTV Mortgage Loans purchased from third parties; provided, however, for the HLTV Loans originated by the Affiliated Originators the Master Servicer is required under the Sale and Servicing Agreement to maintain hazard insurance for HLTV Mortgage Loans having Combined Loan-to-Value Ratios of up to 100%.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         With respect to the HELOC Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure on the underlying property (i) after a loan has become delinquent and, in the judgement of the Master Servicer, satisfactory arrangements cannot be made with the Mortgagor, (ii) if a notice of default on a senior lien is received by the Master Servicer, or (iii) if circumstances are discovered by the Master Servicer which would indicate that a potential for loss exists. Foreclosure proceedings may be terminated if the delinquency is cured. HELOC Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         With respect to the HLTV Mortgage Loans, the general policy of the Master Servicer does not necessarily include the initiation of foreclosure proceeding on the underlying property after a loan has become defaulted. Rather, the Master Servicer will assess the likelihood of a material net recovery against the underlying property in the event of a foreclosure; since the HLTV Mortgage Loan is likely to be the most junior lien on the property, and since the combined Loan-to-Value Ratio is likely to be high, the prospects of a material net recovery may be minimal, and may not outweigh the costs of the foreclosure proceeding. In such circumstance the Master Servicer may concentrate its collection efforts against the Mortgagor and not the related Mortgaged Property. Foreclosure proceedings, if commenced, may be terminated if the delinquency is cured.

         Once foreclosure is initiated by the Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

         After foreclosure, if the HLTV Mortgage Loan is secured by a first mortgage lien, the Servicer may liquidate the Mortgaged Property and charge off the loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property.

         HLTV Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         The Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders of the Class A Notes or the Certificateholders.

OPTIONAL REASSIGNMENT OF DEFAULTED LOANS

         The Master Servicer may, at its option, purchase from the Trust any Mortgage Loan which is delinquent in payment by 90 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued interest thereon at the applicable Coupon Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Holders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Remittance Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to 0.50% per annum (with respect to the HELOC Mortgage Loans) and 0.75% per annum (with respect to the HLTV Mortgage Loans) (the related "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans in each Pool as of the first day of the related Remittance Period (or as of the Cut-Off Date for the first Remittance Period). All Termination Fees, prepayment penalties and fees, assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties; such right of reimbursement (i) shall be prior to the rights of the Holders of the Class A Notes to receive any related Net Liquidation Proceeds and
(ii) shall not be limited to recoveries from the related Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement provides for delivery on or before April 15 in each year, beginning on April 15, 1999, to the Indenture Trustee an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before April 15 of each year, beginning April 15, 1999, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Originator) to the Indenture Trustee, the Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Sale and Servicing Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Sale and Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Sale and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it as evidenced by an opinion of counsel delivered to the Indenture Trustee and the Insurer. No such resignation will become effective until the Indenture Trustee or appointed successor Master Servicer has assumed the Master Servicer's obligations and duties under the Sale and Servicing Agreement. The Indenture Trustee, the Holders of the Class A Notes (each with the consent of the Insurer) or the Insurer (so long as no Insurer default is continuing), have the right, to remove the Master Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Master Servicer to perform any one or more of its material obligations under the Sale and Servicing Agreement as to which the Master Servicer shall continue in default with respect thereto for a specified period, generally of sixty (60) days, after notice by the Indenture Trustee or the Insurer (if required by the Sale and Servicing Agreement) of said failure; or (c) the failure of the Master Servicer to cure any breach of any of its representations and warranties set forth in the Sale and Servicing Agreement which materially and adversely affects the interests of the Holders or the Insurer, for a specified period, generally of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof.

         The Insurer may also remove the Master Servicer upon the occurrence of any of certain events, including:

         (i) the failure by the Master Servicer to make any required Servicing Advance which failure continues for thirty (30) days or more after written notice from the Insurer; or

         (ii) the failure of the Master Servicer to perform one or more of its material obligations under the Sale and Servicing Agreement, which failure continues for sixty (60) days or more after written notice from the Insurer; or

         (iii) certain other events described in the Insurance Agreement; or

         (iv) failure on the part of the Master Servicer to make a payment or deposit required under the Sale and Servicing Agreement within three Business Days after the date such payment or deposit is required to be made;

provided, however, that prior to any removal of the Master Servicer by the Insurer pursuant to clause (i) or (ii) above the Master Servicer shall not have remedied, or shall not have taken action satisfactory to such Insurer to remedy, such event or events within a specified period, generally within 30 days (60 days in respect of clause (ii) above) after the Master Servicer's receipt of notice thereof.

AMENDMENTS

         The Indenture and the Sale and Servicing Agreement may each be amended as the parties thereto by the Indenture Trustee, the Sponsor and the Master Servicer, with the prior approval of the Insurer, but without the giving of notice or the receipt of the consent of the Holders of the Class A Notes, for the purposes of (x)(i) curing any ambiguity or correcting or supplementing any provision thereof which may be inconsistent with any other provision thereof, or
(ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Indenture Trustee and the Insurer, materially and adversely affect the interests of any Holders (without its written consent) or (y) certain other limited purposes set forth therein.

         The Indenture and the Sale and Servicing Agreement may also be amended by the Indenture Trustee, the Sponsor and the Master Servicer at any time and from time to time, with the prior written approval of the Insurer, Holders of the Class A Notes evidencing not less than 51% of the Class A Note Principal Balance (which consenting percentage shall be required only with respect to the affected class, if the proposed amendment affects only one Class), for the purpose of adding any provisions or changing in any matter or eliminating any of the provisions thereof or of modifying in any manner the rights of the Holders of the Class A Notes thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Holders without the consent of such Holders or (b) change the aforesaid percentage of the Class A Note Principal Balance which is required to consent to any such amendments, without the consent of all of the Holders affected.

THE INDENTURE TRUSTEE

         Bankers Trust Company of California, N.A., a national banking association with its principal place of business in Irvine, California, has been named Indenture Trustee pursuant to the Indenture.

         The commercial bank or trust company serving as Indenture Trustee may own Class A Notes and have normal banking relationships with the Sponsor, the Master Servicer, the Originator and the Insurer and/or their affiliates.

         The Indenture Trustee may resign at any time, in which event the Sponsor will be obligated to appoint a successor Indenture Trustee, as approved by the Insurer. The Sponsor (with the prior written consent of the Insurer) or the Insurer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Sponsor will be obligated to appoint a successor Indenture Trustee, as approved by the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee acceptable to the Insurer. If the Sponsor fails to fulfill its obligations to appoint a successor Indenture Trustee, the Insurer will have the right to do so.

         No Holder of the Class A Notes will have any right under the Indenture to institute any proceeding with respect to the Indenture unless the Insurer has given its prior written consent, such Holder previously has given to the Indenture Trustee written notice of default and unless Holders evidencing at least 51% of the Class A Note Principal Balance (which requesting percentage shall be required only with respect to the affected class, if the request relates to only one Class) have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

REPRESENTATIONS AND WARRANTIES

         The Sponsor will represent and warrant to the Indenture Trustee and the Insurer that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Sale and Servicing Agreement. The Sponsor will also represent and warrant to the Indenture Trustee and the Insurer that, among other things, immediately prior to the assignment of the Mortgage Loans to the Trust, such Sponsor was the sole owner and holder of such Mortgage Loans free and clear of any and all liens and security interests.


                                 USE OF PROCEEDS

         The net proceeds from the sale of the Class A Notes will be used by the Sponsor to acquire the HELOC Mortgage Loans and the HLTV Mortgage Loans from the Originators. Such amount will be determined as a result of the pricing of the Class A Notes through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Sponsor's general funds and will be available for general corporate purposes, including the repayment of debt and the purchase of new mortgage loans.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Class A Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Holders in light of their personal investment circumstances or to certain types of Holders subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Class A Notes.

CHARACTERIZATION OF THE CLASS A NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and assuming compliance with the terms of the Indenture as in effect on the date of issuance of the Class A Notes, Dewey Ballantine LLP, special tax counsel to the Sponsor ("Tax Counsel"), is of the opinion that based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and such investigations as it deemed appropriate, the Class A Notes will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Class A Notes will be treated as "Debt Securities" as described in the Prospectus. See "Certain Federal Income Tax Consequences" in the Prospectus. In addition, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership) or a taxable mortgage pool.

         The Trust and the Holders of the Class A Notes express in the Indenture their intent that, for applicable tax purposes, the Class A Notes will be indebtedness secured by the Mortgage Loans. The Originator, the Sponsor and the Holders of the Class A Notes, by accepting the Class A Notes, and each Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes. Investors should be aware that no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation. Because different criteria are used to determine the non-tax accounting characterization of the transaction, the Originator intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal

Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on these factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Originator and has not been transferred to the Holders of the Class A Notes.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Class A Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF HOLDERS

         INTEREST INCOME ON THE NOTES. As a general rule, interest paid or accrued on the Notes will be treated as ordinary income to the holders thereof. A Holder of the Class A Notes using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Notes in ordinary income as such interest accrues, while a Holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. The following discussion is based in part on the rules governing "original issue discount" ("OID") which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Notes.

         It is anticipated, and this discussion assumes, that the Class A Notes will not be issued with OID within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto. If the Class A Notes were issued at more than a de minimis discount, however, such Notes would be treated as issued with OID for federal income tax purposes. The amount of OID on a Class A Note will be considered to be zero if it is less than a de minimis amount determined under the Code.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. The issue price of a
Note is the first price at which a substantial amount of Notes is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Note also includes the amount paid by an initial Holder for accrued interest that relates to a period prior to the issue date of the Note. The stated redemption price at maturity of a Class A Note includes the original principal amount of the Note, but generally will not include distributions of interest if such distributions constitute qualified stated interest.

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Note. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Because the Class A Notes will not be entitled to penalty payments of interest on interest deficiencies other than interest at the coupon rate on the amount of such deficiencies and do not provide for default or acceleration rights in the event of interest shortfalls, the interest payments on the Class A Notes may not be treated by the IRS as qualified stated interest, and in such event, the interest payments would be taxed as OID. Holders of Class A Notes should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Class A Note. While the tax treatment of interest on the Class A Notes is not entirely clear, the Trust intends to treat the stated interest on the Class A Notes as qualified stated interest for OID purposes.

         A Holder of a Note treated as issued with OID is required to include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. Generally, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Note and the adjusted issue price of the Note at the beginning of the accrual period, reduced by any payments of qualified stated interest during such accrual period. The adjusted issue price at the beginning of an accrual period is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by Holders is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period for such Notes is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Notes as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Notes, over the adjusted issue price of the Notes at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders based on the Prepayment Assumption, no representation is made to Holders that Mortgage Loans will be prepaid at that rate or at any other rate.

         A subsequent holder of a Note will also be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         VARIABLE RATE NOTES. Because the Class A-1 Notes bear interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the present value of all payments remaining to be made on such Notes should be calculated as if the interest index remained at its value as of the issue date of such Notes. Because the proper method of adjusting accruals of OID on a variable rate Note is not entirely clear, holders of variable rate Notes should consult their own tax advisors regarding the appropriate treatment of such Notes for federal income tax purposes.

         MARKET DISCOUNT. Holders should be aware that the resale of a Note may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Note at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Note, the lesser of such gain or the portion of the market discount that accrued while the Note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may instead elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

         PREMIUM. A Holder who purchases a Note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Holder may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the Note. If the Holder does not make such an election, the premium paid for the Note generally will be included in the tax basis of the Note in determining the gain or loss on its disposition.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Note to elect to accrue all interest, discount (including de minimis market or original issue discount) in income (as adjusted by any amortizable premium) as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the holder of the Note would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a Note that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest and discount on a constant yield method with respect to a Note is irrevocable.

         Each Holder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Although, as described above, it is the opinion of Tax Counsel that the Class A Notes are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Notes constitutes a sale of the Mortgage Loans (or an interest therein) to the Holders of the Class A Notes and that the proper classification of the legal relationship between the Sponsor, the Originator and the Holders of the Class A Notes resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

         If it were determined that this transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Holders of the Notes. Cash distributions to the Note Holders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership (but not a publicly traded partnership taxable as a corporation) between the Holders of the Class A Notes and the holders of the Certificates, the partnership itself would not be subject to U.S. federal income tax; rather, each holder of a Certificate and each Holder of the Class A Notes would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Holders of the Class A Notes and the holder of the Certificates could differ if the Class A Notes were held to constitute partnership interests rather than indebtedness.

         The Sponsor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Notes were not treated as indebtedness.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID, if any) paid on a Class A Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax; provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Holder of the Class A Notes provides the required foreign person information certification.

         If the Class A Notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

         Certain Holders of Class A Notes may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Notes if the Holders, upon issuance, failed to supply the Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, failed to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, failed to provide the Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The Indenture Trustee will be required to report annually to the IRS, and to each Holder of record, the amount of interest paid (and OID accrued, if any) on the Class A Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Holder" of record is Cede, as nominee for DTC, Holders and the IRS will receive tax and other information including the amount of interest paid on the Class A Notes owned from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest and payment with respect to OID (and principal) otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.


                                   STATE TAXES

         The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Notes under the tax laws of any state. Investors considering an investment in the Class A Notes should consult their own tax advisors regarding such tax consequences.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A NOTES.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Sponsor believes that the Class A Notes should be treated as 'indebtedness without substantial equity features' for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the Trust incurred losses. However, even if the Class A Notes are treated as 'indebtedness without substantial equity features', the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-l, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Class A Notes, or to whom the Class A Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however, such plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Class A Notes will be rated in the highest rating category of the Rating Agencies, the Class A Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment Matters" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated September 25, 1998 (the "Underwriting Agreement"), among the Sponsor, the Originators and the Underwriter, the Sponsor and the Originators have agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase the Class A Notes from the Trust.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Notes offered hereby if any of the Class A Notes are purchased.

         The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriter may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Class A Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Class A Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Class A Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Class A Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Class A Notes.


                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of the Class A Notes will be passed upon by Dewey Ballantine LLP, New York, New York.

                                     EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                     RATINGS

         It is a condition to issuance that the Class A Notes of each class be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

         A securities rating addresses the likelihood of the receipt by Holders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Notes. The ratings on the Class A Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Holders might realize a lower than anticipated yield nor the likelihood of the payment of Class A-1 Net Funds Cap Carry-Forward Amount.

         The ratings assigned to the Class A Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the Class A Notes may result in a reduction of one or more of the ratings assigned to the Class A Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS


1933 Act.....................................................................S-2
Accelerated Principal Payment.........................................S-43, S-52
Advanta Parent........................................................S-16, S-20
Benefit Plan................................................................S-12
Book-Entry Securities.......................................................S-10
Business Day................................................................S-49
Cede........................................................................S-10
CEDEL..................................................................S-1, S-10
Certificate Register........................................................S-49
Certificates.................................................................S-3
Charged-Off HLTV Mortgage Loan..............................................S-54
Class A Formula Rate...................................................S-6, S-51
Class A Interest Distribution Amount........................................S-51
Class A Interest Rate.......................................S-3, S-6, S-50, S-51
Class A Notes................................................................S-1
Class A Principal Balance....................................................S-4
Class A-1 Final Scheduled Payment Date..................................S-7, S-9
Class A-1 Net Funds Cap Carry-Forward Amount.................................S-6
Class A-1 Net Funds Cap Rate...........................................S-6, S-51
Closing Date.................................................................S-1
Code........................................................................S-64
Combined Loan-to-Value Ratio..........................................S-27, S-35
Commission...................................................................S-2
Coupon Rate.................................................................S-28
Credit Limit................................................................S-26
Credit Limit Utilization Rate...............................................S-26
Credit Line Agreements.......................................................S-3
Determination Date..........................................................S-56
Draw Period.................................................................S-17
DTC....................................................................S-1, S-10
Equity Interest.............................................................S-68
ERISA.......................................................................S-68
Euroclear..............................................................S-1, S-10
European Depositaries.......................................................S-10
Excess Cashflow.............................................................S-50
Exchange Act.................................................................S-2
FDIC........................................................................S-21
FHLMC.......................................................................S-21
FICO Credit Score...........................................................S-24
Final Scheduled Payment Date................................................S-52
Fiscal Agent................................................................S-58
Fixed Allocation Percentage......................................S-7, S-43, S-52
FNMA........................................................................S-21
GAAP........................................................................S-57
HELOC Mortgage Loans....................................................S-1, S-3
HELOC Pool..............................................................S-1, S-3
HLTV Mortgage Loans..........................................................S-3
HLTV Pool....................................................................S-3
Holders......................................................................S-1
Indenture....................................................................S-1
Indenture Trustee.......................................................S-1, S-4
Indenture Trustee's Fee................................................S-6, S-51
Index Rate..................................................................S-27
Insured Payment..............................................................S-9

Insurer......................................................................S-4
Interest Accrual Period.....................................................S-51
Interest Collections...................................................S-9, S-49
IRS.........................................................................S-65
Issuer.......................................................................S-1
LIBOR..................................................................S-6, S-50
LIBOR Business Day..........................................................S-52
Liquidated Mortgage Loan....................................................S-27
Liquidation Proceeds........................................................S-49
Managed Amortization Period......................................S-7, S-42, S-52
Margin......................................................................S-28
Master Servicer..............................................................S-4
Maximum Principal Payment........................................S-7, S-43, S-52
Maximum Rate................................................................S-28
Moody's.....................................................................S-13
Mortgage Loans...............................................................S-3
Mortgaged Properties........................................................S-26
Net Funds Cap Carry-Forward Amount..........................................S-51
Net Liquidation Proceeds...............................................S-9, S-49
Net Principal Collections........................................S-7, S-43, S-52
Non-U.S. Person............................................................S-A-4
Note Account................................................................S-54
Notes........................................................................S-1
OID Regulations.............................................................S-65
Original Class A Principal Balance...........................................S-3
Overcollateralization Deficit...............................................S-10
Overcollateralization Reduction Amount......................................S-50
Owned and Managed HELOC Portfolio...........................................S-22
Owner Trustee...........................................................S-1, S-4
Owner Trustee's Fee....................................................S-6, S-51
Payment Date................................................S-1, S-5, S-49, S-50
Physical Note...............................................................S-10
Plan Assets Regulation......................................................S-68
Policy.......................................................................S-1
Pool Balance...........................................................S-8, S-49
Pool Factor.................................................................S-48
Premium Amount.........................................................S-6, S-51
Prepayment Assumption.......................................................S-66
Prepayment Interest Shortfalls..............................................S-10
Preservation Expenses.................................................S-11, S-56
Prime.......................................................................S-27
Principal and Interest Account.........................................S-9, S-49
Principal Balance.....................................................S-27, S-49
Principal Collections..................................................S-9, S-49
PTCE........................................................................S-68
Purchase Agreements..........................................................S-4
Rapid Amortization Event....................................................S-53
Rapid Amortization Period........................................S-7, S-43, S-52
Rating Agencies.............................................................S-13
Rating Agency...............................................................S-13
Reference Bank Rate.........................................................S-51
Reimbursement Amounts.......................................................S-50
Relief Act Shortfalls.......................................................S-10
Remittance Date.............................................................S-11
Remittance Period............................................................S-9
Repayment Period............................................................S-17
Sale and Servicing Agreement.................................................S-4

SAP.........................................................................S-57
Scheduled Principal Distribution Amount.....................................S-52
Servicing Advances....................................................S-11, S-56
Servicing Fee...............................................................S-11
Servicing Fee Rate..........................................................S-61
SMMEA.................................................................S-12, S-69
Specified Overcollateralization Amount.................................S-8, S-50
Sponsor.................................................................S-1, S-4
Standard & Poor's...........................................................S-13
Tax Counsel.................................................................S-64
Telerate Screen Page 3750...................................................S-51
Termination Fees............................................................S-14
Trust........................................................................S-1
Trust Agreement..............................................................S-1
Trust Property...............................................................S-3
U.S. Person................................................................S-A-3
Underlying Mortgage Notes....................................................S-8
Underwriting Agreement......................................................S-69
Unsecured Loans.............................................................S-14
Year 2000 Issue.............................................................S-16

                                     ANNEX I


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered Advanta Revolving Home Equity Loan Trust 1998-B Class A Notes (the "Class A Notes") will be available only in book-entry form. Investors in the Class A Notes may hold such Class A Notes through any of DTC, CEDEL or Euroclear. The Class A Notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Class A Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

         INITIAL SETTLEMENT

         All Class A Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Class A Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their relevant depository which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Class A Notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Class A Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Class A Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity revolving credit line loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Originator and CEDEL or Euroclear Participants. When Class A Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Class A Notes against payment. Payment will include interest accrued on the Class A Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Class A Notes. After settlement has been completed, the Class A Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Class A Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Class A Notes are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Class A Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Class A Notes were credited to their accounts. However, interest on the Class A Notes would accrue from the value date. Therefore, in many cases the investment income on the Class A Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Class A Notes to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Originator and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Class A Notes are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Class A Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Class A Notes from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.

If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Class A Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Class A Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Class A Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Class A Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Class A Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Class A Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income or (iv) a "foreign trust" as that term is defined in Section 7701 of the Code. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Class A Notes or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Class A Notes.

PROSPECTUS

           MORTGAGE LOAN ASSET-BACKED SECURITIES, ISSUABLE IN SERIES

                          [Logo]                                    [Logo]
                          Sponsor of the Trust                      Master Servicer

This Prospectus describes certain Mortgage Loan Asset-Backed Securities (the "Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential mortgage loans, multi-family residential mortgage loans, mixed use mortgage loans, revolving home equity loans or certain balances thereof secured by mortgages primarily on one- to four-family residential properties, or certificates of interest or participation therein (collectively, the "Mortgage Loans"), to be acquired by such Trust from Advanta Mortgage Conduit Services, Inc. (the "Sponsor"). The Sponsor will acquire the Mortgage Loans from one or more affiliated or unaffiliated institutions (the "Originators"). In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to Advanta Conduit Receivables Inc. (the "Transferor") and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor. See "The Mortgage Pools."

The Mortgage Loans in each Mortgage Pool and certain other assets described herein and in the related Prospectus Supplement (collectively with respect to each Trust, the "Trust Estate") and in the related Prospectus Supplement will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to a Pooling and Servicing Agreement to the extent and as more fully described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described under "The Mortgage Pools."

         SEE "RISK FACTORS" AT PAGE 14 FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SECURITIES OFFERED HEREBY.

                           -------------------------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE MASTER SERVICER, THE TRUSTEE, ANY SUB-SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" PAGE 14.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement. There will be no secondary market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

                           -------------------------

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is September 15, 1998.

(Cover continued from previous page)

         Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each class of Securities of a series, and certain characteristics of the Mortgage Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

         THE SPONSOR'S AND THE RELATED ORIGINATORS' ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO THE SERVICING REQUIREMENTS RELATING THERETO, AND PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE SPONSOR OR BY SUCH ORIGINATORS, EXCEPT AS OTHERWISE DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT FOR EACH SERIES OF SECURITIES WILL NAME ADVANTA MORTGAGE CORP. USA AS MASTER SERVICER (THE "MASTER SERVICER") WHICH WILL ACT, DIRECTLY OR THROUGH ONE OR MORE SUB-SERVICERS (THE "SUB-SERVICER(S)"). THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH MAY INCLUDE A LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE MORTGAGE LOANS AND INTEREST SHORTFALLS DUE TO PREPAYMENT OF MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES."

         If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of Credit Enhancement. In addition to or in lieu of the foregoing, Credit Enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Mortgage Assets, as defined herein, or over-collateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Mortgage Loans) of the related Mortgage Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Mortgage Loans in a given Mortgage Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities or the related Current Report on Form 8-K will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Mortgage Loans in the related Mortgage Pool, (ii) the effect of certain rates of prepayment, based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. AN INVESTOR SHOULD CAREFULLY REVIEW THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT CONCERNING THE DIFFERENT CONSEQUENCES OF THE RISKS ASSOCIATED WITH THE DIFFERENT TYPES AND CLASSES OF SECURITIES. See "Yield Considerations." A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         One or more separate elections may be made to treat a Trust, or one or more segregated pools of assets held by such Trust, as a real estate mortgage investment conduit ("REMIC") or a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC or FASIT and which classes of Securities or other interests will be designated as the residual interest in a REMIC or as high-yield interests or the ownership interest in a FASIT. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of secured debt. See "Certain Federal Income Tax Consequences" herein.

         No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement, and, if given or made, such information must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

CAPTION                                                              PAGE
-------                                                              ----
Summary Of Prospectus..................................................5
Risk Factors..........................................................14
        Risks of the Mortgage Loans...................................15
The Trusts............................................................19
The Mortgage Pools....................................................26
        General.......................................................26
        The Mortgage Pools............................................26
Mortgage Loan Program.................................................28
        Underwriting Guidelines.......................................29
        Qualifications of Originators.................................32
        Sub-Servicers.................................................33
        Representations by Originators................................33
        Sub-Servicing by Originators..................................34
Description Of The Securities.........................................36
        General.......................................................36
        Form of Securities............................................38
        Assignment of Mortgage Loans..................................39
        Forward Commitments; Pre-Funding..............................41
        Payments on Mortgage Loans; Deposits to Distribution Account..41
        Withdrawals from the Principal and Interest Account...........44
        Distributions.................................................45
        Principal and Interest on the Securities......................45
        Advances......................................................46
        Reports to Securityholders....................................47
        Collection and Other Servicing Procedures.....................48
        Realization Upon Defaulted Mortgage Loans.....................50
Subordination.........................................................51
Description Of Credit Enhancement.....................................52
Hazard Insurance; Claims Thereunder...................................57
        Hazard Insurance Policies.....................................57
The Sponsor And The Transferor........................................57
The Master Servicer...................................................58
The Pooling And Servicing Agreement...................................58
        Servicing and Other Compensation and Payment of Expenses;
           Originator's Retained Yield................................58
        Evidence as to Compliance.....................................59
        Removal and Resignation of the Master Servicer................59
        Amendments....................................................60
        Termination; Retirement of Securities.........................61
        The Trustee...................................................61
Yield Considerations..................................................63
Maturity And Prepayment Considerations................................65
Certain Legal Aspects Of Mortgage Loans And Related Matters...........67
        General.......................................................67
        Enforcement of the Note.......................................67
        Deeds of Trust or Mortgages...................................68
        Cooperative Loans.............................................69
        Foreclosure...................................................69
        Foreclosure on Shares of Cooperatives.........................70
        Rights of Redemption..........................................71
        Environmental Legislation.....................................71
        Enforceability of Certain Provisions..........................72
        Certain Provisions of California Deeds of Trust...............72
        Applicability of Usury Laws...................................73
        Alternative Mortgage Instruments..............................73
        Soldiers' and Sailors' Civil Relief Act of 1940...............73
Certain Federal Income Tax Consequences...............................74
        General.......................................................74
        Grantor Trust Securities......................................74
        REMIC Securities..............................................76
        Special Tax Attributes........................................76
        Debt Securities...............................................82
        Discount and Premium..........................................82
        Backup Withholding............................................85
        Foreign Investors.............................................86
Erisa Considerations..................................................86
        General.......................................................86
        Certificates..................................................87
        Notes.........................................................88
        Consultation With Counsel.....................................88
Legal Investment Matters..............................................89
Use Of Proceeds.......................................................90
Methods Of Distribution...............................................90
Legal Matters.........................................................91
Financial Information.................................................91
Additional Information................................................91
Index Of Principal Definitions........................................92
Annex I..............................................................A-1

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




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                             SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered  . . . . . . . . . . .  Mortgage Loan Asset-Backed
                                              Securities.

Sponsor . . . . . . . . . . . . . . . . .  Advanta Mortgage Conduit Services,
                                              Inc.  See "The Sponsor and the
                                              Transferor."

Originators . . . . . . . . . . . . . . .  The Sponsor will acquire the
                                              Mortgage Loans from one or more
                                              institutions affiliated with the
                                              Sponsor ("Affiliated
                                              Originators") or institutions
                                              unaffiliated with the Sponsor
                                              ("Unaffiliated Originators") (the
                                              Affiliated Originators and the
                                              Unaffiliated Originators are
                                              collectively referred to as the
                                              "Originators").  The Sponsor will
                                              transfer the related Trust Estate
                                              to the related Trust.  In
                                              connection with the establishment
                                              of certain Trusts the Sponsor may
                                              first transfer the related Trust
                                              Estate to the Transferor and the
                                              Transferor will then transfer
                                              such Trust Estate to the related
                                              Trust.  The use of the Transferor
                                              will not affect the obligations
                                              of the Sponsor with respect to
                                              the related Trust or the related
                                              Securities.  If the Transferor is
                                              to be involved in a particular
                                              offering the related Prospectus
                                              Supplement will describe its role
                                              in such offering; for purposes of
                                              this Prospectus the role of the
                                              Transferor is subsumed in the
                                              role of the Sponsor.

Master Servicer . . . . . . . . . . . . .  Advanta Mortgage Corp.  USA.  See
                                              "The Master Servicer" and "The
                                              Pooling and Servicing
                                              Agreement--Removal and
                                              Resignation of the Master
                                              Servicer."

Sub-Servicers . . . . . . . . . . . . . .  Originators may act as Sub-Servicers
                                              for Mortgage Loans acquired by
                                              the Sponsor from such Originators
                                              unless all servicing duties
                                              relating to such Mortgage Loans
                                              have been transferred to the
                                              Master Servicer or to a
                                              third-party, unaffiliated
                                              contract servicer approved by the
                                              Master Servicer.  See "Mortgage
                                              Loan Program--Sub-Servicers."

Trustee . . . . . . . . . . . . . . . . .  The trustee (the "Trustee") for each series of Securities will be
                                              specified in the related
                                              Prospectus Supplement.

The Securities  . . . . . . . . . . . . .  Issuance of Securities.

                                           Each series of Securities will be
                                              issued at the direction of the
                                              Sponsor by a separate Trust
                                              (each, a "Trust").  The primary
                                              assets of each Trust will consist
                                              of a segregated pool (each, a
                                              "Mortgage Pool") of conventional,
                                              one- to four-family residential
                                              mortgage loans or multi-family
                                              residential mortgage loans (the
                                              "Mortgage Loans") or certificates
                                              of interest or participation
                                              therein, acquired by such Trust
                                              from the Sponsor.  The Sponsor
                                              will acquire the Mortgage Loans
                                              from one or more of the
                                              Originators.  The Securities
                                              issued by any Trust may represent
                                              beneficial ownership interests in
                                              the
                                              related Mortgage Loans held by
                                              the related Trust, or may
                                              represent debt secured by such
                                              Mortgage Loans, as described
                                              herein and in the related
                                              Prospectus Supplement. Securities
                                              which represent beneficial
                                              ownership interests in the
                                              related Trust will be referred to
                                              as "Certificates" in the related
                                              Prospectus Supplement; Securities
                                              which represent debt issued by
                                              the related Trust will be
                                              referred to as "Notes" in the
                                              related Prospectus Supplement.

                                        Each Trust will be established pursuant
                                              to an agreement (each, a "Trust
                                              Agreement") by and between the
                                              Sponsor and the Trustee named
                                              therein.  Each Trust Agreement
                                              will describe the related pool of
                                              assets to be held in trust (each
                                              such asset pool, the "Trust
                                              Estate"), which will include the
                                              related Mortgage Loans and, if so
                                              specified in the related
                                              Prospectus Supplement, may
                                              include any combination of a
                                              mortgage pool insurance policy,
                                              letter of credit, financial
                                              guaranty insurance policy,
                                              special hazard policy, reserve
                                              fund or other form of Credit
                                              Enhancement.

                                        The Mortgage Loans held by each Trust
                                              will be master serviced by the
                                              Master Servicer pursuant to a
                                              servicing agreement (each, a
                                              "Servicing Agreement") by and
                                              between the Master Servicer and
                                              the related Trustee.

                                        With respect to Securities that
                                              represent debt issued by the
                                              related Trust, the related Trust
                                              will enter into an indenture
                                              (each, an "Indenture") by and
                                              between such Trust and the
                                              trustee named on such Indenture
                                              (the "Indenture Trustee"), as set
                                              forth in the related Prospectus
                                              Supplement.  Securities that
                                              represent beneficial ownership
                                              interests in the related Trust
                                              will be issued pursuant to the
                                              related Trust Agreement.

                                        In the case of any individual Trust,
                                              the contractual arrangements
                                              relating to the establishment of
                                              the Trust, the servicing of the
                                              related Mortgage Loans and the
                                              issuance of the related
                                              Securities may be contained in a
                                              single agreement, or in several
                                              agreements which combine certain
                                              aspects of the Trust Agreement,
                                              the Servicing Agreement and the
                                              Indenture described above (for
                                              example, a pooling and servicing
                                              agreement, or a servicing and
                                              collateral management agreement).
                                              For purposes of this Prospectus,
                                              the term "Pooling and Servicing
                                              Agreement" as used with respect
                                              to a Trust means, collectively,
                                              and except as otherwise
                                              specified, any and all agreements
                                              relating to the establishment of
                                              the related Trust, the servicing
                                              of the related Mortgage Loans and
                                              the issuance of the related
                                              Securities.

                                        Securities Will Be Recourse to the
                                        Assets of the Related Trust Only.

                                        The sole source of payment for any
                                              series of Securities will be the
                                              assets of the related Trust
                                              (i.e., the related Trust Estate).
                                              The Securities will not be
                                              obligations, either recourse or
                                              non-recourse (except for certain
                                              non-recourse debt described under
                                              "Certain Federal Income Tax
                                              Consequences"), of the Sponsor,
                                              the Master Servicer, any
                                              Sub-Servicer, any Originator or
                                              any Person other than the related
                                              Trust.  In the case of Securities
                                              that represent beneficial
                                              ownership interest in the related
                                              Trust Estate, such Securities
                                              will represent the ownership of
                                              such Trust Estate; with respect
                                              to

                                        Securities that represent debt issued
                                              by the related Trust, such
                                              Securities will be secured by the
                                              related Trust Estate.
                                              Notwithstanding the foregoing,
                                              and as to be described in the
                                              related Prospectus Supplement,
                                              certain types of Credit
                                              Enhancement, such as a financial
                                              guaranty insurance policy or a
                                              letter of credit, may constitute
                                              a full recourse obligation of the
                                              issuer of such Credit
                                              Enhancement.

                                        General Nature of the Securities as
                                        Investments.

                                        The Securities will consist of two
                                              basic types:  (i) Securities of
                                              the fixed-income type
                                              ("Fixed-Income Securities") and
                                              (ii) Securities of the equity
                                              participation type ("Equity
                                              Securities").  No Class of Equity
                                              Securities will be offered
                                              pursuant to this Prospectus or
                                              any Prospectus Supplement related
                                              hereto.  Fixed-Income Securities
                                              will generally be styled as debt
                                              instruments, having a principal
                                              balance and a specified interest
                                              rate ("Interest Rate").
                                              Fixed-Income Securities may be
                                              either beneficial ownership
                                              interests in the related Mortgage
                                              Loans held by the related Trust,
                                              or may represent debt secured by
                                              such Mortgage Loans.  Each series
                                              or class of Fixed-Income
                                              Securities may have a different
                                              Interest Rate, which may be a
                                              fixed or adjustable Interest
                                              Rate.  The related Prospectus
                                              Supplement will specify the
                                              Interest Rate for each series or
                                              class of Fixed-Income Securities,
                                              or the initial Interest Rate and
                                              the method for determining
                                              subsequent changes to the
                                              Interest Rate.

                                        A series may include one or more
                                              classes of Fixed-Income
                                              Securities ("Strip Securities")
                                              entitled (i) to principal
                                              distributions, with
                                              disproportionate, nominal or no
                                              interest distributions, or (ii)
                                              to interest distributions, with
                                              disproportionate, nominal or no
                                              principal distributions.  In
                                              addition, a series may include
                                              two or more classes of
                                              Fixed-Income Securities that
                                              differ as to timing, sequential
                                              order, priority of payment,
                                              Interest Rate or amount of
                                              distributions of principal or
                                              interest or both, or as to which
                                              distributions of principal or
                                              interest or both on any class may
                                              be made upon the occurrence of
                                              specified events, in accordance
                                              with a schedule or formula, or on
                                              the basis of collections from
                                              designated portions of the
                                              related Mortgage Pool, which
                                              series may include one or more
                                              classes of Fixed-Income
                                              Securities ("Accrual
                                              Securities"), as to which certain
                                              accrued interest will not be
                                              distributed but rather will be
                                              added to the principal balance
                                              (or nominal principal balance, in
                                              the case of Accrual Securities
                                              which are also Strip Securities)
                                              thereof on each Payment Date, as
                                              hereinafter defined and in the
                                              manner described in the related
                                              Prospectus Supplement.

                                        If so provided in the related
                                              Prospectus Supplement, a series
                                              of Securities may include one or
                                              more other classes of
                                              Fixed-Income Securities
                                              (collectively, the "Senior
                                              Securities") that are senior to
                                              one or more other classes of
                                              Fixed-Income Securities
                                              (collectively, the "Subordinate
                                              Securities") in respect of
                                              certain distributions of
                                              principal and interest and
                                              allocations of losses on Mortgage
                                              Loans.

                                        In addition, certain classes of Senior
                                              (or Subordinate) Securities may
                                              be senior to other classes of
                                              Senior (or Subordinate)
                                              Securities in respect of such
                                              distributions or losses.

                                        Equity Securities will represent the
                                              right to receive the proceeds of
                                              the related Trust Estate after
                                              all required payments have been
                                              made to the Securityholders of
                                              the related Fixed-Income
                                              Securities (both Senior
                                              Securities and Subordinate
                                              Securities), and following any
                                              required deposits to any reserve
                                              account which may be established
                                              for the benefit of the
                                              Fixed-Income Securities.  Equity
                                              Securities may constitute what
                                              are commonly referred to as the
                                              "residual interest," "seller's
                                              interest" or the "general
                                              partnership interest," depending
                                              upon the treatment of the related
                                              Trust for federal income tax
                                              purposes.  As distinguished from
                                              the Fixed-Income Securities, the
                                              Equity Securities will not be
                                              styled as having principal and
                                              interest components.  Any losses
                                              suffered by the related Trust
                                              will first be absorbed by the
                                              related class of Equity
                                              Securities, as described herein
                                              and in the related Prospectus
                                              Supplement.

                                        No Class of Equity Securities will be
                                              offered pursuant to this
                                              Prospectus or any Prospectus
                                              Supplement related hereto.
                                              Equity Securities may be offered
                                              on a private placement basis or
                                              pursuant to a separate
                                              Registration Statement to be
                                              filed by the Sponsor.  In
                                              addition, the Sponsor and its
                                              affiliates may initially or
                                              permanently hold any Equity
                                              Securities issued by any Trust.

                                        General Payment Terms of Securities.

                                        As provided in the related Pooling and
                                              Servicing Agreement and as
                                              described in the related
                                              Prospectus Supplement,
                                              Securityholders will be entitled
                                              to receive payments on their
                                              Securities on specified dates
                                              (each, a "Payment Date").
                                              Payment Dates with respect to
                                              Fixed-Income Securities will
                                              occur monthly, quarterly or
                                              semi-annually, as described in
                                              the related Prospectus
                                              Supplement; Payment Dates with
                                              respect to Equity Securities will
                                              occur as described in the related
                                              Prospectus Supplement.

                                        The related Prospectus Supplement will
                                              describe a date (the "Record
                                              Date") preceding such Payment
                                              Date, as of which the Trustee or
                                              its paying agent will fix the
                                              identity of the Securityholders
                                              for the purpose of receiving
                                              payments on the next succeeding
                                              Payment Date.  Unless otherwise
                                              described in the related
                                              Prospectus Supplement, the
                                              Payment Date will be the
                                              twenty-fifth day of each month
                                              (or, in the case of quarterly-pay
                                              Securities, the twenty-fifth day
                                              of every third month; and in the
                                              case of semi-annual pay
                                              Securities, the twenty-fifth day
                                              of every sixth month) and the
                                              Record Date will be the close of
                                              business as of the last day of
                                              the calendar month that precedes
                                              the calendar month in which such
                                              Payment Date occurs.

                                        Each Pooling and Servicing Agreement
                                              will describe a period (each, a
                                              "Remittance Period") antecedent
                                              to each Payment Date (for
                                              example, in the case of
                                              monthly-pay Securities, the
                                              calendar month preceding the
                                              month in which a Payment Date
                                              occurs or such other specified
                                              period).  Unless otherwise
                                              provided in the related
                                              Prospectus Supplement,
                                              collections received on or with
                                              respect to the related Mortgage
                                              Loans during a Remittance Period
                                              will be required to be remitted
                                              by the Master Servicer to the
                                              related Trustee prior to the
                                              related Payment Date and will be
                                              used to fund payments
                                              to Securityholders on such
                                              Payment Date.  As may be
                                              described in the related
                                              Prospectus Supplement, the
                                              related Pooling and Servicing
                                              Agreement may provide that all or
                                              a portion of the principal
                                              collected on or with respect to
                                              the related Mortgage Loans may be
                                              applied by the related Trustee to
                                              the acquisition of additional
                                              Mortgage Loans during a specified
                                              period (rather than be used to
                                              fund payments of principal to
                                              Securityholders during such
                                              period) with the result that the
                                              related securities will possess
                                              an interest-only period, also
                                              commonly referred to as a
                                              revolving period, which will be
                                              followed by an amortization
                                              period.  Any such interest-only
                                              or revolving period may, upon the
                                              occurrence of certain events to
                                              be described in the related
                                              Prospectus Supplement, terminate
                                              prior to the end of the specified
                                              period and result in the earlier
                                              than expected amortization of the
                                              related Securities.

                                        In addition, and as may be described in
                                              the related Prospectus
                                              Supplement, the related Pooling
                                              and Servicing Agreement may
                                              provide that all or a portion of
                                              such collected principal may be
                                              retained by the Trustee or the
                                              Master Servicer on behalf of the
                                              Trustee (and held in certain
                                              temporary investments, including
                                              Mortgage Loans) for a specified
                                              period prior to being used to
                                              fund payments of principal to
                                              Securityholders.

                                        The result of such retention and
                                              temporary investment by the
                                              Trustee or the Master Servicer on
                                              behalf of the Trustee of such
                                              principal would be to slow the
                                              amortization rate of the related
                                              Securities relative to the
                                              amortization rate of the related
                                              Mortgage Loans, or to attempt to
                                              match the amortization rate of
                                              the related Securities to an
                                              amortization schedule established
                                              at the time such Securities are
                                              issued.  Any such feature
                                              applicable to any Securities may
                                              terminate upon the occurrence of
                                              events to be described in the
                                              related Prospectus Supplement,
                                              resulting in the current
                                              distribution of principal
                                              payments to the specified
                                              Securityholders and an
                                              acceleration of the amortization
                                              of such Securities.

                                        Unless otherwise specified in the
                                              related Prospectus Supplement,
                                              neither the Securities nor the
                                              underlying Mortgage Loans will be
                                              guaranteed or insured by any
                                              governmental agency or
                                              instrumentality or the Sponsor,
                                              the Master Servicer, any
                                              Sub-Servicer, the Trustee, any
                                              Originator or any of their
                                              respective affiliates.

No Investment Companies . . . . . . . . .  Neither the Sponsor nor any Trust
                                              will register as an "investment
                                              company" under the Investment
                                              Company Act of 1940, as amended
                                              (the "Investment Company Act").

Cross-Collateralization . . . . . . . . .  Unless otherwise provided in the related Pooling and Servicing
                                              Agreement and described in the
                                              related Prospectus Supplement,
                                              the source of payment for
                                              Securities of each series will be
                                              the assets of the related Trust
                                              Estate only.  However, as may be
                                              described in the related
                                              Prospectus Supplement, a Trust
                                              Estate may include the right to
                                              receive monies from a common pool
                                              of Credit Enhancement which may
                                              be available for more than one
                                              series of Securities, such as a
                                              master reserve account or a
                                              master insurance policy.
                                              Notwithstanding the foregoing,
                                              unless specifically described
                                              otherwise in the related
                                              Prospectus Supplement, no
                                              collections on
                                              any Mortgage Loans held by any
                                              Trust may be applied to the
                                              payment of Securities issued by
                                              any other Trust (except to the
                                              limited extent that certain
                                              collections in excess of amounts
                                              needed to pay the related
                                              Securities may be deposited in a
                                              common, master reserve account
                                              that provides Credit Enhancement
                                              for more than one series of
                                              Securities).

The Mortgage Pools  . . . . . . . . . . .  Unless otherwise specified in the related Prospectus Supplement,
                                              each Trust Estate will consist
                                              primarily of Mortgage Loans
                                              secured by liens on one- to
                                              four-family residential or
                                              multi-family properties
                                              ("Mortgages"), located in any one
                                              of the fifty states, the District
                                              of Columbia, Puerto Rico or any
                                              other Territories of the United
                                              States.  All Mortgage Loans will
                                              have been acquired by the related
                                              Trust from the Sponsor.  All
                                              Mortgage Loans will have been
                                              originated either by (x) one or
                                              more institutions affiliated with
                                              the Sponsor (such affiliated
                                              institutions, the "Affiliated
                                              Originators") or (y) one or more
                                              institutions not affiliated with
                                              the Sponsor (such unaffiliated
                                              institutions, the "Unaffiliated
                                              Originators").  The Mortgage
                                              Loans originated by the
                                              Affiliated Originators generally
                                              will have been originated
                                              pursuant to the standard
                                              underwriting guidelines (the
                                              "Sponsor's Guidelines") set forth
                                              in the Sponsor's guide for
                                              originators (the "Sponsor's
                                              Originator Guide"), as modified
                                              from time to time.  The Mortgage
                                              Loans originated by the
                                              Unaffiliated Originators may be
                                              originated either (i) generally
                                              pursuant to the Sponsor's
                                              Guidelines; (ii) generally
                                              pursuant to such Unaffiliated
                                              Originators' underwriting
                                              guidelines as approved by the
                                              Sponsor ("Approved Guidelines");
                                              or (iii) generally pursuant to
                                              such Originators' underwriting
                                              guidelines and purchased by the
                                              Sponsor in a bulk acquisition
                                              ("Bulk Acquisition").  See
                                              "Mortgage Loan Program." For a
                                              description of the types of
                                              Mortgage Loans that may be
                                              included in the Mortgage Pools,
                                              see "The Mortgage Pools--The
                                              Mortgage Pools."

                                        A Current Report on Form 8-K will be
                                              available to purchasers or
                                              underwriters of the related
                                              series of Securities and will
                                              generally be filed, together with
                                              the related Pooling and Servicing
                                              Agreement, with the Securities
                                              and Exchange Commission within
                                              fifteen days after the initial
                                              issuance of such series.

Forward Commitments; Pre-Funding  . . . .  A Trust may enter into an agreement
                                              (each, a "Forward Purchase
                                              Agreement") with the Sponsor
                                              whereby the Sponsor will agree to
                                              transfer additional Mortgage
                                              Loans (the "Subsequent Mortgage
                                              Loans") to such Trust following
                                              the date on which such Trust is
                                              established and the related
                                              Securities are issued.  Any
                                              Forward Purchase Agreement will
                                              require that any Mortgage Loans
                                              so transferred to a Trust conform
                                              to the requirements specified in
                                              such Forward Purchase Agreement.
                                              In addition, the Forward Purchase
                                              Agreement states that the
                                              Depositor shall only transfer the
                                              Subsequent Mortgage Loans upon
                                              the satisfaction of certain
                                              conditions including that the
                                              Depositor shall have delivered to
                                              the Certificate Insurer, the
                                              Rating Agencies and the Trustee
                                              opinions of counsel (including
                                              bankruptcy, corporate and tax
                                              opinions) with respect to the
                                              transfer of the Subsequent
                                              Mortgage Loans.  If a Forward
                                              Purchase Agreement is to be
                                              utilized, and unless otherwise
                                              specified in the related
                                              Prospectus Supplement, the
                                              related Trustee will be required
                                              to deposit in a segregated
                                              account (each, a "Pre-

                                              Funding Account") all or a
                                              portion of the proceeds received
                                              by the Trustee in connection with
                                              the sale of one or more classes
                                              of Securities of the related
                                              series; subsequently, the
                                              additional Mortgage Loans will be
                                              transferred to the related Trust
                                              in exchange for money released to
                                              the Sponsor from the related
                                              Pre-Funding Account in one or
                                              more transfers.  Each Forward
                                              Purchase Agreement will set a
                                              specified period during which any
                                              such transfers must occur.  The
                                              Forward Purchase Agreement or the
                                              related Pooling and Servicing
                                              Agreement will require that, if
                                              all monies originally deposited
                                              to such Pre-Funding Account are
                                              not so used by the end of such
                                              specified period, then any
                                              remaining monies will be applied
                                              as a mandatory prepayment of the
                                              related class or classes of
                                              Securities as specified in the
                                              related Prospectus Supplement.

Credit Enhancement  . . . . . . . . . . .  If so specified in the Prospectus
                                              Supplement, the Trust Estate with
                                              respect to any series of
                                              Securities may include any one or
                                              any combination of a letter of
                                              credit, mortgage pool insurance
                                              policy, special hazard insurance
                                              policy, bankruptcy bond,
                                              financial guaranty insurance
                                              policy, reserve fund or other
                                              type of Credit Enhancement to
                                              provide full or partial coverage
                                              for certain defaults and losses
                                              relating to the Mortgage Loans.
                                              Credit support also may be
                                              provided in the form of the
                                              related class of Equity
                                              Securities, and/or by
                                              subordination of one or more
                                              classes of Fixed-Income
                                              Securities in a series under
                                              which losses in excess of those
                                              absorbed by any related class of
                                              Equity Securities are first
                                              allocated to any Subordinate
                                              Securities up to a specified
                                              limit, cross-support among groups
                                              of Mortgage Assets or
                                              overcollateralization.  Unless
                                              otherwise specified in the
                                              related Prospectus Supplement,
                                              any mortgage pool insurance
                                              policy will have certain
                                              exclusions from coverage
                                              thereunder, which will be
                                              described in the related
                                              Prospectus Supplement, which may
                                              be accompanied by one or more
                                              separate Credit Enhancements that
                                              may be obtained to cover certain
                                              of such exclusions.  To the
                                              extent not set forth herein, the
                                              amount and types of coverage, the
                                              identification of any entity
                                              providing the coverage, the terms
                                              of any subordination and related
                                              information will be set forth in
                                              the Prospectus Supplement
                                              relating to a series of
                                              Securities.  See "Description of
                                              Credit Enhancement" and
                                              "Subordination."

Advances  . . . . . . . . . . . . . . . .  As to be described in the related
                                              Prospectus Supplement, the Master
                                              Servicer may be obligated to make
                                              certain advances with respect to
                                              payments of delinquent scheduled
                                              interest and/or principal on the
                                              Mortgage Loans, but only to the
                                              extent that the Master Servicer
                                              believes that such amounts will
                                              be recoverable by it.  Any such
                                              advance made by the Master
                                              Servicer with respect to a
                                              Mortgage Loan is recoverable by
                                              it as provided herein under
                                              "Description of the
                                              Securities--Advances" either from
                                              recoveries on the specific
                                              Mortgage Loan or, with respect to
                                              any such advance subsequently
                                              determined to be nonrecoverable,
                                              out of funds otherwise
                                              distributable to the holders of
                                              the related series of Securities,
                                              which may include the holders of
                                              any Senior Securities of such
                                              series.

                                        As to be described in the related
                                              Prospectus Supplement, the Master
                                              Servicer may be required to pay
                                              Compensating Interest as defined
                                              hereafter under "Description of
                                              the Securities--Advances."

                                        In addition, unless otherwise specified
                                              in the related Prospectus
                                              Supplement, the Master Servicer
                                              will be required to pay all "out
                                              of pocket" costs and expenses
                                              incurred in the performance of
                                              its servicing obligations, but
                                              only to the extent that the
                                              Master Servicer reasonably
                                              believes that such amounts will
                                              be recoverable by it.  See
                                              "Description of the
                                              Securities--Advances."

Optional Termination  . . . . . . . . . .  The Master Servicer, the Sponsor,
                                              or, if specified in the related
                                              Prospectus Supplement, the
                                              holders of the related class of
                                              Equity Securities or the Credit
                                              Enhancer may at their respective
                                              option effect early retirement of
                                              a series of Securities through
                                              the purchase of the Mortgage
                                              Loans and other assets in the
                                              related Trust Estate under the
                                              circumstances and in the manner
                                              set forth herein under "The
                                              Pooling and Servicing
                                              Agreement--Termination;
                                              Retirement of Securities" and in
                                              the related Prospectus
                                              Supplement.

Mandatory Termination . . . . . . . . . .  The Trustee, the Master Servicer or
                                              certain other entities specified
                                              in the related Prospectus
                                              Supplement may be required to
                                              effect early retirement of a
                                              series of Securities by
                                              soliciting competitive bids for
                                              the purchase of the related Trust
                                              Estate or otherwise, under other
                                              circumstances and in the manner
                                              specified in "The Pooling and
                                              Servicing Agreement--Termination;
                                              Retirement of Securities" and in
                                              the related Prospectus
                                              Supplement.

Legal Investment  . . . . . . . . . . . .  Not all of the Mortgage Loans in a
                                              particular Mortgage Pool may
                                              represent first liens.
                                              Accordingly, as disclosed in the
                                              related Prospectus Supplement,
                                              certain classes of Securities
                                              offered hereby and by the related
                                              Prospectus Supplement may not
                                              constitute "mortgage related
                                              securities" for purposes of the
                                              Secondary Mortgage Market
                                              Enhancement Act of 1984 ("SMMEA")
                                              and, if so, will not be legal
                                              investments for certain types of
                                              institutional investors under
                                              SMMEA.

                                        Institutions whose investment
                                              activities are subject to legal
                                              investment laws and regulations
                                              or to review by certain
                                              regulatory authorities may be
                                              subject to additional
                                              restrictions on investment in
                                              certain classes of Securities.
                                              Any such institution should
                                              consult its own legal advisors in
                                              determining whether and to what
                                              extent a class of Securities
                                              constitutes legal investments for
                                              such investors.  See "Legal
                                              Investment" herein.

ERISA Considerations  . . . . . . . . . .  A fiduciary of an employee benefit plan and certain other retirement
                                              plans and arrangements, including
                                              individual retirement accounts
                                              and annuities, Keogh plans, and
                                              collective investment funds and
                                              separate accounts in which such
                                              plans, accounts, annuities or
                                              arrangements are invested, that
                                              is subject to the Employee
                                              Retirement Income Security Act of
                                              1974, as amended ("ERISA"), or
                                              Section 4975 of the Code (each
                                              such entity, a "Plan") should
                                              carefully review with its legal
                                              advisors whether the purchase or
                                              holding of Securities could give
                                              rise to a transaction that is
                                              prohibited or is not otherwise
                                              permissible either under ERISA or
                                              Section 4975 of the Code.
                                              Investors are advised to consult
                                              their counsel and to review
                                              "ERISA Considerations" herein.

Certain Federal Income
Tax Consequences  . . . . . . . . . . . .  Securities of each series offered hereby will, for federal income
                                              tax purposes, constitute either
                                              (i) interests ("Grantor Trust
                                              Securities") in a Trust treated
                                              as a grantor trust under
                                              applicable provisions of the
                                              Code, (ii) "regular interests"
                                              ("REMIC Regular Securities") or
                                              "residual interests" ("REMIC
                                              Residual Securities") in a Trust
                                              treated as a REMIC (or, in
                                              certain instances, containing one
                                              or more REMIC's) under Sections
                                              860A through 860G of the Code,
                                              (iii) debt issued by a Trust
                                              ("Debt Securities"), (iv)
                                              interests in a Trust which is
                                              treated as a partnership
                                              ("Partnership Interests"), or, on
                                              or after September 1, 1997, (v)
                                              "regular interests" ("FASIT
                                              Regular Securities"), "high-yield
                                              interests" ("FASIT High-Yield
                                              Securities") or an ownership
                                              interest in a Trust treated as a
                                              FASIT (or, in certain
                                              circumstances containing one or
                                              more FASITs under Sections 860H
                                              through 860L of the Code.

                                        Investors are advised to consult their
                                              tax advisors and to review
                                              "Certain Federal Income Tax
                                              Consequences" herein and in the
                                              related Prospectus Supplement.

Registration of Securities  . . . . . . .  Securities may be represented by global securities registered in
                                              the name of Cede & Co.  ("Cede"),
                                              as nominee of The Depository
                                              Trust Company ("DTC"), or another
                                              nominee.  In such case,
                                              Securityholders will not be
                                              entitled to receive definitive
                                              securities representing such
                                              Holders' interests, except in
                                              certain circumstances described
                                              in the related Prospectus
                                              Supplement.  See "Description of
                                              the Securities--Form of
                                              Securities" herein.

Ratings . . . . . . . . . . . . . . . . .  Each class of Fixed-Income
                                              Securities offered pursuant to
                                              the related Prospectus Supplement
                                              will be rated in one of the four
                                              highest rating categories by one
                                              or more "national statistical
                                              rating organizations," as defined
                                              in the Securities Exchange Act of
                                              1934, as amended (the "Exchange
                                              Act"), and commonly referred to
                                              as "Rating Agencies." Such
                                              ratings will address, in the
                                              opinion of such Rating Agencies,
                                              the likelihood that the related
                                              Trust will be able to make timely
                                              payment of all amounts due on the
                                              related Fixed-Income Securities
                                              in accordance with the terms
                                              thereof.  Such ratings will
                                              neither address any prepayment or
                                              yield considerations applicable
                                              to any Securities nor constitute
                                              a recommendation to buy, sell or
                                              hold any Securities.

                                        Equity Securities will not be rated.

                                        The ratings expected to be received
                                              with respect to any Securities
                                              will be set forth in the related
                                              Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Securities will not be listed on any securities exchange.

         Limited Obligations. The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Sponsor, the Master Servicer, any Originator (as defined herein) or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Sponsor, the related Originators and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Sponsor, Master Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, any Originator or any of their respective affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Securities, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will generally be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans.
Credit Enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among Mortgage Assets and/or overcollateralization. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Sponsor will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."

RISKS OF THE MORTGAGE LOANS

        Junior Liens. Certain of the Mortgage Loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has generally been the practice of the Master Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

        Declining Real Estate Values. An investment in securities such as the Securities that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

        Certain Non-Conforming Credit and Non-Traditional Loans. The Sponsor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Sponsor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. Certain of the types of loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

        Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans". Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the

Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Sponsor, the Originators, the Master Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

        ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

        Pay-for-Performance Mortgage Loans. Certain of the Mortgage Loans may constitute "Pay-for-Performance Mortgage Loans." Pay-for-Performance Mortgage Loans are originated with a stated interest rate which may decrease if the Mortgagor maintains a steady history of timely payments over a specified period of time. Any such decrease in interest rate, although generally indicative of good performance, may result in decreased cash received by the Securityholders.

        Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

        High LTV Loans. Certain of the Mortgage Loans may have combined loan-to-value ratios at the time of origination in excess of 100%, generally up to a maximum of 125% ("High LTV Loans"). As a result, the related Mortgaged Properties may not provide adequate security for these Mortgage Loans. Underwriting analysis with respect to High LTV Loans relies more heavily on the Mortgagor's creditworthiness than on the protection afforded by the security interest alone. Such loans are generally targeted as debt consolidation loans for repeat or frequent borrowers with generally strong credit ratings. For a more detailed discussion see "Mortgage Loan Program -- Underwriting Guidelines -- Sponsor Guidelines" and "Certain Legal Aspects of Mortgage Loans and Related Matters -- Enforcement of the Note".

         Additionally, there is also the risk that if the related Mortgagors relocate, such Mortgagors will be unable to discharge the Mortgage Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers. As a result, the costs incurred in the collection and liquidation of High LTV Loans may be higher than with respect to Mortgage Loans with combined loan-to-value ratios of 100% or less because the Servicer may be required to pursue collection solely against the Mortgagor.
The Master Servicer may, in accordance with accepted servicing procedures, pursue alternative methods to maximize proceeds therefrom, including, without limitation, the modification of defaulted Mortgage Loans, which may include the abatement of accrued interest or the reduction of a portion of the outstanding Principal Balance of such defaulted Mortgage Loan. Consequently, the losses on such defaulted Mortgage Loans may be more severe as there is no assurance that any proceeds will be recovered. See "Mortgage Loans -- Underwriting Guidelines -- Sponsor's Guidelines."

        Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, Delinquency Advances, Servicing Advances, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Securityholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Environmental Legislation."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be noninvestor owned. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by noninvestor owned properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Sponsor or the Master Servicer will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related Current Report on Form 8-K.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Related Matters."

         The Mortgage Loans may also be subject to federal laws, including:
(i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. If the Master Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Master Servicer or an Originator, such violations may materially impact the financial ability of the Sponsor to continue to act as Master Servicer or the ability of an Originator to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Yield and Prepayment Considerations. The yield to maturity of the Securities of each series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Mortgage Loans, the combined loan-to-value ratios of the Mortgage Loans, and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities or Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of the Securityholders or of the related Credit Enhancer, if any. See "The Pooling and Servicing Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Form of Securities."

         The Status of the Mortgage Loans in the Event of Bankruptcy of the Sponsor or an Originator. In the event of the bankruptcy of the Sponsor or an Originator at a time when it or any affiliate thereof holds an Equity Security, a trustee in bankruptcy of the Sponsor, an Originator, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Sponsor, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Sponsor, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Rating. The rating of Securities credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities. See "Ratings" in the Prospectus Supplement.

                                   THE TRUSTS

         A Trust for any series of Securities will include the primary mortgage assets ("Mortgage Assets") consisting of (A) a Mortgage Pool comprised of (i) Single Family Loans, (ii) Multi-family Loans, (iii) Cooperative Loans, (iv) Contracts, (v) Home Improvement Loans, or (vi) other loans or (B) certificates of interest or participation in the items described in clause (A) or in pools of such items, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such primary Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Sponsor, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust or may represent debt secured by the related Mortgage Loans.

         The following is a brief description of the Mortgage Assets expected to be included in the related Trusts. If specific information respecting the primary Mortgage Assets is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

         The Mortgage Loans--General. The real properties and Manufactured Homes, as the case may be, that secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans or Contracts will be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). If specified in the related Prospectus Supplement, Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. Generally, all of the Mortgage Loans will be covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                 (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. If provided for in the Prospectus Supplement, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, and the amount of any difference may be contributed from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the Originator of the Mortgage Loan or another source (including the Master Servicer or the related Originator and the builder of the Mortgaged Property) and placed in a custodial account (the "Buydown Account") and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

                 (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                 (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase or decrease over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and interest accrued during such period is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                 (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the related Originator.

                 (e) As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving home equity loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Estate described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Except as otherwise described in the related Prospectus Supplement or in the related Current Report on Form 8-K, interest will be calculated on each Mortgage Loan pursuant to one of three methods:

                 Date of Payment Loans. Date of Payment Loans provide that interest is charged to the Mortgagor at the applicable Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment. Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. On the other hand, if a Mortgagor makes a payment (other than a prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than it would have occurred had it been based on the original amortization schedule of such Note.

                 Actuarial Loans. Actuarial Loans provide that interest is charged to the Mortgagor thereunder, and payments are due from such Mortgagor, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                 Rule of 78's Loans. A Rule of 78's Loan provides for the payment by the related Mortgagor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated Mortgage Rate for the term of the Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's." Under a Rule of 78's Loan, the amount of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the loan by a fraction derived as described below.

         The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Loan has as its denominator a number equal to the sum of a series of numbers. The series of numbers begins with one and ends with the number of monthly payments due under the loan. For example, with a loan providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of original payments to stated maturity less the number of payments made up to but not including the current month. Accordingly, in the example of a twelve-month loan, the numerator for the first payment is 12, for the second payment, 11, for the third payment, 10, and so on through the final payment, for which the numerator is 1. The applicable fraction is then multiplied by the total add-on interest payable over the entire term of the loan, and the resulting amount is the amount of add-on interest "earned" that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction. Rule of 78's Loans are non-level yield instruments. The yield in the initial months of a Rule of 78's Loan is somewhat higher than the stated Mortgage Rate (computed on an actuarial basis) and the yield in the later months of the loan is somewhat less than such stated Mortgage Rate.

         The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Mortgage Pool; such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "Statistic Calculation Date") which may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Mortgage Pool (in all cases as of the Statistic Calculation Date)
(i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multi-family apartments or other real property), (iv) the original terms to stated maturity of the Mortgage Loans, (v) the weighted average remaining term to maturity of the Mortgage Loans and the range of the remaining terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the weighted average CLTV (as defined below) and the range of CLTVs of the Mortgage Loans at origination, (viii) the weighted average Mortgage Rate or annual percentage rate (as determined under Regulation Z) (the "APR") and ranges of Mortgage Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having adjustable rates, the weighted average of the adjustable rates and indices, if any, (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions, (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, if any, to be maintained with respect to such Mortgage Pool, (xii) a description of any standard hazard insurance required, if any, to be maintained with respect to each Mortgage Loan, (xiii) a description of any Credit Enhancement to be provided with respect to all or any Mortgage Loans or the Mortgage Pool, and
(xiv) the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities.

         The loan-to-value ratio (the "LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to appraised value of the related Mortgaged Property (unless otherwise disclosed in the related Prospectus Supplement or in the related Current Report on Form 8-K) at the time of origination of the Mortgage Loan. Generally, in the case where the Mortgage represents a purchase money instrument, the lesser of (a) the appraised value or (b) the purchase price is used to calculate the LTV. The combined loan-to-value ratio (the "CLTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan (unless otherwise disclosed in the related Prospectus Supplement or in the related Current Report on Form 8-K) plus the then-current principal balance of all mortgage loans (each, a "Senior Lien") secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation (which may in certain instances include estimated increases in value as a result of certain home improvements to be financed with the proceeds of such Mortgage Loan) made at the time of origination of the Mortgage Loan. If the related Mortgagor will use the proceeds of the Mortgage Loan to refinance an existing Mortgage Loan which is being serviced directly or indirectly by the Master Servicer, the requirement of an appraisal or other valuation at the time the new Mortgage Loan is made may be waived. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the CLTV of a Contract relating to a new Manufactured Home, the value of such Manufactured Home will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified herein or in the related Prospectus Supplement, the value of a used Manufactured Home will be either (x) the appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums or (y) the sum of (i) the appraised value of the land to which the Manufactured Home is attached and (ii) the appraised value of the Manufactured Home. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties) in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry.

         Certain Mortgage Loans may be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the mortgagee under any related senior mortgage(s). The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Junior Lien Loans in a Mortgage Pool will be available to satisfy the principal balance of such Junior Lien Loans only to the extent that the claims, if any, of all related senior mortgagees, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Junior Lien Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Junior Lien Loans in its loan portfolios, it has been the Master Servicer's practice to satisfy each senior mortgage at or prior to a foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the Mortgage Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that losses on the

Mortgage Loans are not covered by Credit Enhancements, such losses will be borne by the Securityholders of the related series.

         The Sponsor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Master Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Sponsor and the Originators with respect to a series of Securities will be to provide (or, where the Sponsor or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such series of Securities the Sponsor's or Originator's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Originators as more fully described herein under "Mortgage Loan Program--Qualifications of Originators" and "The Pooling and Servicing Agreement") and its obligation, as described in the related Prospectus Supplement, to make certain cash advances in the event of delinquencies in payments or, with respect to Mortgage Loans, interest shortfalls due to prepayments, in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances will be limited to the extent, in its good faith business judgment, such advances would be ultimately recoverable from the proceeds of liquidation of the Mortgage Loans and further may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         Single Family and Cooperative Loans. Unless otherwise specified in the Prospectus Supplement, single family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties ("Single Family Loans"). The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include noninvestor owned (which includes vacation and second homes) and investor owned investment properties.

         If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low- or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

         Multi-family Loans. Multi-family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on rental apartment buildings or projects containing five or more residential units ("Multi-family Loans").

         Mortgaged Properties that secure Multi-family Loans may include high-rise, mid-rise and garden apartments. Certain of the Multi-family Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multi-family Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

         Home Improvement Loans. Unless otherwise specified in the Prospectus Supplement, loans to make home improvements may be secured by first or junior liens on conventional one- to four-family residential properties and multi-family residential properties ("Home Improvement Loans"). Home Improvement Loans may be conventional, or may be partially insured by the Federal Housing Administration ("FHA") or another federal or state agency, as specified in the related Prospectus Supplement. The loan proceeds from such Home Improvement Loans are typically disbursed to an escrow agent which, according to guidelines established by the Originators, releases such proceeds to the contractor upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the Mortgagor for loan origination including origination points and appraisal, legal and title fees, are often included in the amount financed. In addition, Home Improvement Loans generally provide additional security to a first or junior mortgage loan because home improvements typically retain or increase the value of a property.

         Contracts. Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home ("Contracts"). Contracts may be conventional, insured partially by the FHA or partially guaranteed by the Veterans Administration, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

         Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the Mortgage Rates or the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Statistic Calculation Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

                               THE MORTGAGE POOLS

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of (i) Mortgage Loans, minus any stripped portion of the interest payments due under the related Mortgage Note that may have been retained by any Originator or broker ("Originator's Retained Yield"), or any other interest retained by the Sponsor or any affiliate of the Sponsor, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on single-family (i.e., one- to four-family) residential, multi-family properties or mixed use properties, or (ii) certificates of interest or participations in such Mortgage Notes. The Mortgaged Properties will consist primarily of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, mixed use properties and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may be noninvestor owned (which includes second and vacation homes) and investor owned investment properties. If specified in the related Prospectus Supplement relating to a series of Securities, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. In certain cases a Mortgage Loan may also be secured by the pledge of a limited amount of collateral which is not real estate, such as fixtures or personal property that includes, but is not limited to, furniture and appliances. As used herein, unless the context indicates otherwise, "Mortgage Loans" include Cooperative Loans, "Mortgaged Properties" include shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" include Cooperative Notes and "Mortgages" include security agreements with respect to Cooperative Notes.

         Each Mortgage Loan will be selected by the Sponsor for inclusion in a Mortgage Pool from among mortgage loans originated by one or more institutions affiliated with the Sponsor (such affiliated institutions, the "Affiliated Originators"), or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the RTC, the FDIC and other mortgage loan originators or purchasers not affiliated with the Sponsor (such unaffiliated institutions, the "Unaffiliated Originators" and, collectively with the Affiliated Originators, the "Originators"), all as described below under "Mortgage Loan Program." The characteristics of the Mortgage Loans will be described in the related Prospectus Supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Sponsor for inclusion in such Mortgage Pool.

         Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate (except in those limited situations whereby certain collections on any Mortgage Loans in a related Mortgage Pool in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one series of Securities).

THE MORTGAGE POOLS

         Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States and (iii) consist of one or more of the following types of mortgage loans:

                 (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

                 (2) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Mortgage Rate that adjusts periodically, at the intervals described in the related Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related

         Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity, (ii) weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index, and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

                 (3) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such mortgage loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                 (4) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments in subsequent years that are calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such loan in the first year or first two years, provided that the Mortgagor qualifies under certain positive criteria, including, but not limited to, a good payment history;

                 (5) Balloon mortgage loans ("Balloon Loans"), which are mortgage loans having original or modified terms to maturity of generally 5 to 15 years as described in the related Prospectus Supplement, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount");

                 (6) Modified mortgage loans ("Modified Loans"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans;

                 (7) As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of Revolving Credit Line Loans. Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Estate described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan

                 (8)      Pay-for-Performance mortgage loans
         ("Pay-for-Performance Loans"), which are mortgage loans having original or modified terms to maturity of generally not more than 30 years for which the interest rate may decrease one or more times, but not below a specified floor, if the Mortgagor maintains a steady history of timely payments over a specified period or periods of time; or

                 (9) Another type of mortgage loan described in the related Prospectus Supplement.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain either or both of the following types of mortgage loans (i) ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans and (ii) fixed rate mortgage loans which allow the Mortgagors to convert the fixed rates on such Mortgage Loans to an adjustable rate at some point during the life of such Mortgage Loans (each such Mortgage Loan described in (i) and (ii) above, a "Convertible Mortgage Loan").

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be Buydown Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the Buydown Period will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) Buydown Funds funded by the Originator of the Mortgaged Property or another source (including the Master Servicer or the related Originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account." The terms of the Buydown Mortgage Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

         The Sponsor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (Sub-Servicers), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities." With respect to those Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans, unless otherwise described in the related Prospectus Supplement.

         The Sponsor and/or certain Originators may make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program--Representations by Originators," "--Sub-Servicing by Originators" and "Description of the Securities--Assignment of Mortgage Loans," and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities--Advances"). The obligation of the Master Servicer to make delinquency advances will be limited to the extent, in its good faith business judgment such delinquency advances would be ultimately recoverable from the proceeds of liquidation of the Mortgage Loans. See "Description of the Securities--Advances."

                             MORTGAGE LOAN PROGRAM

         As a general matter, the Sponsor's Mortgage Loan program will consist of the origination and packaging of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. However, certain of the Mortgage Loans will relate to FNMA or FHLMC conforming credits.

         The Mortgagors generally will have taken out the related Mortgage Loans for one or more of four reasons: (i) to purchase the related Mortgaged Property, (ii) to refinance an existing mortgage loan on more favorable terms,
(iii) to consolidate debt, or (iv) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related

Mortgaged Property; the Mortgage Loans described in (i) are commonly referred to as purchase money loans and the Mortgage Loans described in (ii), (iii) and
(iv) on the whole are commonly referred to as home equity loans.

         It is the Sponsor's practice to solicit existing Mortgagors with respect to the possible refinancing of their existing Mortgages.

         UNDERWRITING GUIDELINES

         As more fully described below under "Qualifications of Originators" and as may also be described in greater detail in the related Prospectus Supplement, there are various types of Originators that may participate in the Sponsor's Mortgage Loan Program. Under the Sponsor's Mortgage Loan Program, the Sponsor purchases and originates Mortgage Loans pursuant to three types of underwriting guidelines: (1) standard underwriting guidelines according to the Sponsor's Originator Guide, as modified from time to time, used by Affiliated Originators and Unaffiliated Originators ("Sponsor's Guidelines"), (2) underwriting guidelines utilized by certain Unaffiliated Originators and approved by the Sponsor ("Approved Guidelines"), and (3) underwriting guidelines ("Bulk Guidelines") used by Unaffiliated Originators of portfolios of Mortgage Loans subsequently purchased in whole or part by the Sponsor as bulk acquisitions ("Bulk Acquisitions"). The respective underwriting guidelines are described below.

         Sponsor's Guidelines. The Sponsor's Guidelines are set forth in the Sponsor's Originator Guide. The Sponsor's Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the resulting Securities.

         Mortgage Loans originated by Affiliated Originators generally will, and Mortgage Loans originated by Unaffiliated Originators may have been, originated in accordance with the Sponsor's Guidelines as set forth in the Sponsor's Originator Guide. However, certain of the Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such Affiliate's mortgage loan programs, no income or asset verifications were required. In addition, certain Originators may originate Mortgage Loans in satisfaction of specified requirements of federal or state law applicable to certain Originators, such as, by way of illustration, the federal Community Reinvestment Act of 1977, which is applicable to banks; such Mortgage Loans generally will not have been originated pursuant to the Sponsor's standard underwriting guidelines applicable to nonconforming loans but may have been originated pursuant to alternative guidelines applicable to such loans. The Sponsor will not review any Affiliated Originator mortgage loans for conformity with the Sponsor's Guidelines set forth in the Sponsor's Originator Guide. The Sponsor generally will review or cause to be reviewed only a limited portion of the Mortgage Loans in any delivery of Mortgage Loans from Unaffiliated Originators for conformity with the Sponsor's Originator Guide.

         The following is a brief description of the Sponsor's Guidelines set forth in the Sponsor's Originator Guide customarily and currently employed by the Sponsor. The Sponsor believes that these standards are consistent with those generally used by lenders in the business of making mortgage loans based on non-conforming credits. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan granted.

         The Sponsor's Guidelines permit the origination and purchase of mortgage loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, the Sponsor's Guidelines require an analysis of the equity in the collateral, the payment history of the borrower, the borrower's ability to repay debt, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV is required for lower gradations of credit quality and higher property values.

         The Sponsor's Guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years or, in the case of a balloon mortgage, generally amortize based on a 30-year or less amortization schedule with a due date and a "balloon" payment due prior to the 30 year period.

         The homes used for collateral to secure the loans generally may be either noninvestor owned (which includes second and vacation homes) or investor owned properties which, in either case are single-family residences (which may be detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Sponsor's Guidelines generally require that the CLTV of a Mortgage Loan not exceed 100%, after taking into account the amount of any primary mortgage insurance applicable to such Mortgage Loan.

         One of the Sponsor's programs specifically relates to Mortgage Loans with combined loan-to-value ratios in excess of 100%, generally up to a maximum of 125% (the "High LTV Program"). Under the High LTV Program, relatively more emphasis in the underwriting analysis is placed on the borrower's payment history and ability to repay debt, rather than on the collateral value of the related Mortgaged Property. High LTV Loans are generally targeted as debt consolidation loans for repeat or frequent borrowers with generally strong credit ratings. Lending decisions for these loans are based on an analysis of the prospective Mortgagor's documented cash flow and credit history supplemented by a collateral evaluation deemed appropriate by the Sponsor.

         If a senior mortgage exists, the Sponsor may first review the senior mortgage documentation. If it contains open end advance or negative amortization provisions, the maximum potential senior mortgage balance may be used, although for certain of the Sponsor's products the current balance may be used in calculating the CLTV which determines the maximum loan amount. The Sponsor's Guidelines do not permit the origination or purchase of loans where the senior mortgage contains a provision pursuant to which the senior mortgagee may share in any appreciation of the Mortgaged Property.

         In most cases, the value of each property proposed as security for a mortgage loan is required to be determined by a full appraisal. A limited appraisal of a property, conducted on a drive-by basis or a "multiple comparable" basis, may be utilized. Two full appraisals are generally required for properties valued over $500,000.

         Appraisals are required to be completed by qualified professional appraisers. The Sponsor evaluates the performance of appraisers and maintains a current disapproved appraiser list.

         The Sponsor's Guidelines have provided for the origination of loans under three general loan programs: (i) a full verification program for salaried or self-employed borrowers, (ii) a "lite" documentation program for borrowers who may have income which cannot be verified by traditional methods and (iii) a non-income verification program for salaried and self-employed borrowers. However, the Sponsor's Guidelines allow for certain borrowers with existing loans to refinance such loans with either limited, or no, verification of income. The Sponsor may also purchase pools of loans which may include some loans originated under a non-income verification program. For the Sponsor's full verification process, each mortgage applicant is required to provide, and the Sponsor or its designee is required to verify, personal financial information. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally (in the absence of countervailing considerations, such as a lower Combined Loan-to-Value Ratio or a price adjustment) should not exceed the applicant's ability to pay. Applicants who are salaried employees must provide current employment information in addition to recent employment history. The Sponsor or its designee verify this information for salaried borrowers based on written confirmation from employers or a combination of the most recent pay stub, the most recent W-2 tax form and telephone confirmation from the employer. Self-employed applicants are generally required to be self-employed in the same field for a minimum of two years. The self-employed applicant is generally required to provide personal and business financial statements and signed copies of complete federal income tax returns (including schedules) filed for the most recent two years. For the Sponsor's "lite" documentation program the borrower must establish proof of cash flow trends to support the borrower's income. Such proof can include business bank statements or personal bank statements. For the Sponsor's non-income verifier program, proof of two year's history of employment plus proof of current employment status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the senior mortgage balance, if any, the status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

         In connection with purchase-money loans, the Sponsor's Guidelines generally require (x) (i) an acceptable source of downpayment funds, (ii) verification of the source of the downpayment funds and (iii) adequate cash reserves or (y) adequate equity in the collateral property.

         Certain laws protect loan applicants by offering them a time frame after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         Unless otherwise disclosed in the related Prospectus Supplement, the Sponsor's Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each Mortgage Loan it purchases. The Sponsor, the related Originator and/or their assignees generally are named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated. Where title insurance is not available with respect to a Mortgage Loan, the Sponsor's Guidelines require a property report and title search, instead, to evidence that the title or lien position is as indicated.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any senior mortgage. If the sum of the outstanding first mortgage, if any, and the related mortgage loan exceeds replacement value (the cost of rebuilding the subject property, which generally does not include land value), insurance equal to replacement value may be accepted. The Sponsor or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy.
In the event the Sponsor or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

         Approved Guidelines. The Sponsor may cause a Trust to acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Sponsor's Guidelines as set forth in the Sponsor's Originator Guide. Certain of the Mortgage Loans will be acquired in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing acquisitions of Mortgage Loans by the Sponsor, from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Sponsor. Certain other Mortgage Loans will be acquired from Originators that will represent that the Mortgage Loans were originated pursuant to underwriting guidelines determined by a mortgage insurance company acceptable to the Sponsor. The Sponsor will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence of a Mortgage Loan conforming to applicable underwriting standards. Such certifications likely will have been issued before the purchase of the Mortgage Loan by the Sponsor. The Sponsor only will perform random quality assurance reviews on Mortgage Loans delivered with such certifications.

         The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards of insurance companies may vary substantially from the Sponsor's Guidelines. All of the underwriting guidelines will provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability or the adequacy of the Mortgaged Property as collateral, or a combination of both. Due to the variety of underwriting guidelines and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various underwriting guidelines applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting guidelines performed by the Sponsor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances.

         Bulk Guidelines. Bulk portfolios of Mortgage Loans may be originated by a variety of Originators under several different underwriting guidelines. For bulk portfolios which are seasoned for a period of time, the Sponsor's underwriting review of bulk portfolios of Mortgage Loans focuses primarily on payment histories and estimated current values based on estimated property appreciation or depreciation and loan amortization. Mortgage Loans that conform to the related Bulk Guidelines may not conform to the requirements of either the Sponsor's Guidelines or the Approved Guidelines. For example, the Sponsor may purchase Mortgage Loans in bulk portfolios with Combined Loan-to-Value Ratios in excess of that required under the Sponsor's Guidelines, without title insurance, or with nonconforming appraisal methods such as tax assessments. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Originator must meet certain minimum requirements, as modified from time to time, by the Sponsor. The Sponsor generally will cause the Mortgage Loans acquired in a Bulk Acquisition to be reunderwritten on a sample basis. Such reunderwriting may be performed by the Sponsor, the Master Servicer or by a third party acting at the direction of the Sponsor.

         Quality Control. The Master Servicer maintains a quality control department which generally reviews loans originated by Affiliated Originators. The quality control department randomly selects a portion of the files for underwriting review. The Sponsor or its Affiliated Originators also cause appraisal reviews to be performed on a random sample of loan production.

         A periodic report is distributed to senior management and the production offices describing material exceptions to underwriting and appraisal guidelines, legal and regulatory requirements and variances based on the reverification process. Appraisers demonstrating chronic errors, omissions or large valuation errors are removed from the approved appraiser list. Training programs, additional audits and performance evaluations for underwriting personnel and management are influenced by the results of the quality control review.

         The Sponsor generally will cause Mortgage Loans acquired from Unaffiliated Originators to be (i) reunderwritten for the purpose of determining whether such Mortgage Loans were originated in accordance with the applicable underwriting guidelines, (ii) reviewed to assess the accuracy of the appraised values, and (iii) audited to determine the accuracy of the loan computer system as compared to the loan files. Such process may consist of a review of all such Mortgage Loans or may be performed on a sample basis. Such reunderwriting may be performed by the Sponsor, the Master Servicer or a third party acting at the direction of the Sponsor.

QUALIFICATIONS OF ORIGINATORS

         Each Originator from which a Mortgage Loan is acquired will have been accepted by the Sponsor for participation in the Sponsor's mortgage loan program. Certain Unaffiliated Originators ("Conduit Participants") may be qualified to enter into agreements to sell mortgage loans to the Sponsor pursuant to Master Commitments which provide for the periodic purchase and sale of loans meeting certain specified requirements.

         Loans acquired from Unaffiliated Originators other than Conduit Participants will be acquired on a "spot" basis, or in connection with a Bulk Acquisition. Unless otherwise described in the related Prospectus Supplement with respect to certain specified Unaffiliated Originators (in which case any remedies for breach will lie only against such Unaffiliated Originator), the Sponsor will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator, with respect to the Mortgage Loans originated by it and acquired by a Trust.

         All Conduit Participants must have received a satisfactory review by the Sponsor of its operating procedures. All Unaffiliated Originators will have delinquency and foreclosure rates monitored and maintained at levels acceptable to the Sponsor. All Unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards. However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Sponsor's Originator Guide may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

         The Federal Deposit Insurance Corporation (the "FDIC") (either in its corporate capacity or as receiver or conservator for a depository institution) may also be an Originator of the Mortgage Loans. The FDIC is an independent executive agency originally established by the Banking Act of 1933 to insure the deposits of all banks entitled to federal deposit insurance under the Federal Reserve Act and Federal Deposit Insurance Act. The FDIC administers the system of nationwide deposit insurance (mutual guaranty of deposits) for United States Banks and, together with the United States Comptroller of the Currency, regulates in areas related to the maintenance of reserves for certain types of deposits, the maintenance of certain financial ratios, transactions with affiliates and a broad range of other banking practices.

         The Sponsor monitors the Originators and the Sub-Servicers under the control of a Federal Corporation, as well as those Originators and Sub-Servicers that are insolvent or in receivership or conservatorship or otherwise financially distressed. Such Originators may not be able or permitted to repurchase Mortgage Loans for which there has been a breach of representation and warranty. Moreover, any such Originator may make no representations and warranties with respect to Mortgage Loans sold by it. The Federal Corporations (either in their respective corporate capacities or as receiver for a depository institution) may also originate Mortgage Loans, in which event neither the related Federal Corporation nor the depository institution for which such Federal Corporation is acting as receiver may make representations and warranties with respect to the Mortgage Loans that such Federal Corporation sells, or such Federal Corporation may make only limited representations and warranties (for example, that the related legal documents are enforceable). A Federal Corporation may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty. If as a result of a breach of representation and warranty an Originator is required to repurchase a Mortgage Loan but is not permitted or otherwise fails to do so or if representations and warranties are not made by an Originator, to the extent that neither the Sponsor nor any other entity has assumed the representations and warranties or made representations and warranties, neither the Sponsor nor that entity will be required to repurchase such Mortgage Loan and, consequently such Mortgage Loan will remain in the related Mortgage Pool and any related losses will be borne by the Securityholders or by the related Credit Enhancement, if any. In addition, loans which are purchased either directly or indirectly from a Federal Corporation may be subject to a contract right of such Federal Corporation to repurchase such loans under certain limited circumstances.

SUB-SERVICERS

         Each Originator of a Mortgage Loan will act as Sub-Servicer for such Mortgage Loan pursuant to an agreement between the Master Servicer and the Sub-Servicer (a "Sub-Servicing Agreement") unless the servicing obligations are released to the Master Servicer or transferred to a servicer approved by the Master Servicer. An Affiliated Originator of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain additional standards with respect to its mortgage loan servicing portfolio, GAAP tangible net worth and other specified qualifications.

REPRESENTATIONS BY ORIGINATORS

         Unless otherwise specified in the related Prospectus Supplement, each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator and evidenced by a series of Securities. Such representations and warranties generally include, among other things, that at the time of the sale by the Originator to the Sponsor of each Mortgage Loan:
(i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the related Cut-Off Date;
(ii) each Mortgage Loan being transferred to the Trust which is a REMIC is a qualified mortgage under the REMIC provisions of the Code and is a Mortgage;
(iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling or a multi-family structure, which may include condominiums and townhouses, units in a "planned unit development" ("PUD") complex or a manufactured home; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

         Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Originator in respect of a Mortgage Loan will be made as of the date on which such Originator sells the Mortgage Loan to the Sponsor; the date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related series of Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the later date of issuance of the related series of Securities.

         The Sponsor will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it acquires a Mortgage Loan from an Originator insofar as such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, such Originator and/or the Sponsor will be obligated to purchase from the related Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and the Originator's Retained Yield, if any, together with, without duplication, the aggregate amount of all delinquent interest, if any, net of Servicing Advances.

         Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by an Originator and/or the Sponsor, as provided above, rather than repurchase the Mortgage Loan, the Master Servicer may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and cause the Sponsor to substitute in its place another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the related Pooling and Servicing Agreement). With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Securities, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, an Unaffiliated Originator generally will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Master Servicer in the event the Originator fails to honor such obligation. If the Originator fails to repurchase or substitute a loan and no breach of the Sponsor's representations has occurred, the Originator's purchase obligation will in no event become an obligation of the Sponsor. Unless otherwise specified in the related Prospectus Supplement, the foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Originator in its capacity as a seller of Mortgage Loans to the Sponsor.

         Unless otherwise described in the related Prospectus Supplement with respect to certain Unaffiliated Originators (in which case any remedies for breach will lie only against such Unaffiliated Originator), the Sponsor will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator with respect to the Mortgage Loans originated or purchased by it and acquired by a Trust.

         Notwithstanding the foregoing with respect to any Originator that requests the Master Servicer's consent to the transfer of sub-servicing rights relating to any Mortgage Loans to a successor servicer, the Master Servicer may release such Originator from liability, under its representations and warranties described above, upon the assumption by such successor servicer of the Originator's liability for such representations and warranties as of the date they were made. In that event, the Master Servicer's rights under the instrument by which such successor servicer assumes the Originator's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Originator" for purposes of the foregoing provisions.

SUB-SERVICING BY ORIGINATORS

         Each Originator of a Mortgage Loan will act as the Sub-Servicer for such Mortgage Loan pursuant to a Sub-Servicing Agreement unless servicing is released to the Master Servicer or has been transferred to a servicer approved by the Master Servicer. The Master Servicer may, in turn, assign such sub-servicing to designated sub-servicers that will be qualified Originators and may include affiliates of the Sponsor. While such a Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that, if for any reason the Master Servicer for such series of Securities is no longer the master servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, with the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of hazard insurance (to the extent, if any, required by the related Pooling and Servicing Agreement) and filing and settlement of claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. A Sub-Servicer also may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Securities--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-Servicer may also be obligated to deposit amounts in respect of Compensating Interest to the related Principal and Interest Account in connection with prepayments of principal received and applied to reduce the outstanding principal balance of a Mortgage Loan. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, a Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Sponsor's loan purchase programs, but only with the prior written approval of the Master Servicer.

         As compensation for its servicing duties, the Sub-Servicer may be entitled to a Base Servicing Fee. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be entitled to reimbursement for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield."

         Each Sub-Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer is required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is terminated earlier by the Master Servicer or unless servicing is released to the Master Servicer.
The Master Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or following a specified period after notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Sub-Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Master Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer either must be an Originator, meet the standards for becoming an Originator or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Master Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and the related Prospectus Supplement.

         The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions.
In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series of Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

         Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

         No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

         General Payment Terms of Securities. As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and, in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month which precedes such Payment Date.

         The related Prospectus Supplement and the Pooling and Servicing Agreement will describe a period (a "Remittance Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Master Servicer to the related Trustee prior to the related Payment Date and will be used to distribute payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, any Originator or any of their respective affiliates.

         Unless otherwise specified in the Prospectus Supplement with respect to a series, Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) a pool of Mortgage Loans (and the related mortgage documents) or certificates of interest or participations therein underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Originator's Retained Yield or other interest retained by the related Originator, the Sponsor or any of its affiliates with respect to each such Mortgage Loan; (ii) certain other assets including, without limitation, payments and collections in respect of the Mortgage Loans due, accrued or received, as described in the related Prospectus Supplement, on and after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and primary insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of Credit Enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Estate includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

FORM OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Physical Certificates"), rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

         None of the Company, the Originators, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of a series of Securities, the Sponsor will cause the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with, unless otherwise specified in the related Prospectus Supplement, all payments and collections in respect of the Mortgage Loans due, accrued or received, as described in the related Prospectus Supplement on or after the related Cut-Off Date. If specified in the related Prospectus Supplement, the Sponsor or any of its affiliates may retain the Originator's Retained Yield, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Sponsor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-Off Date, as well as information regarding the Mortgage Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Mortgage Note.

         In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to the Transferor and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.

         The related Prospectus Supplement will describe any applicable requirements relating to the delivery of documents, such as the related Notes, and the preparation and/or filing of transfer documentation, such as assignments of Mortgage, in connection with the establishment of the related Trust. To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of the Sponsor's ultimate corporate parent are satisfactory to the Rating Agencies, all or any portion of such document delivery requirements and/or transfer document preparation and filing requirements may be waived, all as to be described in the related Prospectus Supplement.

         A typical provision relating to document delivery requirements would provide that the Sponsor deliver to the Trustee a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or
(c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. To the extent that such a file containing all or a portion of such items has been delivered to the Trustee, the Trustee will generally be required, for the benefit of the Securityholders, to review each such file within a specified period, generally not exceeding 90 days, to ascertain that all required documents (or certified copies of documents) have been executed and received.

         A typical provision relating to the preparation and filing of transfer documentation would require the Originators to cause to be prepared and recorded, within a specified period, generally not exceeding 75 business days of the execution and delivery of the applicable Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators, to the Trustee; provided, however, that if the Originators furnish to the Trustee and to the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the jurisdictions in which the related Mortgaged Properties are located, then such recording will not be required with respect to such jurisdictions or at the election of the Certificate Insurer, any jurisdiction.

         Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall promptly so notify the Sponsor, which shall notify the related Sub-Servicer or Originator, as the case may be. If the Sub-Servicer or Originator does not cure the omission or defect within a specified period, generally not exceeding 60 days after notice is given to the Sponsor, the Sub-Servicer or Originator, as the case may be, will be obligated to purchase on the next succeeding Remittance Date the related Mortgage Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Master Servicer will be obligated to enforce this obligation of the Sub-Servicer or Originator, as the case may be, to the extent described above under "Mortgage Loan Program--Representations by Originators." Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Sponsor will, however, be obligated to purchase or substitute for such Mortgage Loan if the Sub-Servicer or Originator, as the case may be, defaults on its obligation to do so, and there can be no assurance that a Sub-Servicer or Originator, as the case may be, will carry out any such obligation. Unless otherwise specified in the related Prospectus Supplement, such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

         Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

FORWARD COMMITMENTS; PRE-FUNDING

         A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans (the "Subsequent Mortgage Loans") that could not be delivered by the Sponsor or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. In addition, the Forward Purchase Agreement states that the Depositor shall only transfer the Subsequent Mortgage Loans upon the satisfaction of certain conditions including that the Depositor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee opinions of counsel (including bankruptcy, corporate and tax opinions) with respect to the transfer of the Subsequent Mortgage Loans.

         If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust which elects federal income treatment as a REMIC or as a grantor trust, the related Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all monies originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining monies will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

         During the Funding Period, the monies deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments that are rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and that will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment that would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. On payment dates that occur during the Funding Period, the Trustee will transfer any earnings on the monies in the Pre-Funding Account to the Certificate Account for distribution to the Certificateholders.

         The Pre-Funding Account will be maintained by the Trustee, which must be a bank having combined capital and surplus, generally, of at least $100,000,000, long-term, unsecured debt rated at least investment grade and a long-term deposit rating of at least investment grade.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

         Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") which generally meets the requirements set forth in the Sponsor's Originator Guide from time to time, and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC, provided that any such depository institution must meet certain minimum rating criteria set forth in the Sponsor's Originator Guide. Except as otherwise permitted by the applicable Rating Agencies, a Sub-Servicing Account must be segregated and may not be established as a general ledger account.

         A Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described above under "Mortgage Loan Program--Sub-Servicing by Originators" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below or, if such day is not a business day, the preceding business day), the Sub-Servicer must remit or cause to be remitted to the Master Servicer all funds held in the Sub-Servicing Account with respect to Mortgage Loans that are required to be so remitted. A Sub-Servicer may also be required to make such Servicing Advances and Delinquency Advances and to pay Compensating Interest as set forth in the related Sub-Servicing Agreement.

         The Master Servicer will deposit or will cause to be deposited into the Principal and Interest Account on a daily basis certain payments and collections due and accrued on or after the Cut-Off Date or received and accrued on or after the Cut-Off Date, as described in the related Prospectus Supplement and, as specifically set forth in the related Pooling and Servicing Agreement, such as the following except as otherwise provided therein:

                 (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Estate;

                 (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Sub-Servicer, if any, as its servicing or other compensation;

                 (iii) all amounts received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any letter of credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (such amounts, net of related unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances of the Master Servicer or by the related Sub-Servicer, "Net Liquidation Proceeds");

                 (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

                 (v) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Sponsor, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations by Originators," "--Assignment of Mortgage Loans" above;

                 (vi) any amounts required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account, as described below;

                 (vii) any amounts required to be deposited in connection with the liquidation of the related Trust; and

                 (viii) any amounts required to be transferred from the Distribution Account to the Principal and Interest Account.

         In addition to the Principal and Interest Account, the Sponsor shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Securities (the "Distribution Account"). The Principal and Interest Account and the Distribution Account each must be maintained with a Designated Depository Institution. A "Designated Depository Institution" is an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which have a rating satisfactory to the Rating Agencies and the related Credit Enhancer, if any, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the related Credit Enhancer, if any, each Rating Agency and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association will generally be required to have combined capital, surplus and undivided profits of at least $50,000,000. Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated at a level satisfactory to one or more Rating Agencies if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity. The Distribution Account, the Principal and Interest Account and other accounts described in the related Prospectus Supplement are collectively referred to as "Accounts". All funds in the Distribution Account shall be invested and reinvested by the Trustee for the benefit of the Securityholders and the related Credit Enhancer, if any, as directed by the Master Servicer, in certain defined obligations set forth in the related Pooling and Servicing Agreement ("Eligible Investments"). The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by it that have been deposited into the Principal and Interest Account. All funds in the Principal and Interest Account will be required to be held (i) uninvested, up to limits insured by the FDIC or (ii) invested in Eligible Investments. The Master Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Account.

         To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's corporate parent and satisfactory to the Rating Agencies, the Master Servicer may be permitted to co-mingle Mortgage Loan payments and collections with the Master Servicer's general funds rather than required to deposit such amounts into a segregated Principal and Interest Account.

         Unless otherwise specified in the related Prospectus Supplement, on the day seven days preceding each Payment Date (the "Remittance Date"), the Master Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit in the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Master Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Master Servicer as described herein under "--Advances," any amounts required to be transferred to the Distribution Account from a Reserve Fund, as described under "Credit Enhancement" below, any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" below and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments received by it from any Credit Enhancer to be deposited in the Distribution Account not later than the related Payment Date.

         Unless otherwise specified in the related Prospectus Supplement, the portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to the Originator's Retained Yield generally will not be deposited into the Principal and Interest Account, but will not be paid over to the parties entitled thereto as provided in the related Pooling and Servicing Agreement.

         Funds on deposit in the Principal and Interest Account attributable to Mortgage Loans underlying a series of Securities may be invested in Eligible Investments maturing in general not later than the business day preceding the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer. Funds on deposit in the related Distribution Account may be invested in Eligible Investments maturing, in general, no later than the business day preceding the next Payment Date.

         With respect to each Buydown Mortgage Loan, the Sub-Servicer will deposit the related Buydown Funds provided to it in a Buydown Account that will comply with the requirements set forth herein with respect to a Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as set forth in the Sponsor's Originator Guide from time to time, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Sponsor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the related Originator or the related Sub-Servicer, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account and remit to the Master Servicer on or before the date specified in the Sub-Servicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Sub-Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Sub-Servicer will generally be required to withdraw from the Buydown Account and remit to the Master Servicer the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the mortgage pool insurance policy (the "Pool Insurer") or any other insurer), the Sub-Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and remit the same to the Master Servicer or, if instructed by the Master Servicer, pay the same to the primary insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT

         The Master Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

                 (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Mortgage Loans; Deposits to Distribution Account" above;

                 (ii) to reimburse itself or any Sub-Servicer for any accrued and unpaid Servicing Fees and for Delinquency Advances and Servicing Advances as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made;

                 (iii) to reimburse itself for any Delinquency Advances or Servicing Advances determined in good faith to have become Non-Recoverable Advances, such reimbursement to be made from any funds in the Principal and Interest Account;

                 (iv) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                 (v) to pay the Sponsor or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

                 (vi) to withdraw amounts that have been deposited in the Principal and Interest Account in error;

                 (vii) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities"; and

                 (viii)   to invest in Eligible Investments.

DISTRIBUTIONS

         Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as Securityholders at the close of business on the Record Date in proportion to their respective Percentage Interests. Unless otherwise specified in the related Prospectus Supplement, interest that accrues and is not payable on a class of Securities will be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate.
The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the principal distribution amount (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less (unless otherwise specified in the Prospectus Supplement) the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date and any other interest shortfalls allocable to Securityholders which are not covered by advances or the applicable Credit Enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

         Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the third business day next preceding the Payment Date (or such earlier day as shall be agreed by the related Credit Enhancer, if any, and the Trustee) of the month of distribution (the "Determination Date"), the Trustee will determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Distribution Account is insufficient to cover the amount to be passed through to Securityholders, the Trustee will be required to notify the related Credit Enhancer, if any, pursuant to the related Pooling and Servicing Agreement for the purpose of funding such deficiency.

ADVANCES

         Unless otherwise specified in the related Prospectus Supplement, each Servicer will be required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions (net of the Servicing Fees and the Originators' Retained Yield) due, but not collected, with respect to delinquent Mortgage Loans directly serviced by such Servicer during the prior Remittance Period, but only if, in its good faith business judgment, such Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. As may be described in the related Prospectus Supplement, such Servicer may also be required so to advance delinquent payments of principal. Any such amounts so advanced are "Delinquency Advances". The Master Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period, and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such

Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. A Sub-Servicer will be permitted to fund its payment of Delinquency Advances as set forth in the related Sub-Servicing Agreement.

         A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due plus any applicable grace period.

         Unless otherwise specified in the related Prospectus Supplement, on or prior to each Remittance Date, each Servicer will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Mortgage Loan directly serviced by such Servicer during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Mortgage Rate (less the related Base Servicing Fees and the Originators' Retained Yield, if any) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee and the Originators' Retained Yield, if any) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by such Servicer, "Compensating Interest"). No Servicer shall be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate related Base Servicing Fees received by such Servicer with respect to all Mortgage Loans directly serviced by such Servicer for such Remittance Period.

         Each Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that such Servicer reasonably believes that such amounts will be recoverable by it. Each such amount so paid will constitute a "Servicing Advance". Such Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or, in certain cases, from excess cash flow otherwise payable to the holders of the related Equity Securities or prior to any distributions being made to the related Securityholders.

         Notwithstanding the foregoing, if the Master Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Master Servicer will net from the purchase price of such amounts for all related advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make advances may be supported by Credit Enhancement as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.

REPORTS TO SECURITYHOLDERS

         With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

                 (i) the amount of the distribution with respect to each class of Securities;

                 (ii) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

                 (iii) the amount of such distribution allocable to interest;

                 (iv) the aggregate unpaid Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

                 (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

                 (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of Credit Enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any Credit Enhancement substituted therefor;

                 (vii) information furnished by the Sponsor pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

                 (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution; and

                 (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all Securities in such class (after giving effect to any distribution of principal to be made on such Payment Date) by the original principal balance of the Securities of such class on the Closing Date.

         Items (i) through (iii) above shall, with respect to each class of Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities are in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.

         In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

                 (i) the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number, percentage (based on the then-outstanding principal balances) and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

                 (ii) the number, percentage (based on the then-outstanding principal balances), aggregate Mortgage Loan balances and status of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                 (iii) the number, percentage (based on the then-outstanding principal balances) and aggregate Mortgage Loan balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                 (iv) the number, percentage (based on the then-outstanding principal balances) and aggregate Mortgage Loan balances of all Mortgage Loans relating to the status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

                 (v) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure.

COLLECTION AND OTHER SERVICING PROCEDURES

         Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Master Servicer, is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

         The duties of the Master Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances to the extent described in the related Pooling and Servicing Agreement. The Master Servicer is required to follow its customary standards, policies and procedures in performing its duties as Master Servicer.

         The Master Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property or the timing of receipt of any payments required thereunder (in each case other than as permitted by the related Pooling and Servicing Agreement); and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

         The related Pooling and Servicing Agreement will require the Master Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Master Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall generally not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to such Relief Act.

         When a Mortgaged Property (other than Mortgaged Property subject to an ARM Loan) has been or is about to be conveyed by the Mortgagor, the Master Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of Securityholders or the related Credit Enhancer or jeopardize coverage under any primary insurance policy or applicable Credit Enhancement arrangements. In such event, the Master Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement.

         An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Sub-Servicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" herein.

         The Master Servicer will have the right under the Pooling and Servicing Agreement to approve applications of Mortgagors seeking consent for
(i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for consent may be approved by the Master Servicer unless: (i) the provisions of the related Mortgage Note and Mortgage have been complied with; (ii) the credit profile of the related Mortgage Loan after any release is consistent with the Sponsor's Originator Guide then applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not reduced.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer shall foreclose upon or otherwise comparably effect the ownership of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making Servicing Advances for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer shall sell any REO Property within 23 months of its acquisition by the Trust. The Pooling and Servicing Agreements generally will permit the Master Servicer to cease further collection and foreclosure activity if the Master Servicer reasonably determines that such further activity would not increase collections or recoveries to be received by the related Trust with respect to the related Mortgage Loan. In addition, any required advancing may be permitted to cease at this point.

         Notwithstanding the generality of the foregoing provisions, the Master Servicer will be required to manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or to prevent the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

         The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan. A Mortgage Loan which is "charged-off", i.e., as to which the Master Servicer ceases further collection and/or foreclosure activity as a result of a determination that such further actions will not increase collections or recoveries to be received by the related Trust is also a "Liquidated Mortgage Loan."

         If a loss is realized on a defaulted Mortgage Loan or REO Property upon the final liquidation thereof that is not covered by any applicable form of Credit Enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of Credit Enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Hazard Insurance; Claims Thereunder; Hazard Insurance Policies."

                                 SUBORDINATION

         A Senior/Subordinate Series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Senior/Subordinate Series of Securities will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

         With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for contribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

         In the event of any Realized Losses (as defined below) on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Mortgage Loan that becomes a Liquidated Mortgage Loan, through foreclosure sale, disposition of the related Mortgaged Property if acquired by deed in lieu of foreclosure, "charged-off" or otherwise, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

         With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

         Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate Series will be made by reducing the Security Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner described in the related Prospectus Supplement. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify.
If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.

                       DESCRIPTION OF CREDIT ENHANCEMENT

         Unless otherwise expressly provided and described in the applicable Prospectus Supplement, each series of Securities shall have credit support (referred to herein as "Credit Enhancement") comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a special hazard insurance policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered unless otherwise specified. To the extent that the Credit Enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit Enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, another method of Credit Enhancement described in the related Prospectus Supplement, or the use of a cross-support feature or overcollateralization, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or are not covered by the Credit Enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of Credit Enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to the classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by Credit Enhancement.

         The amounts and type of Credit Enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the Credit Enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         Letter of Credit. If any component of Credit Enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Sponsor's or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of Credit Enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of Credit Enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Trustee (or other obligor under a Purchase Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

         Mortgage Pool Insurance Policies. Any mortgage pool insurance policy ("Mortgage Pool Insurance Policy") obtained by the Sponsor for each related Trust Estate will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

         Special Hazard Insurance Policies. Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Sponsor for a Trust Estate will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) up on transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

         As indicated under "Description of the Securities--Assignment of Mortgage Loans" above and to the extent set forth in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part by a type of special hazard instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Sponsor.

         Bankruptcy Bonds. In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then-outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond ("Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Sponsor for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

         Reserve Funds. If so provided in the related Prospectus Supplement, the Sponsor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Eligible Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternate or in addition to such deposit to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities from the Originator's Retained Yield or otherwise. In addition, with respect to any series of Securities as to which Credit Enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. A Trust Estate may contain more than one Reserve Fund, each of which may apply only to a specified class of Securities or to specified Mortgage Assets.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any

Mortgage Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Other Insurance, Guarantees and Similar Instruments or Agreements. If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

         Cross Support. If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to one class of Securities may be made from excess amounts available from other asset groups within the same Trust which support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, over collateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Maintenance of Credit Enhancement. To the extent that the applicable Prospectus Supplement does not expressly provide for Credit Enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a form of Credit Enhancement has been obtained for a series of Securities, the Sponsor will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

         In lieu of the Sponsor's obligation to maintain a particular form of Credit Enhancement, the Sponsor may obtain a substitute or alternate form of Credit Enhancement. If the Master Servicer obtains such a substitute form of Credit Enhancement, it will maintain and keep such form of Credit Enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of Credit Enhancement, the Sponsor will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution or alternate form of Credit Enhancement for the existing Credit Enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of Credit Enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

         Reduction or Substitution of Credit Enhancement. Unless otherwise specified in the related Prospectus Supplement, the amount of credit support provided pursuant to any of the Credit Enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, or any alternative form of Credit Enhancement) may be reduced under certain specified circumstances. In addition, if so described in the related Prospectus Supplement, any formula used in calculating the amount or degree of Credit Enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any Credit Enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable Credit Enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Sponsor thereafter will not be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other Credit Enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current, albeit downgraded, rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of Credit Enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Sponsor, the Master Servicer, one or more Originators or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                      HAZARD INSURANCE; CLAIMS THEREUNDER

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Trustee upon request.

HAZARD INSURANCE POLICIES

         Generally, the terms of the Mortgage Loans, except the High LTV Loans, require each Mortgagor to maintain a hazard insurance policy for the Mortgage Loan. The High LTV Program requires a hazard insurance policy for each Mortgage Loan at the time of origination but does not track hazard insurance after origination. Additionally, the Pooling and Servicing Agreement will generally require the Master Servicer to cause to be maintained with respect to each Mortgage Loan, except for certain High LTV Loans, a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or
(iii) the full insurable value of the premises.

         If a Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will generally be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis, (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Master Servicer will be required to indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain such flood insurance.

         In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

                         THE SPONSOR AND THE TRANSFEROR

         The Sponsor, Advanta Mortgage Conduit Services, Inc., was incorporated in the State of Delaware in April, 1993. It is a direct subsidiary of the Master Servicer, Advanta Mortgage Corp. USA, in addition to Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp., Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp. The Sponsor was organized for the purpose of the purchase and securitization of Mortgage Loans.

         The Sponsor maintains its principal office at 16875 West Bernardo Drive, San Diego, California 92127. Its telephone number is (619) 674-1800.

         The Transferor, Advanta Conduit Receivables Inc., was incorporated in the State of Delaware in March, 1994. It is a direct subsidiary of the Sponsor, and was formed as a special purpose finance subsidiary to facilitate certain issuances of Securities. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.

         The Transferor maintains its principal office at 16875 West Bernardo Drive, San Diego, California 92127.

                              THE MASTER SERVICER

         Unless otherwise specified in the related Prospectus Supplement, Advanta Mortgage Corp. USA will act as the Master Servicer for a series of Securities.

         Advanta Mortgage Corp. USA was acquired by Advanta Corp., a Delaware corporation ("Advanta Parent") in September, 1986 and is an indirect subsidiary of Advanta Parent. The Master Servicer is an affiliate of Advanta National Bank, a national banking association domiciled in Delaware, and the parent of Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp. Advanta Mortgage Corp.
USA is a Delaware corporation incorporated in 1983. It is a nationwide servicer of first and junior mortgage loans. Advanta Mortgage Corp. USA has centralized servicing functions located in San Diego, California. This provides for economies of scale and a depth of appraisal, attorney and realtor contacts throughout the country.

                      THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; ORIGINATOR'S RETAINED YIELD

         Each servicer, whether the Master Servicer or any Sub-Servicer (either the Master Servicer or any Sub-Servicer being a "Servicer"), will retain a fee in connection with its servicing activities for each series of Securities equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K (the "Base Servicing Fee"), generally payable monthly with respect to each Mortgage Loan directly serviced by such Servicer at one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month. The Master Servicer acting as master servicer with respect to Mortgage Loans being serviced directly by a Sub-Servicer will retain a fee equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K ("Master Servicing Fee"), generally payable monthly on one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month. The Base Servicing Fees and the Master Servicing Fee are collectively referred to as the "Servicing Fee."

         In addition to the Base Servicing Fee, each Servicer will generally be entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, modification fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative Credit Enhancement arrangements, payment of the fees and disbursements of the Trustee or accountant, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The

Master Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

         The Prospectus Supplement for a series of Securities will specify if there will be any Originator's Retained Yield retained. Any such Originator's Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

         Each Pooling and Servicing Agreement will require the Master Servicer to deliver annually to the Trustee and any Credit Enhancer, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

         Each Pooling and Servicing Agreement will require the Master Servicer to cause to be delivered to the Trustee and any Credit Enhancer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

         Copies of the annual accountants' statement and the annual statement of officers of the Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Securityholders or a Credit Enhancer, if applicable, will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Master Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Master Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Master Servicer shall continue in default with respect thereto for a specified period, generally of sixty (60) days, after notice by the Trustee or any Credit Enhancer (if required by the Pooling and Servicing Agreement) of said failure; or (c) the failure of the Master Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Credit

Enhancer, for a specified period, generally of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof.

         The Pooling and Servicing Agreement may also provide that the related Credit Enhancer may remove the Master Servicer upon the occurrence of any of certain events including:

                 (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Loans Group will be less than the related distribution amount on the class of credit-enhanced securities in respect of such Payment Date; provided, however, that the Credit Enhancer generally will have no right to remove the Master Servicer pursuant to the provision described in this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Credit Enhancer that such event was due to circumstances beyond the control of the Master Servicer;

                 (ii) the failure by the Master Servicer to make any required Servicing Advance;

                 (iii) the failure of the Master Servicer to perform one or more of its material obligations under the Pooling and Servicing Agreement; or

                 (iv) the failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest;

provided, however, that prior to any removal of the Master Servicer by the related Credit Enhancer pursuant to clauses (i), (ii) or (iii) above the Master Servicer shall first have been given by the related Credit Enhancer notice of the occurrence of one or more of the events set forth in clauses (i) or (ii) above and the Master Servicer shall not have remedied, or shall not have taken action satisfactory to such Credit Enhancer to remedy, such event or events within a specified period, generally 30 days (60 days with respect to clause
(iii)) after the Master Servicer's receipt of such notice; and provided, further that in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest as described in clause (iv) above, such removal shall be effective (without the requirement of any action on the part of such Credit Enhancer or of the Trustee) not later than a shorter specified period, generally not in excess of five business days, following the day on which the Trustee notifies an authorized officer of the Master Servicer that a required Delinquency Advance or to pay any Compensating Interest has not been received by the Trustee.

AMENDMENTS

         The Trustee, the Sponsor and the Master Servicer may at any time and from time to time, with the prior approval of the related Credit Enhancer, if required, but without the giving of notice to or the receipt of the consent of the Securityholders, amend a Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (x) (i) curing any ambiguity, or correcting or supplementing any provision of such Pooling and Servicing Agreement which may be inconsistent with any other provision of the Pooling and Servicing Agreement, (ii) in connection with a Trust making REMIC elections, if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a REMIC residual security to a Disqualified Organization (as such term is defined in the Code) or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Securityholder (without its written consent) or (y) such other purposes set forth in the related Pooling and Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may also be amended by the Trustee, the Sponsor and the Master Servicer at any time and from time to time, with the prior written approval of the related Credit Enhancer, if required, and not less than a majority of the Percentage Interest represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or
(b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

TERMINATION; RETIREMENT OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, the related Credit Enhancement of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate (if the related Trust is a REMIC) is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Sponsor or, if applicable, the holder of the REMIC Residual Securities at the price specified in the related Prospectus Supplement. The exercise of such right will effect earlier than expected retirement of the Securities of that series, but the right of the Master Servicer, the Sponsor or, if applicable, such holder to so purchase is, unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregate principal balance of the Mortgage Loans for that series as of any Remittance Date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-Off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. Each Pooling and Servicing Agreement will provide that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         The Trustee may execute any of the trusts or powers granted by each Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

         Pursuant to each Pooling and Servicing Agreement, the Trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

         Unless otherwise described in the related Prospectus Supplement, each Pooling and Servicing Agreement will permit the removal of the Trustee upon the occurrence and continuance of one of the following events:

                 (1) the Trustee shall fail to distribute to the Securityholders entitled thereto on any Payment Date amounts available for distribution in accordance with the terms of the Pooling and Servicing Agreement; or

                 (2) the Trustee shall default in the performance of, or breach, any covenant or agreement of the Trustee in the Pooling and Servicing Agreement, or if any representation or warranty of the Trustee made in the Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such default or breach shall continue or not be cured for the period then specified in the related Pooling and Servicing Agreement after the Trustee shall have received notice specifying such default or breach and requiring it to be remedied; or

                 (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for the period then specified in the related Pooling and Servicing Agreement; or

                 (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                 (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

         If an event described above occurs and is continuing, then, and in every such case (i) the Sponsor, (ii) the Securityholders (on the terms set forth in the related Pooling and Servicing Agreement), or (iii) if there is a Credit Enhancer, such Credit Enhancer may, whether or not the Trustee has resigned, immediately, concurrently with the giving of notice to the Trustee, and without delay, appoint a successor Trustee pursuant to the terms of the Pooling and Servicing Agreement.

         No Securityholder will have any right to institute any proceeding, judicial or otherwise, with respect to a Pooling and Servicing Agreement or any Credit Enhancement, if applicable, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement, unless:

                 (1) such Securityholder has previously given written notice to the Sponsor and the Trustee of such Securityholder's intention to institute such proceeding;

                 (2) the Securityholders of not less than 25% of the Percentage Interests represented by certain specified classes of Securities then outstanding shall have made written request to the Trustee to institute such proceeding;

                 (3) such Securityholder or Securityholders have offered to the Trustee reasonable indemnity, against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for the period specified in the related Pooling and Servicing Agreement, generally not in excess of 60 days after receipt of such notice, request and offer of indemnity, has failed to institute such proceeding;

                 (5) as long as such action affects any credit-enhanced class of Securities outstanding, the related Credit Enhancer has consented in writing thereto; and

                 (6) no direction inconsistent with such written request has been given to the Trustee during such specified period by the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities.

         No one or more Securityholders will have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Securityholder of the same class or to obtain or to seek to obtain priority or preference over any other Securityholder of the same class or to enforce any right under the Pooling and Servicing Agreement, except in the manner provided in the Pooling and Servicing Agreement and for the equal and ratable benefit of all of the Securityholders of the same class.

         In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Securityholders, each representing less than a majority of the applicable class of Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of the Pooling and Servicing Agreement.

         Notwithstanding any other provision in the Pooling and Servicing Agreement, the Securityholder of any Security has the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Security or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Security.

         Either (i) the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities then outstanding or (ii) if there is a Credit Enhancer, such Credit Enhancer may direct the time, method and place of conducting any proceeding for any remedy available to the Sponsor with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to such Certificates; provided that:

                 (1) such direction shall not be in conflict with any rule of law or with a Pooling and Servicing Agreement;

                 (2) the Sponsor or the Trustee, as the case may be, shall have been provided with indemnity satisfactory to them; and

                 (3) the Sponsor or the Trustee, as the case may be, may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Sponsor or the Trustee, as the case may be, need not take any action which they determine might involve them in liability or may be unjustly prejudicial to the Securityholders not so directing.

         The Trustee will be liable under the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee therein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee will be under any liability on any Security or otherwise to any Account, the Sponsor, the Master Servicer or any Securityholder for any action taken or for refraining from the taking of any action in good faith under a Pooling and Servicing Agreement, or for errors in judgment; provided, however, that such provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

                              YIELD CONSIDERATIONS

         The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass-Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

         Each month the interest payable on an actuarial type of Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Mortgage Loans, interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payments. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class' specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         The effective yield to maturity to each holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Security because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month, or, in the case of semi-annual-pay Securities, the twenty-fifth day of every sixth month) following the month of accrual.

         A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

         As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Sponsor, the Originators, the Master Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Originators" and "Descriptions of the Securities--Assignment of Mortgage Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class likely will be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The Mortgage Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Mortgage Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

         For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan and if the related Credit Enhancer is not in default under its obligations or other Credit Enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount which is equal to one month's interest (or, in the case of quarterly-pay Securities, three month's interest or, in the case of semi-annually-pay Securities, six months' interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. "Description of the Securities--Principal and Interest on the Securities."

         With respect to certain of the ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Sponsor's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will generally contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Under certain circumstances, the Master Servicer, the Sponsor or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing
Agreement--Termination; Retirement of Securities."

          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

         The Mortgage Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the Mortgagor is personally liable to repay the indebtedness evidenced by the Mortgage Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

ENFORCEMENT OF THE NOTE

         Pursuant to the Note, the related Mortgagor is personally liable to repay the indebtedness evidenced by the Mortgage Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

DEEDS OF TRUST OR MORTGAGES

         The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office.
There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Securities, the Mortgage Loans also may consist of Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by cooperatives, which are private corporations that are entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, also is responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord generally is subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the nonjudicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

FORECLOSURE ON SHARES OF COOPERATIVES

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement usually will constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements generally also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         In New York, foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.
In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In some states, however, such a lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage

Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the Prospectus Supplement indicates otherwise, generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

         Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine, provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         As indicated above under "Mortgage Loan Program--Representations by Originators," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations apply to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

         The following discussion addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit (REMIC); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Certificates that do not have a principal balance.

GRANTOR TRUST SECURITIES

         With respect to each series of Grantor Trust Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

                 Special Tax Attributes

         Unless otherwise disclosed in a related Prospectus Supplement, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

         Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

         Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

         Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security).

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages.

Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

         Taxation of Holders of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

         Taxation of Holders of REMIC Residual Securities

         Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--

Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual

Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

         Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual

Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

         Termination

         In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

DEBT SECURITIES

         General

         With respect to each series of Debt Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

         Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

         Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

DISCOUNT AND PREMIUM

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

         Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities.
The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

         Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or
(ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the

Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

         Special Election

         For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

         Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security or a REMIC Regular Security to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

         REMIC Residual Securities

         Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as deemed in
Section 3(33) of ERISA) are not subject to ERISA requirements.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

         Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

                 (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                 (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                 (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

                 (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

                 (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

                 (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

                 (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

                 (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

                 (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Mood''s, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

                 (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

         The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            LEGAL INVESTMENT MATTERS

         Certain classes of Securities offered hereby and by the related Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency, and as such may be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so, that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Sponsor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Securities will be applied by the Sponsor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Securities or will be used by the Sponsor for general corporate purposes. The Sponsor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Sponsor from such sale.

         The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                 (1) By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                 (2) By placements by the Sponsor with institutional investors through dealers; and

                 (3) By direct placements by the Sponsor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Sponsor whose identities and relationships to the Sponsor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Sponsor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such series.

         The Sponsor anticipates that the Securities offered hereby will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

         Certain legal matters will be passed upon for the Sponsor by Dewey Ballantine, New York, New York and by the office of the general counsel of the Sponsor.

                             FINANCIAL INFORMATION

         The Sponsor has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Sponsor will be provided by the Sponsor upon request with a copy of the most recent financial statements of the Sponsor.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                              Page
                                                                                              ----
Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  43
Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
Advanta Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  58
Affiliated Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5, 10, 26
Approved Guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  10, 29
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  22
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  18
Balloon Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  27
Balloon Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  15, 27
balloon payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Bankruptcy Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Bankruptcy Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  52
Bankruptcy Loss Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  51
Base Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  58
Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  38
Bulk Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  10
Bulk Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  29
Bulk Guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  29
Buydown Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Buydown Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  44
Buydown Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Buydown Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Buydown Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  41
CLTV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  23
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  74
Compensating Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  47
Conduit Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  32
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  25
Conventional Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Convertible Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  28
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  26
Cooperative Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  26
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  43, 52
Credit Enhancer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  19
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  22
D&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  87
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  13, 74
Debt Service Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  15
Deficient Valuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Deleted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  34
Delinquency Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  46
Designated Depository Institution . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  43
Detailed Description  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  46
Direct or Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  19
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  43
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  42

Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  43
Equity Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  12
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
Extraordinary Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  52
FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 2
FASIT High-Yield Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
FASIT Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  32
FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  25
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  15
Financial Guaranty Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Financial Guaranty Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Fixed-Income Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  15
Forward Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  10, 41
Fraud Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  52
Fraud Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  51
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  41
graduated payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Grantor Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  74
Grantor Trust Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  13, 74
Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  74
Home Improvement Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  25
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  27
Indirect Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  38
Insurance Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  42
insured payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 9
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  76
Junior Lien Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  23
Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  53
Letter of Credit Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  53
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  17
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  17, 42
Loan Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  34
lockout periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  21
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  22
Manufactured Homes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  25
Master Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  31
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 2
Master Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  58
Modified Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  27
monthly pay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Mortgage Asset Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  20
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  19
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5, 26
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  26
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .  1, 5
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  53
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  20, 26
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  10, 26

Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  15
Multi-family Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  24
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  42
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  64
Note Margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  27
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Originators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5, 26
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  38
Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  45
Pay-for-Performance Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  28
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  45
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 8
Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  37
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  45
Physical Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  38, 39
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  12, 86
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  86
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  89
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  48
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  44
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  11, 41
Premium Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  85
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  77, 83
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  42
PTCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  88
PUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  33
Purchase Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  14
Qualified Replacement Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  34
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  51
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 8, 37
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  19, 73
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 2
REMIC Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  76
REMIC Residual Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  13
REMIC Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  74
Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  43
Remittance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 8, 37
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  50
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  88
Revolving Credit Line Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  21
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 1
Security Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  38
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 1
Senior Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  23
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  58
Servicing Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  47
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Settlement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  77
Single Family Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  24
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  12, 89
Special Hazard Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  51

Special Hazard Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  53
Special Hazard Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  53
Special Hazard Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  52
Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 1
Statistic Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  22
Strip Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
Subordinate Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  52
Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 7, 36
Subsequent Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  10, 41
Subservicer(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 2
Sub-Servicing Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  41
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  33
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  73
Title VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  73
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .  1, 5
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 6
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .  1, 6
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 5
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 86, 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  38
Unaffiliated Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5, 10, 26

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

                 (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                 (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

                 (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                 Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                 Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                 Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

                 Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                 U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SPONSOR SINCE SUCH DATES.

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                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                  -------
Available Information...........................      S-2
Reports to the Holders..........................      S-2
Summary.........................................      S-3
Risk Factors....................................     S-14
Formation of the Trust..........................     S-19
The Master Servicer.............................     S-20
The HELOC and HLTV Lending Programs.............     S-21
Description of the Mortgage Loans...............     S-26
Maturity and Prepayment Considerations..........     S-42
Pool Factor and Trading Information.............     S-48
Description of the Class A Notes................     S-48
The Insurer and the Policies....................     S-56
Certain Provisions of the Indenture and the Sale
 and Servicing Agreement........................     S-60
Use of Proceeds.................................     S-64
Certain Federal Income Tax Consequences.........     S-64
State Taxes.....................................     S-68
Erisa Considerations............................     S-68
Legal Investment Considerations.................     S-69
Underwriting....................................     S-69
Legal Matters...................................     S-69
Experts.........................................     S-70
Ratings.........................................     S-70
Index of Defined Terms
Global Clearance, Settlement and Tax
 Documentation Procedures.......................  Annex I
                       PROSPECTUS
Summary of Prospectus...........................        4
Risk Factors....................................       14
The Trusts......................................       19
The Mortgage Pools..............................       26
Mortgage Loan Program...........................       28
Description of the Securities...................       36
Subordination...................................       51
Description of Credit Enhancement...............       52
Hazard Insurance; Claims Thereunder.............       57
The Sponsor and the Transferor..................       57
The Master Servicers............................       58
The Pooling and Servicing Agreement.............       58
Yield Considerations............................       63
Maturity and Prepayment Considerations..........       65
Certain Legal Aspects of Mortgage Loans and
 Related Matters................................       67
Certain Federal Income Tax Consequences.........       74
Erisa Considerations............................       86
Legal Investment Matters........................       89
Use of Proceeds.................................       90
Methods of Distribution.........................       90
Legal Matters...................................       91
Financial Information...........................       91
Additional Information..........................       91
Index of Principal Definitions..................       92

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                                  $107,500,000
                                 (APPROXIMATE)

                                  ADVANTA HOME
                               EQUITY LOAN TRUST
                                     1998-B
                          $67,500,000 CLASS A-1 NOTES
                          $40,000,000 CLASS A-2 NOTES

[ADVANTA LOGO]
                        ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                     SPONSOR

[ADVANTA LOGO]
                              ADVANTA MORTGAGE CORP. USA
                        MASTER SERVICER
                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------
                            BEAR, STEARNS & CO. INC.
                               SEPTEMBER 25, 1998
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